                                                  EXHIBIT 99









                              YANKEE ENERGY SYSTEM, INC.



                        401 (k) Employee Stock Ownership Plan























                                Effective July 1, 1989

                                  TABLE OF CONTENTS


          ARTICLE I      Purpose...................................... 1

                                       PART  I
          ARTICLE II     Definitions.................................. 3

          ARTICLE III    Participation................................9

          ARTICLE IV     Contributions................................10

          ARTICLE V      Restrictions on Contributions................15

          ARTICLE VI     Accounts and Funds...........................31

          ARTICLE VII    Leveraged ESOP Provisions....................38

          ARTICLE VIII   Benefit  Distributions.......................40

          ARTICLE IX     Withdrawals..................................44

                                       PART II
          ARTICLE X      Definitions..................................47

          ARTICLE XI     Participation................................57

          ARTICLE XII    Contributions................................59

          ARTICLE XIII   Vesting......................................64

          ARTICLE XIV    Restrictions on Contributions................65

          ARTICLE XV     Accounts and Funds...........................72

          ARTICLE XVI    Benefit  Distributions.......................77

          ARTICLE XVII   Withdrawals..................................81

                                       PART III
          ARTICLE XVIII  Top-Heavy Plan...............................84

          ARTICLE XIX    Administration of the Plan...................89

          ARTICLE XX     Amendment and Termination....................93

          ARTICLE XXI    Miscellaneous Provisions.....................95
                                      5



                                      ARTICLE I

                                       PURPOSE


          Effective  as  of  July  1,  1989,  Yankee  Energy  System,  Inc.
          established the  Yankee  Energy System  , Inc.  401 (K)  Employee
          Stock Ownership Plan (the "Plan") to provide benefits for its eligible employees.

          It is intended that the Plan shall be qualified as a profit sharing plan under Section 401(a) of the Internal Revenue Code, that the trust established for the Plan shall be a qualified trust and exempt from taxation under Section 501(a) of such Code and that the Plan is an employee stock ownership plan under
          Section 4975(e)(7) of the Code and that contributions to the Trust made pursuant to compensation reduction agreements by Participants shall satisfy the requirements of Section 401(k) of the Internal Revenue Code.
          Part I, Articles II through IX shall apply to the Employees of the Company except those Employees covered by a bargaining unit who are covered under Part II of this Plan.

          Part II, Articles X through XVII shall apply to the Employees of the Company or Participating Company who are members of Locals
          420  and 457  of  the  International  Brotherhood  of  Electrical
          Workers whose participation in this Plan is covered by a collective bargaining agreement.

          Part III, Articles XVIII through XXI shall apply to all Employees of the Company or Participating Company.



                                         6




                                      ARTICLE II

                                     DEFINITIONS


          The following words and phrases, as used herein shall have the following meanings unless a different meaning is clearly required by the context.

          2.01  "Acquisition Loan" shall  mean a loan described  in Section
          7.01.

          2.02 "Actual Deferral Percentage" shall mean the average of the percentages, calculated separately for each Eligible Employee in any group of Eligible Employees, of:

               (A)  Basic  Contributions  and   Supplemental  Contributions
               actually paid  to the Plan  on behalf of each  such Eligible
               Employee for a Plan Year, to;

               (B)  The Eligible  Employee's  Compensation  for  such  Plan
               Year.

          2.03  "Affiliated Company" shall mean:

               (i)  Any  corporation (other  than the  Company)  that is  a member of  a controlled group of corporations (as defined in
               Section 414(b) of the Code) with the Company, (ii) any trade
               or   business  (other  than  the  Company,  whether  or  not
               incorporated,  that is under  common control (as  defined in
               Section 414(a) of the Code)  with the Company, and (iii) any trade or business (other than  the Company) that is a member of an affiliated service group (as defined in Section 414(m)
               of the Code) of which the Company is also a member; provided that the  term "Affiliated  Company" shall  not include  any corporation or unincorporated trade or business prior to the date  on which such  corporation or unincorporated  trade or business  satisfies the affiliation or control tests of (i),
               (ii) or (iii) above.

          2.04 "After-Tax Contributions" shall mean the contributions which a Participant elects to have the Company make directly to the Plan on behalf of the Participant, in accordance with Section
          4.03.

          2.05 "After-Tax Contributions Account" shall mean that portion of the Trust Fund which, with respect to any Participant, is attributable to his After-Tax Contributions and any investment earnings or gains or losses thereon, less any amounts withdrawn or distributed to the Participant or his Beneficiary from such account.


                                          7



          2.06 "Annual Additions" shall mean for any Participant for purposes of Section 5.08, for any Plan Year, the Participant's
          Basic Contributions, Supplemental Contributions, Company Matching
          Contributions,  and After-Tax  Contributions  for the  Plan Year.
          For purposes of determining Annual Additions, the allocation of Company Stock to a Participant's Company Matching Contributions
          Account from the Loan Suspense Account shall be valued at the price of the Company Stock at the time such Company Stock was initially credited to the Loan Suspense Account.

          2.07 "Associate Company"  shall mean any  company designated from time  to time  by the Board,  not less  than 10 percent  of whose common  stock is  held directly  or  indirectly by  Yankee Energy
          System, Inc., or  whose business activities are  coordinated with those of the Company and  any predecessor of or successor to  any
          such  company.    Yankee  Gas  Services,  Inc.  is  currently  an
          Associate Company under this provision.

          2.08 "Basic Contributions"  shall mean the contributions  which a
          Participant elects to have the  Company make directly to the Plan on behalf  of the Participant,  in accordance with  Section 4.01,
          which  election   shall  constitute  an  election  under  Section
          401(k)(2)(A) of the Code.

          2.09 "Basic Contribution and Supplemental Contribution Account" shall mean that portion of the Trust Fund which, with respect to any Participant, is attributable to his Basic Contributions and Supplemental Contributions and any investment earnings or gains or losses thereon, less any amounts withdrawn or distributed to the Participant or his Beneficiary from such account.

          2.10 "Beneficiary" shall mean any person designated under Section
          8.02(B) who is entitled to receive benefits which are payable upon or after a Participant's death pursuant to the provisions of the Plan.

          2.11 "Board" shall mean  the Board of Directors  of Yankee Energy
          System, Inc., or of any successor thereto.

          2.12 "Code" shall mean the Internal  Revenue Code of 1986, as now in effect and  as hereinafter amended.  Reference  to any section or subsection of the Code includes reference to any comparable or
          succeeding   provisions   of   any  legislation   which   amends,
          supplements or replaces such section or subsection.

          2.13 "Committee" shall mean the Administrative Committee provided for in Article XIX.

          2.14 "Company" shall mean Yankee Energy System, Inc. or any successor thereto, or any entity now or hereafter which is an affiliate or subsidiary of Yankee Energy System, Inc. and which the Board of Directors has designated as participating in this

                                          8


          Plan  and  which adopts  this  Plan.    The term  "Company"  also
          includes all of the foregoing as the context may require.

          2.15 "Company   Matching  Contributions"   shall  mean   matching
          contributions   made  by   the   Company   in  conjunction   with
          contributions  made to the  Participants' Accounts as  more fully described in Section 4.06.

          2.16 "Company  Matching Contributions  Account"  shall mean  that portion of the  Trust Fund invested in Company  Stock, subject to
          Section  6.05  which,   with  respect  to  any   Participant,  is
          attributable to Company Matching Contributions and any investment earnings or gains  or losses thereon, less any  amounts withdrawn or distributed to  the Participant or  his Beneficiary from  such account.

          2.17 "Company Matching and After-Tax Contribution Percentage" shall mean the average of the percentages, calculated separately for each Eligible Employee in any group of Eligible Employees, of:

               (A)  Company    Matching    Contributions    and   After-Tax
               Contributions  (if any) actually paid  to the Plan on behalf of each such Eligible Employee for a Plan Year, to,

               (B)  The  Eligible  Employee's  Compensation  for such  Plan
               Year.

          2.18 "Company Stock" shall mean shares of common stock issued by Yankee Energy System, Inc. which are readily tradeable on an established securities market or, if such stock is not readily tradeable, shares of common stock issued by Yankee Energy System, Inc. which meet the requirements of Section 409(1)(2) of the Code.
          2.19 "Compensation" shall mean

               (i)  for purposes  of Sections  3.03, 4.01,  4.02, 4.03  and
               4.05, (A) plus (B) below,

               (ii) for  purposes of Sections 2.02, 2.17, 2.24 and 5.04(b),
               (A)  plus (B) plus (C) below,

               (iii)for purposes of Section 5.08 and Article XVIII, (A) plus (C) below;

                    (A)  the entire amount of all salaries, wages, overtime
                    pay.  commissions,  bonuses, and  similar  payments for
                    services rendered to the Company as reported on Form W-
                    2,  or on  any similar  form which  may be  adopted for
                    Federal  Income Tax  purposes  for  the  calendar  year
                    ending  on or  within the  Company's  fiscal year,  but
                    excluding  payments  made   for  the  reimbursement  of

                                          9




                    expenses and any amounts contributed by the Company under this Plan or under any other employee benefit plan of the Company.

                    (B) amounts subject to salary reduction under the plans maintained by the Company pursuant to Code
                    Sections 125 and 401(k).

                    (C)  amounts   reported   on   Form   W-2   which   are
                    reimbursement  of expenses,  relocation pay,  any other
                    similar special  payments, any  imputed income  amounts
                    which   are  taxable  to  the  employee  based  on  his
                    participation  in a welfare benefit plan of the Company
                    or  Participating   Company  and   any  other   amounts
                    includible   in   compensation  pursuant   to   Section
                    415(c)(3) of the Code and regulations thereunder.

          "Compensation" to  be taken  into account under  the Plan  in any
          Plan  Year  shall   not  exceed  Two  Hundred   Thousand  Dollars
          ($200,000) or  such other amount  as may be provided  pursuant to applicable  law or regulations.  Such  maximum dollar limit shall be determined after  aggregating the Compensation of  any Covered
          Employee who is a 5%
          owner (as defined  in Section 416(i) of  the Code) or one  of the top 10 Employees by pay who are Highly Compensated Employees with the Compensation of any spouse  or lineal descendants who are not age 19 before the close of the Plan Year and who are also Covered
          Employees.

          2.20 "Covered Employee" shall mean any employee who is in the on a leave of absence which has been approved by the Company and who was a Covered Employee within the meaning of this Section
          2.20 on the day before the first day of the leave of absence; but excluding (i) leased employees (unless otherwise required by applicable law), and (ii) employees represented by a collective bargaining unit unless the unit is covered by a collective bargaining agreement which specifically provides for inclusion in
          Part I of the Plan. The employees who are members of Locals 420 and 457 of the International Brotherhood of Electrical Workers are included in Part II of this Plan.

          2.21 "Effective Date" shall mean July 1, 1989.

          2.22 "Eligible Employee" shall mean any Covered Employee who is eligible for participation under the conditions specified in
          Section 3.02 whether or not he is actually a Participant.

          2.23 "Enrollment Date" shall mean the first day of each month of the calendar year.

          2.24 "Highly Compensated Employee" shall mean any employee who during the current Plan Year or the Preceding Plan Year:

                                          10


               (i)  was at any time a 5% Owner, as that term is  defined in
               Section  416(i)(1)(B)  of  the  code  and   the  Regulations
               thereunder;

               (ii) received Compensation in excess of $81,720 for the applicable Plan Year (or such amount as further indexed in accordance with Section 415(d) of the Internal Revenue Code for the applicable Plan Year);

               (iii) received Compensation in excess of $54,480 (or such amount as further indexed in accordance with Section 415(d) of the Code for the applicable Plan Year); and was in the "top 20% group" of employees in compensation as determined in Section 414(q)(4) of the Code; or

               (iv) was at  any  time during  the applicable  Plan Year  an officer  of  the  Employer (within  the  meaning  of Section
               416(i)   of  the   Internal   Revenue  Code)   and  received
               Compensation  greater than 50%  of the dollar  limitation in effect for such  years as contained in  Section 415(b)(1)(A)
               of the code; provided that no more than 50 Employees (or, if lesser, the greater of 3  Employees or 10% of the Employees)
               shall be treated as officers.

          For purposes of determining the "top 20% group" of employees or the number of officers taken into account under subsection (iv), Employees who have not completed six months of service or who normally work less than 17 1/2 hours per week or not more than six months during any year or employees who have not attained age
          21 may be excluded.

          Notwithstanding the foregoing, an Employee who satisfied one of the criteria listed above during the current Plan Year shall not be treated as a Highly Compensated Employee for the purpose of this Section UNLESS he:

               1) was also a Highly Compensated Employee during the preceding Plan Year by meeting one of the criteria listed above for such Plan Year;

               2) is within the top 100 Employees in Compensation during the current Plan Year; or

               3)   is a 5% Owner in the current Plan Year.

          2.241  The following will apply in determining Highly Compensated
          Employees:

               (i)  A "Family  Member" of an Employee who  is a 5% Owner or
               who  is one  of the  10  highest paid  Employees during  the
               applicable  Plan  Year  (before  the  application   of  this
               paragraph)  shall not be  considered as a  separate Employee

                                          11


               under this Plan and such Family Member's Basic Contribution,
               After-Tax  Contribution Company  Matching Contributions  and
               Compensation  shall be aggregated with that  of the 5% Owner
               or the  Employee among the  10 highest paid Employees.   For
               purposed  of this Section, a  Family Member shall include an
               Employee's spouse and  lineal ascendants or  descendants and the spouse of such lineal  ascendants or descendants or  any one who had such a status  at any time during the applicable
               Plan  Year.  However,  the aggregation of  the Compensation,
               Company  Matching  Contributions,   After-Tax  Contributions
               Basic  Contributions of  Family  Members under  this Section shall be made after the determination of the "top 20% group"
               and  "top  100  Employees  by  Compensation"  for  both  the preceding and current Plan Years.

               (ii) A former Employee who terminates employment during the current or preceding Plan Year shall be excluded unless he was a Highly Compensated Employee upon termination or at any time after attaining age 55.

               (iii) The  determination as to  who is a  Highly Compensated
               Employee shall be made after determining Employees with the controlled group (as defined in Section 414(b) of the Code) and after application of the special rules in Section 414(m) and (n) of the Code.

          2.25 "Hour of Service" shall mean each hour for which an employee is directly or indirectly paid or entitled to payment, for the performance of duties for the Company or an Affiliated Company.

          2.26 "Investment Funds" shall mean the funds described in Section
          6.02 and any other funds selected by the Committee for the investment of assets held in the Trust Fund pursuant to Section
          6.02.

          2.27 "Investment Manager" shall mean any party that fulfills all the following conditions:

               (A)  Is one of the following:

                    (i) Registered as an investment adviser under the Investment Advisers Act of 1940, or

                    (ii) A bank (as defined in the Investment Advisers Act of 1940), or

                    (iii) An insurance company qualified to manage, acquire and dispose of Plan assets under the laws of more than one state; and

               (B) Acknowledges in writing that it is a fiduciary with respect to the Plan; and

                                          12


               (C)  Is engaged pursuant to Section 19.07 of the Plan.

          2.28 "Loan Suspense Account" shall mean that portion of the Trust
          Fund to which unallocated Company Shares acquired with the proceeds of an Acquisition Loan are held.

          2.29 "Northeast   Utilities   TRAESOP/PAYSOP"  shall   mean   the
          Northeast Utilities Service Company  Payroll-Based Employee Stock
          Ownership  Plan and the  Northeast Utilities Service  Company Tax
          Reduction Act Employee Stock Ownership Plan.

          2.30 "Northeast Utilities Savings Plan"  shall mean the Northeast
          Utilities  Service Company  Supplemental  Retirement and  Savings
          Plan.

          2.31 "Northeast Utilities Transfer Contribution Account" shall mean the balance credited to the account of the Covered Employee to reflect his interest in the Trust Fund which is attributable to the common shares of Northeast Utilities transferred to the Plan from the Northeast Utilities TRAESOP/PAYSOP or the Northeast
          Utilities Savings Plan.

          2.32 "Participant" shall mean any person participating in the Plan as provided in Article III and who continues to have a Total
          Account under the Plan.

          2.33 "Participating Company" shall mean Yankee Gas Services, Inc.
          and any other Associate Company which has been designated by the Board to participate in the Plan and whose board of directors has accepted such designation.

          2.34 "Plan"  shall mean  the Yankee  Energy  System, Inc.  401(k)
          Employee Stock Ownership Plan as set forth in this document, and as it may be amended from time to time.

          2.35  "Plan Administrator" shall be the Company.

          2.36 "Plan Year" shall mean July 1,1989 through December 31, 1989 and thereafter the twelve-month period beginning on each January
          1 and ending the following December 31.

          2.37 "Rollover Contributions" shall mean the amounts rolled over into the Plan by a Covered Employee, as more fully described in
          Section 4.09.

          2.38 "Rollover Contribution Account" shall mean the balance credited to the account of the Covered Employee to reflect his interest in the Trust Fund which is attributable to his Rollover
          Contributions to the Plan, if any, and any investment earnings and gains or losses thereon, less any amounts withdrawn or distributed to the Covered Employee or his Beneficiary from such account.

                                          13


          2.39 "Service"  shall   mean  an   employee's  total  period   of
          employment  with  the  Company beginning  on  the  date he  first performs an Hour of Service and  ending on his Date of Severance.
          If an  employee has a break in the  continuity of his Service and is subsequently reemployed,  his total period of  employment will be aggregated to the extent provided in the following paragraphs.

          Service of an employee shall not be considered broken until the employee's "Date of Severance", which for purposes of the Plan means the earlier of (i) the date on which an employee either quits, retires, dies or is discharged, or (ii) the first anniversary of the date on which an employee commenced a period of absence for any other reason.

          In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.
          The person must furnish to the Committee such information as shall be reasonably required to establish the number of days for which such absence continued.

          If  any  employee   whose  Service  is  broken   is  subsequently
          reemployed  and he thereafter  meets the definition  of employee, his prior Service shall be reinstated as of his reemployment date if he fulfills the requirements OF (a), (b) or (c) below:

               (a) he is entitled to a benefit under Section 8.01 at his Date of Severance,

               (b) the period between his Date of Severance and his reemployment date is less than five years, or

               (c) the consecutive one year periods of severance between his Date of Severance and his reemployment date is less than his period of Service prior to his Date of Severance.

          In addition, if such an employee returns to the employ of the Company within twelve months after his Date of Severance, the period from his Date of Severance to his reemployment date shall be included in computing his Service; provided, however, that if an employee, during any period of absence quits or retires less than twelve months after the date such period of absence commenced, his period of severance shall be included in computing his Service only if he returns to the employ of the Company

                                          14



          within  twelve  months  of  the   date  such  period  of  absence
          commenced.

          2.40 "Supplemental Contributions" shall mean the contributions which a Participant elects to have the Company make directly to the Plan on behalf of the Participant, in accordance with Section
          4.02, which election  shall constitute an election  under Section
          401(k)(2)(A) of the Code.

          2.45 "Trust"  shall mean the legal entity established pursuant to
          Section 6.11.

          2.46 "Trust Agreement" shall mean the agreement or agreements, as amended from time to time, establishing the Trust.
          2.47 "Trust Fund" shall  mean the total of  contributions made to the Trust  pursuant  to the  Plan, increased  by profits,  gains,
          income  and   recoveries  received,  and  decreased   by  losses,
          depreciation, expenses, withdrawals and benefits paid.

          2.48 "Trustee" shall  mean the  party or  parties, individual  or corporate, named  in the Trust  Agreement and any  duly appointed additional or successor Trustee or Trustees acting thereunder.
          2.49  "Valuation  Date and Allocation of Investment Gain or Loss"
          shall mean September  30, 1989  and at the  end of each  calendar quarter  thereafter so long  as the  Trust remains  in existence.
          The  Committee   may  establish   more  frequent   Valuation  and
          Allocation Dates in its discretion.

          2.50 "Year of  Service" shall  mean each  twelve-month period  of employment beginning on the date the employee first  performed an
          Hour of Service or any Plan Year  following the date the employee
          first  performed an  Hour  of  Service.   Years  of Service  with
          Northeast Utilities System Companies  shall be credited hereunder for those Employees who were active participants in the Northeast
          Utilities TRAESOP/PAYSOP or Northeast Utilities  Savings Plan and
          who become active employees  of the Company or Associate  Company effective July 1, 1989.

          2.51 Wherever used in this instrument, a masculine person shall be deemed to include the masculine and feminine gender, and a singular word shall be deemed to include the singular and plural, in all cases where the context requires.











                                          15


                                     ARTICLE III

                                    PARTICIPATION


          3.01 Voluntary Participation.   Participation  in the  Plan by  a
          Covered Employee  shall  be voluntary  except  to the  extent  of amounts transferred  into the  Transfer Contribution Account  and the  Northeast Utilities Transfer  Contribution Account  from the
          Northeast  Utilities Savings  Plan  and  the Northeast  Utilities
          TRAESOP/PAYSOP.

          3.02 Eligibility for Participation.

               (A) Participants as of June 30, 1989. Each employee who was a Participant in the Northeast Utilities Savings
                    Plan or the Northeast  Utilities TRAESOP/PAYSOP on June
                    30, 1989 and who became employees of the Company or Participating Company effective July 1, 1989 shall be eligible for participation in the Plan on July 1, 1989.

               (B) Other Participants. Each Covered Employee shall become eligible for participation on any Enrollment Date coincident with or following the completion of a Year of Service.

               (C)  Former Northeast  Utilities  Employees.    Each  former
                    employee of Northeast  Utilities who becomes an  Active
                    Employee of the Company or Participating Company during
                    July,  1989 and  who had  at  least ten  (10) years  of
                    service with  Northeast Utilities prior to  becoming an
                    Active Employee shall be immediately eligible to  elect
                    to  participate  in  the plan  on  the  Enrollment Date
                    coincident  with or next following his date of becoming
                    an  Active  Employee of  the  Company  or Participating
                    Company.

          3.03 Participant Application. In order to become a Participant, an Eligible Employee who is eligible for participation under the conditions specified in Section 3.02 or Section 4.07 must submit to the Committee an application form, if applicable, on which he:

               (A)  Designates  the percentage  of his  Compensation  to be contributed as Basic Contributions, if any, pursuant to
                    Section  4.01,   designates  the   percentage  of   his
                    Compensation   to   be  contributed   as   Supplemental
                    Contributions,  if any,  pursuant to  Section 4.02  and
                    designates the  percentage of  his  Compensation to  be
                    contributed   as  After-Tax   Contributions,  if   any,
                    pursuant to Section 4.03.

               (B)  Authorizes  reductions  from  his Compensation  of  his

                                          16


                    Basic Contributions and Supplemental Contributions.
               (C)  Chooses one or  more of  the Investment  Funds for  the investment of any contributions made on his behalf.

               (D)  Designates  one  or  more   Beneficiaries  pursuant  to
                    Section 8.02(B).

               (E) Agrees to be bound by the terms and conditions of the Plan.

          3.04 Participant Status. A Covered Employee who has once become a Participant shall remain a Participant so long as he remains in the service of the Company and shall cease to be a Participant upon his Termination of Employment, except that if he has met the conditions for entitlement to a benefit. he shall remain a Participant, so long as he has a credit balance in his Total
          Account.

          3.05 Participation After Termination of Employment.

               (A)  If  a former Eligible Employee is  rehired as a Covered
                    Employee, he shall be entitled to become a Participant on the date he is rehired.

               (B)  Any former  Covered Employee  who was  not an  Eligible
                    Employee prior to his Termination of Employment, and who is rehired as a Covered Employee of the Company, shall be eligible for participation on the Enrollment
                    Date coincident with or immediately following his reemployment date upon which he meets the qualification requirements set forth in Section 3.02.



                                          17




                                      ARTICLE IV

                                    CONTRIBUTIONS


          4.01 Basic Contributions.   Subject to the provisions  of Article
          V, each Participant may elect,  pursuant to Section 3.03, to have the Company contribute  a percentage of  his Compensation to  the
          Trust Fund on behalf  of such Participant, in an amount  equal to any whole percentage not less than one percent (1%) nor more than three  percent (3%)  of  his  Compensation;  provided  that  such contribution  along with the contribution provided for in Section
          4.02, shall not  in any calendar year exceed  $7,627 (as adjusted by the Secretary of Treasury or his delegate).

          4.02 Supplemental  Contributions.  Subject  to the  provisions of
          Article  V,  and  after  first  electing  to  have  the   Company
          contribute  the   maximum   Basic   Contribution   amount,   each
          Participant  may elect,  pursuant to  Section 3.03,  to have  the
          Company contribute a percentage of his  Compensation to the Trust
          Fund on behalf of such Participant, in an additional amount equal to any whole  percentage not less than one  percent (1%) nor more than  seven percent (7%) of  his Compensation; provided that such contribution  along with the contribution provided for in Section
          4.01 shall not in any calendar year exceed $7,627 (as adjusted by the Secretary of Treasury or his delegate).

          4.03 After-Tax  Contributions.    Subject  to the  provisions  of
          Article V, each Participant may elect,  pursuant to Section 3.03, to contribute a percentage of his Compensation to the Trust Fund, in an equal  amount to  any whole  percentage not  less than  one percent (1%) nor more than ten percent (10%) of his Compensation;
          provided, however,  that Basic Contributions pursuant  to Section
          4.01,  Supplemental Contributions  pursuant to Section  4.02 plus
          After-Tax  contributions pursuant  to this  Section  4.03 in  the aggregate may  not exceed ten percent (10%) of such Participant's
          Compensation.

          4.04 Rules for Contributions.

               (A)  Effective  as of  any January  1,  April 1,  July 1  or
                    October  1 (or  such other  dates as  permitted by  the
                    Committee in  its sole  discretion), a Participant  may
                    elect   to   increase,   decrease   or  suspend   Basic
                    Contributions, Supplemental Contributions and/or After-
                    Tax  Contributions; provided  that  he must  notify the
                    Committee in writing at least thirty (30) days prior to
                    the effective date of such election.

          4.05 Additional Rules.   The Committee may promulgate  such other
          rules as it deems necessary regarding:


                                          18


               (A)  The   commencement    or   recommencement    of   Basic
                    Contributions    and/or    Supplemental   Contributions
                    consistent with the Company's regular payroll periods.

               (B)  Elections  by  Participants  to  increase, decrease  or
                    suspend  the   percentages  of  Compensation   used  to
                    determine     Basic     Contributions,     Supplemental
                    Contributions and/or After-Tax Contributions.

               (C) Procedures for payroll deduction and remittances of contributions to the Trust Fund.

               (D)  Procedures to reduce the amount of Basic Contributions,
                    Supplemental     Contributions     and/or     After-Tax
                    Contributions, if the Committee determines such  action
                    is  necessary (i) to ensure that a Participant's Annual
                    Additions will  not exceed  the limitations  of Section
                    415  of   the  Code.  or   (ii)  to  ensure   that  the
                    discrimination tests  of Sections 401(k) and  401(m) of
                    the Code are met for such year.

          4.06 Company Matching Contributions.

               (A) At the end of each Plan Year, the Company shall allocate the total number of Company Shares released under Section 7.02 in the ratio that the Participant's
                    Basic Contribution bears to the Basic Contributions of all Participants.

               (B)  The above allocation shall be based on the  fair market
                    value   of  the  Company  Shares  as  of  the  date  of
                    allocation.   Each participant shall  have allocated to
                    his  Company Matching  Contribution  Account an  amount
                    equal  to at least  one hundred percent  (100%) of each
                    Participant's Basic  Contributions taking  into account
                    Compensation  up to $54,480 (or such amount as provided
                    in   Section  414(q)(1)(C)   as   further  indexed   in
                    accordance  with Section  415(d) of  the  Code for  the
                    applicable Plan Year).

               (C)  In the event  that the allocation  in Section 4  .06(A)
                    does  not  equal  the amount  provided  for  in Section
                    4.06(B),   the  Company   shall   make  an   additional
                    contribution in accordance with Section 7.02.

               (D) In the event that the allocation in Section 4.06(A) exceeds the amount provided for in Section 4.06(B).
                    there shall be no further adjustment.

          4.07 Conditions Applicable to  Contributions by the Company.   In
          no event shall Company contributions for any Plan Year exceed the amount deductible  for  such Plan  Year  for Federal  income  tax

                                          19


          purposes as a contribution to a qualified Trust under applicable provisions of the Code. Company contributions with respect to any Plan Year shall be made within the time prescribed by law for the deduction of such contributions for purposes of the Company's
          Federal income tax as determined by applicable provisions of the Code.

          Except as otherwise provided in Section 4.11, any and all
          contributions made  by the Company shall be irrevocable and shall be transferred  to the  Trustee and held  as provided  in Section
          6.02  to be  used  to  provide benefits  in  accordance with  the
          provisions  of this  Plan.   Neither  such contributions  nor any
          income  therefrom shall  be used  for,  or diverted  to, purposes other  than for  the  exclusive  benefit of,  or  on account  of,
          Participants or their Beneficiaries.

          4.08 Transfer Contribution.  Upon direction of the Committee, the
          Trustee  may accept  a direct transfer  to the  Plan of all  or a portion of assets or all or  a portion of a Participant's account balances  under another  qualified plan  or  trust maintained  by another employer.  The Trustees shall accept a direct transfer to the Plan  of  common  shares  of  Northeast  Utilities  from  the
          Northeast  Utilities TRAESOP/PAYSOP. and  of the account balances from  the Northeast Utilities  Savings Plan for  Participants who
          were active  participants in such plans  as of June 30,  1989 and become  active employees of  Yankee Gas Services,  Inc. effective
          July 1, 1989.   The Trustee  may rely upon any  representation by
          the Committee or the Company  that the acceptance of any Transfer
          Contribution under this  Section 4.08, will not  adversely impact the qualified status of the Plan.  and the Trustee shall be under no obligation to make any independent investigation thereof.

          4.09 Rollover Contribution. Upon the direction of the Committee, the Trustee may accept a Rollover Contribution from a Covered
          Employee who has  received a  "Qualifying Rollover  Distribution"
          (within the meaning of Section 402(a)(5) of the Code) from another qualified plan and such Rollover Contribution may be a rollover directly from such other qualified plan or through the conduit of an Individual Retirement Account established under
          Section 408 of the Code, subject to applicable laws and regulations governing such tax-free rollovers. For purposes of the rollover of all or any part of a Qualifying Rollover
          Distribution, the amount, date of authorization, type of funds accepted. and other conditions, shall be in accordance with the provisions of Section 402(a)(5) of the Code. and other applicable laws and regulations. and the Committee may require whatever evidence or information from the Covered Employee as it may deem necessary to comply with said laws or regulations.

          A Covered Employee need not be a Participant in order to make a Rollover Contribution to the Plan and any Covered Employee who makes a Rollover Contribution prior to the date on which he meets

                                          20




          the eligibility requirements for participation in the Plan shall, subject to Section 3.03, become a Participant as of the date the Rollover Contribution is accepted but his benefits under the Plan prior to the date on which he elects to participate after having met the eligibility requirements for participation in the Plan shall be limited to the amounts credited to his Rollover
          Contribution Account.

          The Trustee may rely upon any representation by the Committee or the Company that the acceptance of any Rollover Contribution under this Section 4.09 will not adversely impact the qualified status of the Plan, and the Trustee shall be under no obligation to make any independent investigation thereof.

          4.10 Transfer of Accounts.

               (A)  In the event the Company  sells a business unit, or any portion  of a  business  unit,  which  results  in  the
                    termination of employment of Participants and immediate
                    employment  of  such  Participants  by  the  succeeding
                    employer.  the  Company  may  direct   the  Trustee  to
                    transfer a Participant's  Total Account to a  thrift or
                    profit  sharing  plan   of  such  successor   employer.
                    provided such plan is qualified under the Code.

               (B) In the event the Company acquires a business unit, or any portion of a business unit, from another employer resulting in the immediate employment by the Company of employees of such other employer. the Plan may accept a transfer of any account balances which such employees may have credited under a thrift or profit sharing plan of such other employer, provided such Plan is qualified under the Code.

               (C)  Any   transfer  of  assets  shall  be  subject  to  (i)
                    approval,  when  necessary  by  the  Internal   Revenue
                    Service,  (ii)  enabling  language to  accomplish  such
                    transfer in the plan  of the other employer,  and (iii)
                    approval by the Committee.

          4.11 Return of Contributions Under Certain Circumstances.

               (A)  The  assets of  the Trust  Fund shall  be held  for the exclusive purpose of providing benefits to Participants
                    and  their   Beneficiaries  and   defraying  reasonable
                    expenses of administering the Plan pursuant to  Section
                    19.09  and  shall  not  inure  to the  benefit  of  the
                    Company,  except that contributions made by the Company
                    may  be  returned  to  the  Company  in  the  following
                    circumstances:

                    (i)  Mistake   -  If  and   to  the  extent   that  any

                                          21



                         contribution was made by mistake of fact, the Committee may direct the Trustee to return the contribution at any time within one (1) year after the payment of such contribution, pursuant to the conditions set forth in Section 4.11(B) below;

                    (ii) Failure   to  Obtain   Internal  Revenue   Service
                         Approval-   If the  Internal Revenue Service  does
                         not  determine that the  Plan and  Trust initially
                         qualify under Sections  401(a), 401(k), 4975(e)(7)
                         and 501(a) of the  Code, the Plan shall  be deemed
                         to be null and void and any and  all contributions
                         made  by the Company to the Trustee, subsequent to
                         the  effective  date,  shall  be returned  to  the
                         Company as soon as practicable;

                  (iii)  Nondeductibility - If  and to the extent  that the
                         Internal   Revenue  Service   determines  that   a
                         contribution is  not deductible under  Section 404
                         of  the Code, the Committee may direct the Trustee
                         to  return  the contribution  within one  (1) year
                         after the date  of disallowance. and to  make such
                         other  adjustments   as  may   be  equitable   and
                         practical.   Such return shall be made pursuant to
                         the conditions set forth in Section 4.11(B) below.

               (B) The return of a contribution to the Company pursuant to Subparagraph (i) or Subparagraph (iii) of Section
                    4.11(A) above must satisfy each of the following conditions:

                    (i) the amount of such contribution which may be so returned shall not be greater than the excess of
                         (a) the amount contributed over (b) the amount that would have been contributed had there been no mistake in determining the deduction or had there been no mistake of fact. as the case may be; and

                    (ii) the  amount of such  contribution which may  be so
                         returned  shall  not   be  increased  by  earnings
                         attributable to the investment  or reinvestment of
                         such  contribution  in  the  Trust, but  shall  be
                         reduced by  losses attributable to  the investment
                         or reinvestment of such contribution in the Trust.

               (C) In no event may a refund be due which would cause the Total Account of any Participant to be reduced to less than what the Participant's Total Account would have been had the mistaken amount, or the amount determined to be nondeductible, not been contributed.

          4.12 Prior Account Balances as of  June 30, 1989.   Participant's

                                          22




          account  balances  as  of  June  30,  1989  under  the  Northeast
          Utilities Savings Plan and the Northeast Utilities TRAESOP/PAYSOP
          transferred  to the  Plan shall  become fully  vested on  July 1.
          1989.   Withdrawal of prior accounts from the Northeast Utilities
          TRAESOP/PAYSOP shall be  subject to Article IX.   However, at the
          Participant's direction, common shares of Northeast Utilities may be sold and the proceeds reinvested under another Investment Fund under Article  VI.  Withdrawals of prior  accounts from Northeast
          Utilities Savings  Plan shall be  subject to the  same withdrawal rules  as provided  for amounts  under this  Plan as  provided in
          Article IX.

          4.13 Vesting. All amounts standing to the credit of a Participant in the Trust Fund shall at all times be fully vested and nonforfeitable.





                                     23



                                      ARTICLE V

                            RESTRICTIONS ON CONTRIBUTIONS


          5.01 Return of Basic Contributions and Supplemental Contributions
          Above Limit.   If the  Committee determines that during  any Plan
          Year   the   total   Basic   Contributions  and/or   Supplemental
          Contributions for a  Participant exceed the dollar  limitation in
          Section 4.01,  such excess amount  (adjusted by any gain  or loss determined under the  method set forth in Section  5.05) shall be returned to the  Participant by April 15 of the next Plan Year by
          first  returning  Supplemental  Contributions.   The  Participant
          shall be responsible  for notifying the  Committee in writing  by
          March I  of the Plan  Year following the  Plan Year in  which any
          excess   in   the   Basic   Contributions   and/or   Supplemental
          Contributions made to the  Plan (and any other plan  to which the
          Employee  makes salary  deferral  contributions pursuant  to Code
          Sections 401(k), 403(b), or 408(k))  arose and the amount of such excess  (together with the  income allocable thereto  or adjusted for  any losses  thereon  as set  forth  in Section  5.05) to  be returned  to the  Participant  from  this Plan  by  the April  15
          following  such notification.   Such distributions shall  be made
          notwithstanding  the  requirement  of Section  8.03(B)  that  the
          Participant consent to certain distributions.

          5.02 Deferral Percentage Test

               (A) Subject to the aggregate limitation in Section 5.06, in order to satisfy the discrimination requirements of Code Section 401(k)(3). the Actual Deferral Percentage for any Plan Year for Eligible Employees who are Highly
                    Compensated  Employees may  not  exceed  either (i)  or
                    (ii)(but not both) as follows:

                    (i)  The  Actual Deferral  Percentage  of the  Eligible
                         Employees who are not Highly Compensated Employees
                         ("Other Employees"), times 1.25, or

                    (ii) The  Actual  Deferral  Percentage  for  the  Other
                         Employees times 2.0;  provided, however, that  the
                         Actual   Deferral   Percentage  for   the   Highly
                         Compensated  Employees may  not exceed  the Actual
                         Deferral  Percentage  for the  Other  Employees by
                         more than two (2) percentage points.

               (B)  If   the   Actual   Deferral   Percentage  for   Highly
                    Compensated Employees is more than the amount permitted
                    under  Section 5.02(A), then the Committee, at its sole
                    discretion,  shall take such action as may be permitted
                    by  regulations under  Section 401(k)  of  the Code  to
                    prevent  such   discrimination,  including   (i)  first

                                          24



                    reducing or limiting the Supplemental Contributions in respect of Highly Compensated Employees to the extent necessary to satisfy the deferral percentage test; or
                    (ii) reducing or limiting the Basic Contributions in respect of Highly Compensated Employees to the extent necessary to satisfy the deferral percentage test; or
                    (iii) taking such other action as may be necessary to satisfy such test.

          5.03 Reduction   of  Supplemental   Contributions  and/or   Basic
          Contributions.  In the event the Committee decides pursuant to
          Section  5.02(B) to distribute to the Highly Compensated Employee the  amount of any excess Supplemental Contributions and/or Basic
          Contributions due to the reduction in Section 5.02, the Committee shall  first reduce the  Supplemental Contributions and  then the
          Basic  Contributions made for  Highly Compensated Employees whose
          Deferral   Percentage   exceeds  the   maximum   Actual  Deferral
          Percentage  for Highly Compensated Employees.  Such adjustment or reduction  shall be performed by reducing the Deferral Percentage of Highly  Compensated Employees  in  descending order  beginning with the Highly Compensated Employee(s) with the highest Deferral
          Percentage   until  such  limitation  has  been  satisfied.    In
          performing the  reduction  or adjustment,  the  reduced  Deferral
          Percentage of any  affected Highly Compensated Employee  shall in no  event be  lower than  the Deferral  Percentage of  any Highly
          Compensated Employee with the next highest Deferral Percentage.

          5.04 Return  of Excess  Supplemental  Contributions and/or  Basic
          Contributions.  The  Committee shall distribute to  each affected
          Highly Compensated Employee the amount of any excess Supplemental
          Contributions and/or Basic Contribution (together with the income allocable  thereto as determined in  Section 5.05) within two and one-half (2%) months  after the end of  the Plan Year, but  in no event later than twelve months after the end of the Plan Year (or
          the   Plan's  termination  date,  if  applicable).    The  excess
          Supplemental  Contributions and/or  Basic  Contribution shall  be equal to the amount determined by reducing (a) by (b) where:

               (a)  is the Highly Compensated Employee's total Supplemental
                    Contributions and/or Basic Contribution before the application of Section 5.02; and

               (b)  is  the  amount  determined by  multiplying  the Highly
                    Compensated  Employee's  Compensation by  the  Deferral
                    Percentage after the reduction in Section 5.02.

          The  distribution  of  excess  Supplemental Contributions  and/or
          Basic Contributions shall not require the consent of the affected
          Highly Compensated Employee.

          5.05 Determination of Income on Excess Supplemental Contributions

                                          25




          Section  5.04 shall  include a  proportionate share  of gain  (or loss) for the Plan Year  and for the period  from the end of  the
          Plan  Year to  the date  of  distribution.   Income allocable  to
          excess Supplemental Contributions  and/or Basic Contributions for
          the Plan  Year shall be  determined by multiplying the  income on all  Supplemental Contributions  and/or Basic Contributions  by a
          fraction where:

               (a)  the  numerator is the amount of the excess Supplemental
                    Contributions and/or Basic Contributions; and

               (b) the denominator is the value of the Basic Contribution and Supplemental Contribution Account as of the end of the Plan Year, reduced by the gain and increased by the loss allocable to such amounts for the Plan Year.

           Income  allocable  to excess  Supplemental  Contributions and/or
          Basic Contributions for the period from the end of the Plan Year to the date of distribution shall be determined by multiplying the amount of income on excess Supplemental Contributions and/or
          Basic Contributions as determined for the Plan Year by the product of ten percent (10%) times the number of months between the Plan Year end and the date of distribution (with 15 days being treated as a full month for the month in which the distribution occurs).

          For purposes of this Section 5.05 income shall be determined by including dividends, interest, realized gains and appreciation
          (whether or not realized).  The  income allocable to Supplemental
          Contributions and/or Basic Contributions shall be the net amount from all gains and losses to the Supplemental Contributions and/or Basic Contributions.

          5.06 Special  Rule  for  Family  Members.    Notwithstanding  the
          foregoing,  the  Deferral  Percentage  for a  Highly  Compensated
          Employee who  is a 5%  Owner or one  of the top ten  highest paid
          Employees   shall   be   determined   by   including  the   Basic
          Contributions, Supplemental Contributions  and/or Compensation of
          any Employee who is  a Family Member and such  Family Members who are  Non-Highly Compensated  Employees  shall  thereafter not  be
          treated  as separate Employees.   The Deferral Percentage for the
          aggregated group of Family Members  shall be equal to the greater of:

               (1)  the  Deferral  Percentage  calculated  for  the  Highly
                    Compensated Employees who are Family Members; or

               (2) the Deferral Percentage calculated for the entire group of Family Members.

          The resulting Deferral Percentage for the Family Members shall then be included in the calculation of the Actual Deferral

                                          26






          Percentage  as   provided  in   Section  5.02   and  any   excess
          Supplemental  Contributions  and/or Basic  Contributions  for the
          group  of Family  Members  shall be  determined  and returned  in accordance with Sections  5.03 and 5.04 except that  with respect to  the Employees  comprising the  Family  Members the  following ordering procedures shall apply:

               (i)  if the Deferral  Percentage for the Family  Members was
                    determined  under (1) above,  then the excess  shall be
                    allocated   among  Family   Members   who  are   Highly
                    Compensated Employees in proportion to their respective
                    Deferral Contributions; or

               (ii) if the Deferral  Percentage for the Family  Members was
                    determined   under   (2)   above.   then   any   excess
                    contributions shall first be determined by reducing the
                    Deferral Percentage  for Family Members who  are Highly
                    Compensated  Employees to  no  lower than  the Deferral
                    Percentage that would exist if determined just for Non-
                    Highly Compensated Employees  who are, Family  Members,
                    and  then, if  necessary to  comply  with the  Deferral
                    Percentage  limitations  in   Section  5.02.  a  second
                    reduction for all Family Members in proportion to their
                    respective Deferral Contributions.

          5.07 Company Matching and After-Tax Contribution Percentage Test.
          Subject to  the aggregate limitation in Section 5.09, the Company
          Hatching  and After-Tax  Contribution  Percentage Limitation  for
          Highly Compensated Employees for  any Plan Year shall  be limited by  applying  the  same  percentage  limitations  as  in  Section
          5.02(A).
          The Company may  elect to take  into account Basic  Contributions and or Supplemental Contributions in determining Company Matching and  After-Tax Contribution  Percentages to the  extent permitted
          and in  accordance with applicable  law and regulations.   If the
          Company Matching and After-Tax Contribution Percentage Limitation
          is exceeded,  then the Committee.  at its sole  discretion, shall take such action as may be permitted by regulations under Section
          401(m) of the Code to prevent such discrimination,  including but not limited  to the  return of such  excess contributions  to the
          Participant.   In the event excess Company Matching Contributions
          and/or  After-Tax Contributions  (adjusted by  any  gain or  loss determined  in accordance with  the method  set forth  in Section
          5.04 for the allocation of gain or loss on excess amounts) are to be  returned, such excess  contributions shall be  distributed in accordance with  the procedures  in Section  5.03, 5.04  and 5.05
          (but  substituting  excess  Company  Matching  Contributions  and
          After-Tax Contributions  for Supplemental Contribution  and Basic
          Contribution  in  such   Sections).    Excess  Company   Hatching
          Contributions shall be distributed in stock or cash.

          5.08 Limits to Contributions.

                                          27







               (A) Notwithstanding anything herein to the contrary, the maximum Annual Addition, for any Participant for any Limitation Year, shall be the lesser of the amount established under Section 415 of the Code, currently
                    $30,000, or, if greater, one-fourth of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, (as increased by the Secretary of the Treasury or his delegate under Code Section 415(d)), or twenty-five percent (25%) of the Participant's Compensation (as defined in Section 415 of the Code) from the Company.
                    For purposes of this Section 5.08, "Limitation Year" means the Plan Year.

               (B)  In any Limitation  Year in which no more than one-third of the  Company's contributions are allocated to Highly
                    Compensated Employees,  the amount  otherwise described
                    in  5.08(A)shall  be  increased by  the  lesser  of the
                    amount otherwise  described in 5.08 (A) or the value of
                    Company   Stock   contributed,  purchased   with   cash
                    contributed,  or  allocated  from   the  Loan  Suspense
                    Account.

               (C) Prior to the end of each Limitation Year, the Committee shall notify any Participant for whom it determines that the limitations of this Section 5.08 will prohibit a full Annual Addition for such Limitation Year on his behalf. Any reduction in contributions which becomes necessary due to the requirements of this Section 5.08 shall be returned to the Participant or to the Company or handled in some other manner, as the Committee shall decide and as permitted under the Code and regulations thereunder.

               (D) In any case where a Participant also participates in a defined benefit plan (as defined in Section 414(j) of the Code) of the Company in addition to being a Participant in this Plan, the sum of his defined benefit plan fraction and the defined contribution plan fraction (both as defined hereafter) for any year may not exceed 1.0.

               (E) The defined benefit plan fraction for any year is a fraction, the numerator of which is the projected annual benefit of the Participant under such plan
                    (determined as of the close of the year), and the denominator of which is the lesser of:

                    (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, or

                    (ii) the product of  1.4 multiplied by the  amount that

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
                         may   be   taken   into  account   under   Section
                         415(b)(1)(B)  of  the  Code  with  respect to  the
                         Participant under the Plan for such year.

               (F) The defined contribution plan fraction for any year is a fraction the numerator of which is the sum of the Annual Additions as of the close of the year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Company:

                    (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or

                    (ii) the  product of 1.4 multiplied by the amount which
                         may   be   taken   into   account  under   Section
                         415(c)(1)(B)  of  the  Code  with  respect  to the
                         Participant under the Plan for such year.

               (G)  In the  event that the  sum of  such fractions  exceeds
                    1.0, the benefit otherwise payable to the Participant or to his Beneficiary under the defined benefit plan shall be reduced so that neither the defined benefit plan nor this Plan will be disqualified. If for any other reason the Annual Addition for any Participant would otherwise exceed the limits imposed by this
                    Section 5.08, a Participant's benefits shall be limited so as not to exceed the limits set forth in this
                    Section 5.08.

               (H)  This  Section  5.08  is  intended  to  be   interpreted
                    consistently  with  Section  415 of  the  Code  and the
                    regulations issued thereunder,  and in no  event should
                    this Section 5.08  be interpreted  as more  restrictive
                    than Section 415 of the Code and the regulations issued
                    thereunder.

          5.09 Aggregate Limit for Deferral and Company Matching and After-
          Tax  Contribution Percentage  Limitations.   In  addition to  the
          separate limitations  in Sections  5.02 and  5.07. if the  Actual
          Deferral Percentage of  Highly Compensated Employees exceeds  125 percent of the Actual Deferral Percentage of  Other Employees and
          the Company  Matching  and After-Tax  Contribution Percentage  of
          Highly Compensated Employees  exceeds 125 percent of  the Company
          Matching   and  After-Tax   Contribution   Percentage  of   Other
          Employees,  then  the  Actual  Deferral  Percentage  and  Company
          Matching  and   After-Tax  Contribution  Percentage   for  Highly
          Compensated  Employees, when combined,  shall not exceed  the sum of:

               (a)  1.25  times  the  greater of  (1)  the  Actual Deferral

                                          29





                    Percentage for Non-Highly  Compensated Employees or (2)
                    the   Company  Matching   and  After-Tax   Contribution
                    Percentage for Non-Highly Compensated Employees; and

               (b) 2 plus the lesser of (1) or (2) above, but not in excess of 2 times (1) or (2) above.

          If the aggregate  limit determined above is exceeded  after first determining  any  excess  Supplemental  Contributions  and  Basic
          Contributions or Company Matching and After-Tax Contributions (as
          provided  in Sections  5.02  and  5.07,  respectively),  then  an
          additional   excess   Supplemental  Contribution   and/or   Basic
          Contribution and/or  an  additional excess  Company Matching  and
          After-Tax Contribution shall be determined in accordance with the
          procedures  in  Section  5.03  and/or  Section  5.07,   whichever
          applies,  until the above aggregate limit  is satisfied.  Company
          Matching  Contributions shall  be returned  on  a pro-rata  basis along with Supplemental Contributions  and/or Basic Contributions
          and/or  After-Tax  Contributions.     The  amount  of   any  such
          additional  excess contributions  shall be  distributed (together with any allocable income) along  with and in the manner provided for  excess contributions  under Sections  5.03,  5.04, 5.05  and
          5.06. Notwithstanding the foregoing, application of the aggregate limitation  in  this Section  5.09 shall  be consistent  with the requirements of Treasury Regulation Section 1.401(m)-2.




                                          30






                                      ARTICLE VI

                                  ACCOUNTS AND FUNDS


          6.01 Participant Accounts.

               (A The Committee shall establish and maintain (or cause to be established and maintained) the following accounts for each Participant:

                    (i)  A Basic Contribution and Supplemental Contribution
                         Account, which will reflect the Participant's interest in the funds credited to him under the Plan as a result of his Basic Contributions and Supplemental Contributions in accordance with the provisions of Sections 4.01 and 4.02.

                    (ii) An  After-Tax  Contribution  Account,  which  will
                         reflect the Participant's interest in the funds credited to him under the Plan as a result of his After-Tax Contributions in accordance with the provisions of Section 4.03.

                  (iii)  A  Company  Matching Contribution  Account,  which
                         will  reflect  the Participant's  interest  in the
                         Company Stock  released to him under the Plan as a
                         result  of   Company  Matching   Contributions  as
                         described in Section 4.06.

                    (iv) The  Committee shall  also establish  and maintain
                         (or cause  to be established  and maintained)  for
                         each   applicable   Participant,    the   Rollover
                         Contribution  Account  described in  Section  4.09
                         hereof  on behalf of those Participants for whom a
                         Rollover Contribution is accepted.

                    (v)  A  Transfer  Contribution  Account,  described  in
                         Section 4.08 on behalf of each Participant for whom a Transfer Contribution is accepted.

                    (vi) A   Northeast   Utilities   Transfer  Contribution
                         Account, described  in Section  4.08 on behalf  of
                         each Participant  for  whom the  common shares  of
                         Northeast Utilities are transferred.

               (B)   In  addition  to  the accounts  described  in  Section
                    6.01(A)  the  Committee   may  also  arrange   for  the
                    establishment  of  any  other  accounts  which  may  be
                    necessary or  desirable for  the proper functioning  of
                    the Plan.

                                          31




               (C)  Each account maintained on  behalf of each  Participant shall be credited or debited to  the extent required by
                    the provisions  of  the  Plan.   All  entries  on  such
                    individual  accounts shall  be  conclusive and  binding
                    upon  all parties  unless patently  erroneous.   Monies
                    derived   from   these   accounts   shall   be    held,
                    administered, invested and disbursed in accordance with
                    the Plan and Trust Agreement.

               (D) The Committee shall establish and maintain (or cause to be established or maintained) a Loan Suspense Account, to which will be assigned all Company Stock acquired with the proceeds of an Acquisition Loan and credited with dividends in accordance with Section 6.03 and earnings thereon.

               (E) The maintenance of individual accounts is only for accounting and recordkeeping purposes, and an actual segregation of the assets of the Trust Fund to each account shall not be required.

         6.02 Investment Funds.    The Trust  Fund  shall consist  of  the
          following four (4)  Investment Funds and such other  funds as the
          Committee shall establish in the  future: Fund A - the Guaranteed
          Investment Contract, Fund B - the Diversified  Common Stock Fund,
          Fund C  - the  Company Stock  Fund, and  Fund D  - the  Northeast
          Utilities Stock Fund.  However,  the Trustee shall have the right to  invest in  a short  term cash fund  on an  interim short-term basis.

               Fund A - Guaranteed Investment Contract
               Fund A means the subfund forming part of the Trust Fund consisting of the monies which the Committee shall direct the Trustee to place with an insurance company, or insurance companies for investment in Guaranteed Investment Contracts issued by such insurance company or companies.

               Fund B - Diversified Common Stock Fund
               Fund B means the subfund forming part of the Trust Fund consisting of the monies which the Committee shall direct the Trustee to place in such fund which shall be a commingled fund and such common or capital stocks issued by corporations and such bonds, debentures, or preferred stocks issued by corporations which are convertible into common stocks as shall be selected by the Trustee in its sole discretion, together with all income and accretions thereon, and such amounts of cash as the Trustee shall deem necessary or advisable to maintain as a part of such fund, all within the limitations specified in the Trust Agreement.

               Fund C - Company Stock Fund
               Fund  C means  the subfund  forming part  of the  Trust Fund

                                          32





               consisting of allocated shares of Company Stock attributable to the Company Matching Contributions.

               Fund D - Northeast Utilities Stock Fund
               Fund  D means  the subfund  forming part  of the  Trust Fund
               consisting   of  common   shares   of  Northeast   Utilities
               transferred from  the Northeast Utilities  TRAESOP/PAYSOP or
               the   Northeast  Utilities   Savings   Plan.      No   Basic
               Contributions,   Supplemental      Contributions,  After-Tax
               Contributions,   Rollover    Contributions   and    Transfer
               Contributions  (except as provided above) may be invested in this Fund.

               Dividends issued on the shares in this Fund shall be used to purchase additional shares of Northeast Utilities.

          6.03 Investment Direction.   The Committee may adopt  rules under
          which Participants may elect  to have their accounts invested  in the Investment Funds described in Section 6.02. Any rules adopted
          by  the  Committee  shall  be  established   and  operated  in  a
          nondiscriminatory manner and shall provide that:

               (A)  Participants may  direct  the investment  of the  Basic
                    Contributions,  Supplemental  Contributions,  After-Tax
                    Contributions, and Rollover Contributions made by the Participants or on their behalf in increments of ten percent (10%) between Fund A and Fund B;

               (B)  Participants  may  elect   to  change  the   investment
                    direction  in  Section  6.03(A)  effective  as  of  the
                    January 1,  April  1, July  I  or October  I  following
                    thirty  days written notice  to the Committee  (or such
                    other dates as  permitted by the Committee  in its sole
                    discretion); and

               (C)  Elections by  Participants to transfer amounts from one
                    Investment  Fund to another effective as of the January
                    1. April 1, July I or October I following thirty days written notice to the Committee (or such other dates as permitted by the Committee in its sole discretion);
                    provided that the Company Matching Contribution Account may not be transferred except as provided in Section
                    6.05.

               (D) Participants may direct the investment of proceeds from the sale of any common shares of Northeast Utilities held in the Northeast Utilities Transfer Contribution
                    Account in increments of ten percent (10%) between Fund
                    A and Fund B. If a Participant does not so direct, said
                    Account shall be invested in Fund D.

          If  a  Participant  fails  to  elect  an investment  option,  the

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
          Participant's Total Accounts except  for the Northeast  Utilities
          Transfer  Contribution Account will be invested in the Guaranteed
          Investment Contract.

          If a Participant separates from the employment of the Company and does not receive a distribution of his Total Account, such terminated Participant may continue to make elections with respect to changes in the investment of past accumulations and earnings thereon.

          6.04 Dividends on Company Stock.

               (A) Any cash dividends on shares of Company Stock allocated to Company Matching Accounts will be used to repay the Acquisition Loan in accordance with Section 7.01, provided that additional shares of Company Stock, which have a fair market value equal to the cash dividends, are allocated from the Loan Suspense Account to such Company Matching Accounts.

               (B) Any cash dividends received on unallocated shares of Company Stock (including Company Stock in the Loan
                    Suspense Account) shall be used toward the repayment of the Acquisition Loan in accordance with Section 7.01.

          6.05 Diversification. A  Participant who has attained  age fifty-
          five (55)  and has completed  ten (10) years of  participation in the Plan  may elect within  ninety (90) days  after the close  of each Plan Year in the six (6) Plan Year period beginning with the
          Plan Year  he attains  age fifty-five (55)  (or he  completes ten
          (10)  years  of  Eligibility  Service  if  later)  to  receive  a distribution of twenty-five percent (25%) of his Company Matching
          Account  in the  Plan (to  the  extent such  portion exceeds  the
          amount  of  any  prior  distribution under  this  Section).   The
          Participant may  elect to receive  a distribution of up  to fifty percent (50%) of his Company Matching Account (to the extent such portion exceeds the  amount of any prior  distribution under this
          Section) for  the last  Plan Year such  election is  available to
          him.   The  distribution of  a  portion of  the Company  Matching
          Account covered by this election shall be made within ninety (90)
          days after the period during which the election may be made.

          6.06 Voting -  Shares Allocated to Participant's Company Matching
          Accounts.   Each Participant  shall have the  right and  shall be
          afforded the opportunity  to instruct the Trustee how  to vote at any meeting of  the Company shareholders those  shares of Company
          Stock   allocated  to  his  Company  Matching  Account.    Unless
          otherwise  required by any provision of  ERISA, the Trustee shall
          vote   said   shares  in   accordance  with   each  Participant's
          instructions.

          Instructions by  a Participant  to the Trustee  shall be  in such

                                          34






          form  and  pursuant to  such  regulations  as the  Committee  may prescribe and any  such instructions shall  remain in the  strict
          confidence  of the  Trustee.   If  the Trustee  does not  receive
          instructions from a Participant regarding his shares, the Trustee shall  have  the  authority  to  vote such  shares  in  the  same
          proportion   as  the   shares  voted   by   instruction  of   the
          Participants.   The  Company shall  utilize its  best efforts  to
          timely distribute or cause to be distributed to each  Participant
          (or Beneficiary) all proxy  material pertaining to any vote  that the Participant (or Beneficiary) is eligible to make.

          Each Participant (or in the  event of his death, his Beneficiary)
          shall have the right to instruct the Trustee in writing as to the manner in which to respond to a  tender or exchange offer for any or all  shares of  Company Stock  credited to  such Participant's
          Company   Matching  Account.    The  Company  shall  notify  each
          Participant  (or Beneficiary)  and utilize  its  best efforts  to timely  distribute  or  cause  to  be  distributed  to  him  such information as will be distributed to shareholders of the Company
          in connection with any  such tender or exchange offer.   Upon its
          receipt  of  such  instructions, the  Trustee  shall  tender such shares of Company Stock as and to the extent so instructed.

          If the Trustee  does not receive instructions  from a Participant
          (or Beneficiary) regarding any such tender or exchange offer for Company Stock, the Trustee shall treat such non-action as a decision by the Participant not to tender or exchange such shares credited to such Participant's Company Matching Account.

          In the event a vote is necessary or a tender or exchange offer is received prior to the initial year end allocation of the Company
          Stock to the Company Matching Account, the Participant shall have the right to vote or respond based on the accrued Company
          Matching Account based on the  Basic Contributions made to  date.
          If the Trustee does not receive instructions from a Participant regarding his shares for such tender or exchange offer, the Trustee shall treat such non-action as a decision by the Participant not to tender or exchange such shares.

          6.07 Voting - Shares Assigned to Loan Suspense Account.

               (A) The Trustee shall vote at any meeting of the Company shareholders shares of Company Stock remaining in the Loan Suspense Account in the same proportion as to the votes on shares of Company Stock allocated to Company
                    Matching Accounts.

               (B) If a tender or exchange offer is received for any or all of the shares of Company stock held in the Loan
                    Suspense Account, unless otherwise required by ERISA, the Trustee shall respond to the tender or exchange offer in the same proportion as to the responses of

                                          35







                    Participants  attributable  to their  Company  Matching
                    Accounts.

          6.08 Participant's Responsibility.

               (A)  Each  Participant   is  solely   responsible  for   the
                    selection of his investments in  the Trust Funds.   The
                    fact that a  security is available to  Participants for
                    investment under the Plan  shall not be construed as  a
                    recommendation for  the purchase of that  security, nor
                    shall  the  designation  of  any  subfund  impose   any
                    liability on  the Company,  its directors,  officers or
                    employees, the Trustee, or the Committee.

               (B)  Each Participant  assumes all  risk connected with  any decrease in the market value of any Plan assets held on
                    his behalf by  the Trustee.   Neither the Trustee,  the
                    Committee,  nor the Company  in any way  guarantees the
                    Trust Fund against loss, depreciation or the payment of
                    any amount  which may  be or become  due to  any person
                    from   the  Trust  Fund  nor  shall  the  Trustee,  the
                    Committee or the Company  incur any liability  therefor
                    except to the extent required by law.

          6.09 Valuation of Accounts.

               (A)  As  of  each  Valuation  Date,  the  accounts  of  each
                    Participant   shall   be   adjusted  to   reflect   any
                    appreciation or depreciation in  the fair market  value
                    and   income  earned  by  each  subfund  in  which  the
                    Participant's accounts are invested pursuant to Section
                    6.02. The fair market value shall be the aggregate fair
                    market value of  all securities or other  property held
                    for  each subfund, plus cash and accrued earnings, less
                    accrued  expenses  and  proper   charges  against  each
                    subfund, all  as of  the Valuation  Date.   Participant
                    accounts shall be adjusted in proportion to the balance
                    in each  Participant's account on each  Valuation Date,
                    adjusted for distributions, provided, however, that the
                    Committee  may elect  to partially  or totally  reflect
                    additions  and/or withdrawals  made to the  accounts of
                    Participants since such Valuation Date.

               (B)  When determining the value of Participant accounts, any deposits due which have not been deposited in the Trust
                    Fund on behalf of the Participant shall be added to his
                    accounts.    Similarly,  adjustments  of  accounts  for
                    appreciation  or depreciation  of the subfund  shall be
                    deemed to  have been made  as of the Valuation  Date to
                    which  the  adjustment  relates, even  though  they are
                    actually made as of a later date.


                                          36




               (C) The Committee, with the consent of the Trustee, may make additional rules, or modifications to the rules contained in Sections 6.09(A) and 6.09(B) for the valuation of Participant accounts, provided such rules are administered in a nondiscriminatory manner.

          6.10 Participant Statements. The Committee shall, on a quarterly basis, furnish or cause to be furnished to each Participant, a statement of his Total Account and the value of each account referred to in Section 6.01.

          6.11 Trust Agreement.   The  Trust Agreement  shall contain  such
          provisions  as shall  render it  impossible for  any part  of the corpus of the Trust  Fund to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants and  their Beneficiaries and administrative expenses of the Plan, except as provided in Sections 4.11 and 5.08.







                                     37







                                     ARTICLE VII

                              LEVERAGED ESOP PROVISIONS


          7.01 Acquisition Loans.   At  the direction  of the  Company, the
          Trustee may incur Acquisition Loans  from time to time to finance the acquisition of Company Stock  (Financed Shares) or to repay a
          prior  Acquisition Loan.   An installment obligation  incurred in
          connection with the purchase of Company Stock shall be treated as an Acquisition Loan.  An Acquisition Loan shall be for a specific term, shall bear a reasonable  rate of interest and shall  not be payable on demand except in the event of default.  An Acquisition
          Loan  may be  secured  by  a pledge  of  the  Financed Shares  so acquired (or  acquired with the  proceeds of a  prior Acquisition
          Loan which is  being refinanced).   No other Trust Assets  may be
          pledged as  collateral for  an  Acquisition Loan,  and no  lender shall have  recourse against Trust Assets other than any Financed
          Shares  remaining  subject  to  pledge.    If  the  lender  is  a
          disqualified  person (as  defined in  Section  4975(e)(2) of  the
          Code) the Acquisition  Loan must provide for a  transfer of Trust
          Assets on  default only upon and to the  extent of the failure of the Trust to  meet the payment schedule of  the Acquisition Loan.
          Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the  Trustee and  such Financed Shares  are allocated  to Company
          Matching  Contributions Account  under Section 4.05.  The Company shall make a contribution and  such contribution shall be used by the  Trustee  for payments  of principal  and/or interest  on any
          Acquisition Loan, such payment shall release shares in accordance with Section 7.02. However, cash dividends on Company Shares held in the  Loan Suspense Account  shall be first used  to reduce the
          principal  and/or  interest   on  the  Acquisition  Loan.     Any
          additional Employer contribution shall be made in accordance with
          Section 7.02.

          7.02 Release   of   Company   Stock.      The  Company   Matching
          Contributions  Account maintained  for each  Participant will  be credited  annually with  his allocable  shares  of Company  Stock
          (including  fractional   shares)  purchased   and  paid   for  or
          contributed in kind under the Plan.  Any Financed Shares acquired by the  Trust shall  initially be credited  to the  Loan Suspense
          Account  and   will  be   allocated  to   the  Company   Matching
          Contributions  Accounts of Participants  only as payments  on the
          Acquisition Loan are made by the Trustee.  The number of Financed
          Shares  to  be  released  from  the  Loan  Suspense  Account  for allocation  to Participant's Company Stock Accounts for each Plan
          Year shall be based on  the ratio that the payments of  principal for  each Plan  Year bear to  the total  principal amount  of the
          Acquisition Loan.   This method  may be used  only to the  extent
          that:


                                          38




               (1) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

               (2)  interest included  in any  payment  on the  Acquisition
                    Loan is disregarded only to the extent that it would be
                    determined   to   be  interest   under   standard  loan
                    amortization tables; and

               (3) the entire duration of the Acquisition Loan repayment period does not exceed ten (10) years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

          In the event that the market value of the shares of Company Stock allocated to the Company Matching Contribution Accounts do not equal the Company Matching Contribution in Section 4.06 as of such allocation, the Company shall make an additional cash contribution in an amount equal to the difference between the Company Matching Contributions and the market value of the Company Stock allocated. Such additional cash contribution shall be invested in Company Stock.





                                          39





                                     ARTICLE VIII

                                BENEFIT DISTRIBUTIONS


          8.01 Termination  of  Employment.     Upon  the   Termination  of
          Employment  of  a  Participant,  the Participant's  vested  Total
          Account shall be distributed as provided in Section 8.03.

          8.02 Death.

               (A) In the event of the death of a Participant prior to distribution of benefits described in Section 8.01, his Beneficiary shall be paid an amount equal to the Total
                    Account of the Participant, distributed in the manner provided in Section 8.03.

               (B)  On the  application form referred to in Section 3.03, a
                    Participant    may   designate    a   Beneficiary    or
                    Beneficiaries for purposes  of the Plan and  may change
                    such designation from time to time by filing  a written
                    designation  with the Committee on a form prescribed by
                    the Committee; provided  that the Committee may  in its
                    discretion limit the number of Beneficiaries who may be
                    designated by a Participant.

               (C)  Notwithstanding any  other provisions  of this  Section
                    8.02, the Beneficiary of a married Participant shall be
                    such Participant's  spouse, unless the designation of a
                    Beneficiary  other than  the  Participant's spouse  has
                    been made in  writing and consented to by  such spouse.
                    Further, the consent  of such spouse must  be witnessed
                    by   a   Plan   representative   or   notary    public.
                    Notwithstanding    this    consent    requirement,    a
                    Participant's Beneficiary  designation shall  be deemed
                    valid   if   the   Participant   establishes   to   the
                    satisfaction of the Committee that such written consent
                    cannot be obtained  because there is  no spouse or  the
                    spouse cannot be located.

               (D) If no Beneficiary has been designated or no Beneficiary survives the Participant, then the benefit payable in accordance with Section 8.02(A) shall be distributed to his surviving spouse or, if none, to his surviving issue per stirpes or, if none, to the estate of such deceased Participant.

          8.03 Payment of Benefits.

               (A)  Except  as  otherwise   provided  below,  all   amounts
                    distributed  to   a  Participant  or   his  Beneficiary
                    pursuant to this Article VIII shall be made in a single

                                          40





                    lump sum payment as soon as administratively possible.

               (B)  A Participant who is entitled to receive a distribution in excess  of $3,500  in accordance  with this  Article
                    VIII  must   consent  to  any  distribution   prior  to
                    attainment  of  age 65.    If  a Participant  does  not
                    consent  to  such  distribution,  he   shall  remain  a
                    Participant  in the Plan  until he actually  receives a
                    distribution, except no further contributions shall  be
                    made by him  or on his behalf unless  reemployed by the
                    Company.

               (C A Participant who is entitled to receive a distribution may elect to receive the portion of his Total Account which is invested in Fund C in the form of Company
                    Stock or Fund D in the form of common shares of Northeast Utilities.

               (D)  If  any Participant  or  his  Beneficiary  is,  in  the
                    judgment  of  the  Committee,  legally,  physically  or
                    mentally incapable or incompetent, payment  may be made
                    to the guardian  or other legal representative  of such
                    Participant or  Beneficiary or,  if there  is none,  to
                    such other person  or institution who, or  which in the
                    opinion  of the Committee,  is then maintaining  or has
                    custody  of  such  Participant or  Beneficiary.    Such
                    payments shall constitute a full discharge with respect
                    thereto.

          8.04 Offer  to Purchase.    The  Trustee may,  but  shall not  be
          required to, offer  to purchase any shares of  Company Stock from
          Participants  who have received a distribution under Section 8.03 at the then fair market value.  The terms of payment for any such purchase of  Company Stock  may be  either in  a lump  sum or  in installments  over a  period not exceeding  five (5)  years, with interest payable at a  reasonable rate on any unpaid  installment balance (as determined by the Trustee).

          8.05 Date of Distribution.  Notwithstanding the foregoing:

               (A) Unless a Participant elects otherwise, the payment of the Total Account shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of:

                    (i)  the date on which the Participant attains age 65;

                    (ii) the  10th anniversary  of the  date  on which  the
                         Participant commenced  participation in  the Plan;
                         or

                   (iii) the Participant's Termination of Employment.

                                          41






               (B)  Notwithstanding Section 8.05(A)

                    (i)  the  payment of  benefits to  a Participant  shall
                         begin  not  later  than  the  April  1 immediately
                         following   the   calendar  year   in   which  the
                         Participant attains age seventy and one-half  (70-
                         1/2).

                    (ii) Special  Rule  for Distributions  to  Five-Percent
                         Owners. If  a Participant  who was  a Five-Percent
                         Owner  during  any   Plan  Year  beginning   after
                         December  31,  1979  attained  age  70-1/2  before
                         January 1, 1988,  the vested Account  balance must
                         be distributed, or commence to  be distributed, on
                         the first day of April on the later of:

                         (a) the calendar year in which the Participant attains age 70-1/2, or

                         (b) the earlier of the calendar year with or within which ends the Plan Year which the Participant becomes a Five-Percent Owner, or the calendar year in which the Participant retires.

                              Once  distributions  have  begun  to a  Five-
                              Percent   Owner  under   this  section,   the
                              distributions  must  continue   even  if  the
                              Participant ceases to be a Five-Percent Owner
                              in a subsequent year.

                  (iii)  General Rule for Distributions to Non-Five-Percent
                         Owners. The Participant's required beginning date shall be the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                    (iv) Special Rule for Distributions to Non-Five-Percent
                         Owners.   If  a  Participant attained  age  70-1/2
                         before January 1, 1988, the Participant's required
                         beginning date is  the first day  of April of  the
                         calendar year following the calendar year in which
                         the later of  retirement or attainment of  age 70-
                         1/2 occurs.

          8.07 Valuation Date for Distributions.

               (A) If a Participant or Beneficiary becomes entitled to a benefit pursuant to this Article VIII, the value of the account balances to be distributed shall be determined as of the Valuation Date that immediately follows the event giving rise to the distribution, unless the

                                          42






                    valuation of the account balances as of the date of distribution is available.







                                          43



                                      ARTICLE IX

                                     WITHDRAWALS


          9.01 General Rule.   No withdrawal  from the Plan, other  than as
          provided  in  Section  9.02,  shall  be  permitted   prior  to  a
          Participant's Termination of Employment.

          9.02 Permitted  Withdrawals.    A Participant  may,  while  still
          employed  by the  Company,  make  withdrawals  of  the  following amounts:

               (A) All or part of his After-Tax Contribution Account plus earnings;

               (B)  On account of Hardship (as defined in Section 9.03)  of all  or part  of  the  Total Account  (but  not of  the
                    earnings  credited  to   the  Basic  Contributions  and
                    Supplemental Contributions  Account, or  to transferred
                    elective  contributions  from  the  Prior  Plan   after
                    January  1,  1989)  except no  portion  of  the Company
                    Matching  Contribution Account  or Northeast  Utilities
                    Transfer Contribution Account.

               (C)  Any  shares held  in the  Northeast Utilities  Transfer
                    Contribution Account may be sold and the proceeds attributable to After-Tax Contributions plus earnings may be withdrawn in accordance with (A) and proceeds attributable to other amounts may be withdrawn in accordance with (B).

          9.03 Hardship.  A Participant may  make a withdrawal  pursuant to
          Section 9.02(B) on account of the Participant's "qualifying financial hardship." A "qualifying financial hardship" exists if both: (a) an immediate and heavy financial need exists, as described in Section 9.04 and (b) the distribution is necessary to satisfy such financial need, as described in Section 9.05.
          Whether the qualifying conditions in (a) and (b) exist will be determined in accordance with uniform and nondiscriminatory procedures established by the Committee and after consideration of all relevant facts and circumstances.

          9.04 An immediate and heavy financial need will be deemed to exist without further inquiry only if the withdrawal is on account of:

               (a)  unreimbursed   medical   expenses   incurred   by   the
                    Participant,  a  spouse,   or  any  dependent  of   the
                    Participant;

               (b)  the  purchase  (excluding  mortgage  payments)  of  the

                                          44






                    Participant's principal residence;

               (c) the payment of tuition for the next semester or quarter of post-secondary education for the Participant, a spouse, a child or other dependent;

               (d) payments necessary to prevent a mortgage foreclosure on or eviction from the Participant's principal residence;
                    or

               (e)  such other  specific events which  the Internal Revenue
                    Service constitutes to be an immediate and heavy financial need.

                    A  financial  need  shall not  fail  to  qualify merely
                    because  such   need  was  reasonably   foreseeable  or
                    voluntarily incurred by the Participant.

          9.05 A distribution is necessary to satisfy an immediate and heavy financial need as determined under Section 9.04 if the distribution is not in excess of the amount required to meet the financial need and the financial need cannot be satisfied from other resources that are reasonably available to the Participant.
          A distribution will be treated as necessary to satisfy an immediate and heavy financial need if the Participant submits to the Committee a representation that the financial need cannot be satisfied:

               (a)  through reimbursement or compensation by insurance;

               (b)  by  cessation  of   Basic  Contributions,  Supplemental
                    Contributions and After-Tax Contributions;

               (c) by distributions, withdrawals or nontaxable loans from the Plan or any other plan maintained by the Company or any other employer;

               (d) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself create an immediate and heavy financial need. A Participant's assets shall be deemed to include the assets of a spouse or minor child, except that assets held in an irrevocable trust or under the Uniform Gifts to Minors
                    Act for such minor child shall not be included; and

               (e) by obtaining a commercial loan on reasonable terms and conditions.

          9.06 Withdrawal Procedures. The Committee shall establish rules and procedures for withdrawals, including but not limited to the following:


                                          45





               (A)  Procedures   for   application  by   Participants   for
                    withdrawals.

               (B)  Rules regarding minimum amounts of withdrawals.

               (C)  Rules regarding the permitted frequency of withdrawals.

               (D)  Procedures   for   determining  the   order   in  which
                    withdrawals  will   be  made  from   the  Participant's
                    accounts  and  the  manner in  which  subfunds  will be
                    debited in the event of a withdrawal.

          Part II, Articles X through XVII shall apply to the Employees of the Company or Participating Company who are members of Locals
          420  and 457  of  the  International  Brotherhood  of  Electrical
          Workers whose participation in this Plan is covered by a collective bargaining agreement.






                                          46




                                      ARTICLE X

                                     DEFINITIONS


          The following words and phrases, as used herein shall have the following meanings unless a different meaning is clearly required by the context.

          10.01 "Actual Deferral Percentage" shall mean the average of the percentages, calculated separately for each Eligible Employee in any group of Eligible Employees, of:

               (A)  Basic  Contributions  and   Supplemental  Contributions
                    actually  paid  to the  Plan  on  behalf of  each  such
                    Eligible Employee for a Plan Year, to;

               (B)  The Eligible  Employee's  Compensation  for  such  Plan
                    Year.

          10.02  "Affiliated Company" shall mean:

               (i)  Any  corporation (other  than the  Company)  that is  a member  of  a  controlled  group  of  corporations  (as
                    defined  in  Section  414(b)  of  the  Code)  with  the
                    Company, (ii)  any trade  or business  (other than  the
                    Company, whether  or not  incorporated,  that is  under
                    common control  (as defined  in Section  414(a) of  the
                    Code) with the Company, and (iii) any trade or business
                    (other  than  the  Company)  that  is  a  member of  an
                    affiliated service group (as  defined in Section 414(m)
                    of the  Code) of  which the Company  is also  a member;
                    provided that  the term "Affiliated Company"  shall not
                    include  any  corporation  or unincorporated  trade  or
                    business prior to the date on which such corporation or
                    unincorporated   trade   or  business   satisfies   the
                    affiliation  or control  tests of  (i),  (ii) or  (iii)
                    above.

          10.03 "After-Tax Contributions" shall mean the contributions which a Participant elects to have the Company make directly to the Plan on behalf of the Participant, in accordance with Section
          12.04.

          10.04 "After-Tax Contributions Account" shall mean that portion of the Trust Fund which, with respect to any Participant, is attributable to his After-Tax Contributions and any investment earnings or gains or losses thereon, less any amounts withdrawn or distributed to the Participant or his Beneficiary from such account.

          10.05  "Annual Additions" shall mean for any Participant, for any

                                          47








          Plan  Year, the  Participant's Basic  Contributions, Supplemental
          Contributions,   Company   Matching    Contributions,   After-Tax
          Contributions and forfeitures for the Plan Year.

          10.06  "Associate Company" shall mean any company designated from time  to time  by the Board,  not less  than 10 percent  of whose common stock  is  held directly  or indirectly  by Yankee  Energy
          System, Inc., or  whose business activities are  coordinated with those of the Company  and any predecessor of or successor  to any
          such  company.    Yankee  Gas  Services,  Inc.  is  currently  an
          Associate Company under this provision.

          10.07  "Basic Contributions" shall mean the contributions which a
          Participant elects to have the  Company make directly to the Plan on behalf of  the Participant, in accordance  with Section 12.01,
          which  election  shall  constitute  an  election   under  Section
          401(k)(2)(A) of the Code.

          10.08 "Basic Contribution and Supplemental Contribution Account" shall mean that portion of the Trust Fund which, with respect to any Participant, is attributable to his Basic Contributions and Supplemental Contributions and any investment earnings or gains or losses thereon, less any amounts withdrawn or distributed to the Participant or his Beneficiary from such account.

          10.09    "Beneficiary"  shall mean  any  person  designated under
          Section 16.05 who is entitled to receive benefits which are payable upon or after a Participant's death pursuant to the provisions of the Plan.

          10.10  "Board" shall mean the Board of Directors of Yankee Energy
          System, Inc., or of any successor thereto.

          10.11  "Code shall mean the Internal Revenue Code of 1986, as now in effect and  as hereinafter amended.  Reference  to any section or subsection of the Code includes reference to any comparable or
          succeeding   provisions   of   any   legislation  which   amends,
          supplements or replaces such section or subsection.

          10.12 "Committee" shall mean the Administrative Committee provided for in Article XIX.

          10.13   "Company" shall  mean Yankee Energy  System, Inc.  or any
          successor thereto,  or any  entity now or  hereafter which  is an affiliate or subsidiary  of Yankee Energy System,  Inc. and which the Board of  Directors has designated  as participating in  this
          Plan  and  which adopts  this  Plan.    The term  "Company"  also
          includes all of the foregoing as the context may require.

          10.14    "Company  Matching  Contributions"  shall mean  matching
          Contributions   made  by   the   Company   in  conjunction   with

                                          48








          contributions made to the Participants' Accounts as more fully described in Section 12.06.

          10.15  "Company  Matching Contributions Account" shall  mean that portion of the Trust Fund which, with respect to any Participant,
          is   attributable  to  Company  Matching  Contributions  and  any investment earnings or gains or losses thereon,  less any amounts withdrawn  or distributed to  the Participant or  his Beneficiary from such account.

          10.16 "Company Matching and After-Tax Contribution Percentage" shall mean the average of the percentages, calculated separately for each Eligible Employee in any group of Eligible Employees, of:

               (A)  Company    Matching    Contributions    and   After-Tax
                    Contributions (if  any) actually  paid to  the Plan  on
                    behalf of  each such Eligible Employee for a Plan Year,
                    to,

               (B)  The Eligible  Employee's  Compensation  for  such  Plan
                    Year.
          10.17 "Company   Stock"  shall   mean  shares  of   common  stock
          issued  by Yankee Energy System, Inc.

          10.18  "Compensation" shall mean:

               (i)  for purposes of  Sections 11.03,  12.01, 12.02,  12.03,
                    12.05, (A) plus (B) below

               (ii) for purposes of Sections  10.01, 10.16, 10.23, 14.04(b)
                    and 14.06, (A) plus (B) plus (C) below

               (iii)     for purposes of  Section 14.05 and  Article XVIII,
                         (A) plus (C) below;

                         (A)  actual base pay during a Plan Year, excluding
                              but not necessarily  limited to, under  rules
                              uniformly   applicable   to   all   Employees
                              similarly   situated,   bonuses,   pay   from
                              overtime, special pay,  and the Company's  or
                              Participating Company's  cost for  any public
                              or private  employee benefit  plan, including
                              the Plan;

                         (B)  amounts subject to salary reduction under the
                              plans   maintained   by    the   Company   or
                              Participating   Company   pursuant   to  Code
                              Sections 125 and 401(k).

                         (C)  amounts  reported  on  Form  W-2  which   are
                              reimbursement of  expenses, relocation  pay',

                                          49





                              any  other  similar   special  payments,  any
                              imputed income amounts  which are taxable  to
                              the employee based on  his participation in a
                              welfare  benefit  plan   of  the  Company  or
                              Participating Company  and any  other amounts
                              includible   in   compensation   pursuant  to
                              Section 415(c)(3) of the Code and regulations
                              thereunder.

          "Compensation" to  be taken  into account under  the Plan  in any
          Plan  Year  shall   not  exceed  Two  Hundred   Thousand  Dollars
          ($200,000) or  such other amount  as may be provided  pursuant to applicable law or  regulations.  Such maximum dollar  limit shall be determined after  aggregation the Compensation of  any Covered
          Employee who is a 5% owner  (as defined in Section 416(i) of  the
          Code)  or one  of the  top  10 Employees  by pay  who  are Highly
          Compensated  Employees with  the Compensation  of  any spouse  or lineal descendants  who are  not age 19  before the close  of the
          Plan Year and who are also Covered Employees.

          10.19 "Covered Employee" shall mean any employee who is in the employ of the Company or Participating Company on or after July
          1, 1989 and any person who is on a leave of absence which has been approved by the Company and who was a Covered Employee within the meaning of this Section 10.19 on the day before the first day of the leave of absence; but excluding (i) leased employees (unless -otherwise required by applicable law), and
          (ii) employees represented by a collective bargaining unit unless the unit is covered by a collective bargaining agreement which specifically provides for inclusion in the Plan. The employees who are members of Locals 420 and 457 of the International
          Brotherhood of Electrical Workers are included in this Part II of the Plan.

          10.20  "Effective Date" shall mean July 1, 1989.

          10.21 "Eligible Employee" shall mean any Covered Employee who is eligible for participation under the conditions specified in
          Section 11.02 whether or not he is actually a Participant.

          10.22 "Enrollment Date" shall mean the first day of each month of the calendar year.

          10.23 "Highly Compensated Employee" shall mean any employee who during the current Plan Year or the Preceding Plan Year:

               (i)  was at any time a 5% Owner,  as that term is defined in
                    Section 416(i)(1)(B) of the code and the Regulations thereunder;

               (ii) received Compensation  in  excess of  $81,720  for  the applicable Plan Year (or such amount as further indexed

                                          50




                    in  accordance with  Section  415(d)  of  the  Internal
                    Revenue Code for the applicable Plan Year;

              (iii) received  Compensation in  excess  of $54,480  (or such amount as  further indexed  in accordance  with Section
                    415(d)  of the Internal Revenue Code for the applicable
                    Plan Year); and was in the "top 20% group" of employees in compensation as determined in Section 414(q)(4) of the Code; or

               (iv) was  at  any time  during the  applicable Plan  Year an officer  of the Employer (within the meaning of Section
                    416(i) of  the  Internal  Revenue  Code)  and  received
                    Compensation greater than 50% of the dollar limitation in effect for such years as contained in Section
                    415(b)(1)(A) of the code; provided that no more than 50
                    Employees (or, if lesser, the greater of 3 Employees or 10% of the Employees) shall be treated as officers.

          For purposes of  determining the "top 20% group"  of employees or
          the  number  of   officers  taken  into  account   under  section
          subsection (iv), Employees  who have not completed six  months of service or who normally work  less than 17-1/2 hours per  week or not more than six  months during any year  or employees who  have not attained age 21 may be excluded.

          Notwithstanding the foregoing, an Employee who satisfied one of the criteria listed above during the current Plan Year shall not be treated as a Highly Compensated Employee for the purpose of this Section UNLESS he:

               1) was also a Highly Compensated Employee during the preceding Plan Year by meeting one of the criteria listed above for such Plan Year;

               2) is within the top 100 Employees in Compensation during the current Plan Year; or
               3)   is a 5% Owner in the current Plan Year.

          10.231     The  following   will  apply  in   determining  Highly
          Compensated
          Employees:

               (i)  A "Family Member"  of an Employee who is  a 5% Owner or
                    who is one of the  10 highest paid Employees during the
                    applicable Plan  Year (before the  application of  this
                    paragraph)  shall  not  be  considered  as  a  separate
                    Employee under this Plan and such Family Member's Basic
                    Contribution,   Company   Matching   Contributions  and
                    Compensation  shall be aggregated  with that of  the 5%
                    Owner  or  the  Employee  among  the  10  highest  paid
                    Employees.    For  purpose of  this  Section,  a Family

                                          51





                    Member shall include an Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants or any one who had such a status at any time during the applicable Plan Year.
                    However, the aggregation  of the Compensation,  Company
                    Matching Contributions  and Pay Basic  Contributions of
                    Family Members under this Section shall be made after the determination of the "top 20% group" and "top 100
                    Employees by Compensation" for both the preceding and current Plan Years.

               (ii) A former Employee who  terminates employment during the current or preceding Plan Year shall be excluded unless he was a Highly Compensated Employee upon termination or at any time after attaining age 55.

              (iii) The determination  as to  who is  a Highly  Compensated
                    Employee shall be made after determining Employees with the controlled group (as defined in Section 414(b) of the Code) and after application of the special rules in
                    Section 414(m) and (n) of the Code.

          10.24 "Hour of Service" shall mean each hour for which an employee is directly or indirectly paid or entitled to payment, for the performance of duties for the Company or an Affiliated
          Company.

          10.25   "Investment  Funds"  shall mean  the  funds described  in
          Section 15.02 and any other funds selected by the Committee for the investment of assets held in the Trust Fund pursuant to
          Section 15.02.

          10.26 "Investment Manager" shall mean any party that fulfills all the following conditions:

               (A)  Is one of the following:

                    (i) Registered as an investment adviser under the Investment Advisers Act of 1940, or

                    (ii) A  bank (as defined in the Investment Advisers Act
                         of 1940), or

                   (iii) An insurance company qualified  to manage, acquire
                         and dispose of Plan assets under the laws of more than one state; and

               (B) Acknowledges in writing that it is a fiduciary with respect to the Plan; and

               (C)  Is engaged pursuant to Section 19.07 of the Plan.


                                          52






          10.27    "Northeast  Utilities  TRAESOP/PAYSOP"  shall  mean  the
          Northeast Utilities Service Company  Payroll-Based Employee Stock
          Ownership  Plan and the  Northeast Utilities Service  Company Tax
          Reduction Act Employee Stock Ownership Plan.

          10.28     "Northeast  Utilities  Savings  Plan"  shall  mean  the
          Northeast Utilities  Service Company Supplemental  Retirement and
          Savings Plan.

          10.29 "Northeast Utilities Transfer Contribution Account" shall mean the balance credited to the account of the Covered Employee to reflect his interest in the Trust Fund which is attributable to the common shares of Northeast Utilities transferred to the Plan from the Northeast Utilities TRAESOP/PAYSOP or the Northeast
          Utilities Savings Plan.

          10.30 "Participant" shall mean any person participating in the Plan as provided in Article XI and who continues to have a Total
          Account under the Plan.

          10.31   "Participating Company"  shall mean Yankee  Gas Services,
          Inc. and any other Associate Company which has been designated by the Board to participate in the Plan and whose board of directors has accepted such designation.

          10.32   "Plan" shall mean  the Yankee Energy System,  Inc. 401(k)
          Employee Stock Ownership Plan as set forth in this document, and as it may be amended from time to time.

          10.33  "Plan Administrator" shall be the Company.

          10.34   "Plan Year" shall mean  July 1, 1989 through December 31,
          1989 and thereafter the twelve-month period beginning on each January 1 and ending the following December 31.

          10.35 "Rollover Contributions" shall mean the amounts rolled over into the Plan by a Covered Employee, as more fully described in Section 12.09.

          10.36 "Rollover Contribution Account" shall mean the balance credited to the account of the Covered Employee to reflect his interest in the Trust Fund which is attributable to his Rollover
          Contributions to the Plan, if any, and any investment earnings and gains or losses thereon, less any amounts withdrawn or distributed to the Covered Employee or his Beneficiary from such account.

          10.37  "Service  shall   mean  an  employee's  total   period  of
          employment  with  the Company  beginning  on  the  date he  first performs  ah Hour of Service and ending on his Date of Severance.
          If an employee has a break  in the continuity of his Service  and is subsequently reemployed,  his total period of  employment will

                                          53






          be aggregated to the extent provided in the following paragraphs.
          Service of an employee shall not be considered broken until the employee's "Date of Severance", which for purposes of the Plan means the earlier of (i) the date on which an employee either quits, retires, dies or is discharged, or (ii) the first anniversary of the date on which an employee commenced a period of absence for any other reason.

          In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.
          The person must furnish to the Committee such information as shall be reasonably required to establish the number of days for which such absence continued.

          If  any  employee   whose  Service  is  broken   is  subsequently
          reemployed  and he thereafter  meets the definition  of employee, his prior Service shall be reinstated as of his reemployment date if he fulfills the requirements OF (a), (b) or (c) below:

               (a) he is entitled to a benefit under Section 16.01 at his Date of Severance,

               (b) the period between his Date of Severance and his reemployment date is less than five years, or

               (c) the consecutive one year periods of severance between his Date of Severance and his reemployment date is less than his period of Service prior to his Date of Severance.

          In addition,  if such an  employee returns  to the employ  of the
          Company within  twelve months  after his  Date of  Severance, the period from his Date of  Severance to his reemployment date shall be included in computing his Service; provided, however, that  if an employee, during  any period of absence quits  or retires less than  twelve  months  after  the  date  such  period  of  absence commenced, his period of severance shall be included in computing his Service  only  if he  returns to  the employ  of the  Company
          within   twelve  months  of  the  date  such  period  of  absence
          commenced.

          10.38  "Supplemental Contributions"  shall mean the contributions

                                          54




          which a Participant elects to have the Company make directly to the Plan on behalf of the Participant, in accordance with Section
          12.02,  which election shall constitute an election under Section
          401(k)(2)(A) of the Code.

          10.39  "Termination of Employment" shall mean separation from the employment of  the  Company for  any reason,  including, but  not
          limited  to,  retirement,   death,  Disability,  resignation   or
          dismissal from the Company.

          10.40 "Total Account" shall mean the total amount standing to the credit of a Participant under all accounts maintained on his behalf, including the balances in his:

               (A)  After-Tax Contribution Account,

               (B)  Basic   Contribution   and   Supplemental  Contribution
                    Account,

               (C)  Company Matching Contribution Account,

               (D)  Rollover Contribution Account,

               (E)  Transfer Contribution Account, plus

               (F)  Northeast Utilities Transfer Contribution Account.

          10.41     "Transfer   Contributions"  shall   mean  the   amounts
          transferred into  the Plan by  a Covered Employee, as  more fully described in Section 12.08.

          10.42 "Transfer Contribution Account" shall mean the balance credited to the account of the Covered Employee to reflect his interest in the Trust Fund which is attributable to his Transfer
          Contributions to the Plan, if any, and any investment earnings and gains or losses thereon, less any amounts withdrawn or distributed to the Covered Employee or his Beneficiary from such account.

          10.43     "Trust"  shall   mean  the  legal   entity  established
          pursuant to Section 15.07.

          10.44     "Trust   Agreement"  shall   mean   the  agreement   or
          agreements, as amended from time to time, establishing the Trust.

          10.45     "Trust Fund" shall mean the total of contributions made
          to the Trust  pursuant to the Plan, increased  by profits, gains,
          income  and  recoveries   received,  and  decreased   by  losses,
          depreciation, expenses, withdrawals and benefits paid.

          10.46 "Trustee" shall mean the party or parties, individual or corporate, named in the Trust Agreement and any duly appointed

                                          55




          additional or successor Trustee or Trustees acting thereunder.

          10.47     "Valuation Date  and Allocation  of Investment  Gain or
          Loss" shall mean September 30, 1989 and at the end of each calendar quarter thereafter so long as the Trust remains in existence. The Committee may establish more frequent Valuation and Allocation Dates in its discretion.

          10.48 "Year  of Service" shall  mean each twelve-month  period of employment beginning on the date  the employee first performed an
          Hour of Service or any Plan Year following the date the  employee
          first  performed an  Hour  of  Service.   Years  of Service  with
          Northeast  Utilities System Companies shall be credited hereunder for those Employees who were active participants on June 30, 1989 in  the  Northeast  Utilities  TRAESOP/PAYSOP  or  the  Northeast
          Utilities Savings Plan and who become active  employees of Yankee
          Gas Services, Inc. effective July 1, 1989.

          10.49 Wherever used in this instrument, a masculine person shall be deemed to include the masculine and feminine gender, and a singular word shall be deemed to include the singular and plural, in all cases where the context requires.




                                          56





                                      ARTICLE XI

                                    PARTICIPATION


          11.01  Voluntary  Participation.  Participation in the  Plan by a
          Covered Employee shall be voluntary except to the extent of amounts transferred into the Transfer Contribution Account and the Northeast Utilities Transfer Contribution Account from the
          Northeast  Utilities Savings  Plan  and  the Northeast  Utilities
          TRAESOP/PAYSOP.

          11.02  Eligibility for Participation.

               (A) Participants as of June 30, 1989. Each employee who was a Participant in the Northeast Utilities Savings
                    Plan or the Northeast  Utilities TRAESOP/PAYSOP on June
                    30, 1989 and who became employees of the Company or Participating Company effective July 1, 1989 shall be eligible for participation in the Plan on July 1, 1989.

               (B) Other Participants. Each Covered Employee shall become eligible for participation on any Enrollment Date coincident with or following the completion of a Year of Service.

          11.03     Participant  Application.     In  order  to   become  a
          Participant,   an   Eligible  Employee   who   is   eligible  for
          participation  under the conditions specified in Section 11.02 or
          Section  12.07 must submit to the  Committee an application form, if applicable, on which he:

               (A)  Designates  the percentage  of his  Compensation to  be contributed as Basic Contributions, if any, pursuant to
                    Section  12.01,  designates   the  percentage  of   his
                    Compensation   to   be  contributed   as   Supplemental
                    Contributions,  if any, pursuant  to Section  12.02 and
                    designates  the percentage  of his  Compensation to  be
                    contributed   as  After-Tax   Contributions,  if   any,
                    pursuant to Section 12.03.

               (B) Authorizes reductions from his Compensation of his Basic Contributions and Supplemental Contributions.

               (C) Chooses one or more of the Investment Funds for the investment of any contributions made on his behalf.

               (D)  Designates  one  or  more  Beneficiaries  pursuant   to
                    Section 16.05.

               (E) Agrees to be bound by the terms and conditions of the Plan.

                                          57






          11.04   Participant  Status.   A  Covered Employee  who has  once
          become a  Participant shall  remain a Participant  so long  as he remains in  the service of  the Company and  shall cease to  be a
          Participant upon his Termination of Employment, except that if he has met  the conditions  for entitlement to  a benefit,  he shall remain a Participant, so long as  he has a credit balance in  his
          Total Account.

          11.05  Participation After Termination of Employment.

               (A)  If a former Eligible  Employee is rehired as  a Covered
                    Employee. he shall be entitled to become a Participant on the date he is rehired.

               (B)  Any former  Covered Employee  who was  not an  Eligible
                    Employee prior to his Termination of Employment, and who is rehired as a Covered Employee of the Company, shall be eligible for participation on the Enrollment
                    Date coincident with or immediately following his reemployment date upon which he meets the qualification requirements set forth in Section 11.02.






                                          58





                                     ARTICLE XII

                                    CONTRIBUTIONS


         12.01  Basic Contributions.  Subject to the provisions of Article
          XII, each Participant may elect, pursuant to Section 11.03, to have the Company contribute a percentage of his Compensation to the Trust Fund on behalf of such Participant, in an amount equal to any whole percentage not less than one percent (1%) nor more than three percent (3%) of his Compensation; provided that such contribution along with the contribution provided for in Section
          12.02, shall not in any calendar year exceed $7,627 (as adjusted by the Secretary of Treasury or his delegate).

          12.02  Supplemental Contributions.  Subject to  the provisions of
          Article  V,  and  after  first  electing  to  have  the   Company
          contribute  the   maximum   Basic   Contribution   amount,   each
          Participant may  elect, pursuant  to Section  11.03, to  have the
          Company contribute a percentage of his  Compensation to the Trust
          Fund on behalf of such Participant, in an additional amount equal to any whole  percentage not less than one  percent (1%) nor more than  seven percent (7%) of  his Compensation; provided that such contribution  along with the contribution provided for in Section
          12.01 shall not  in any calendar year exceed  $7,627 (as adjusted by the Secretary of Treasury or his delegate).

          12.03    After Tax  Contributions.  Subject  to the provisions of
          Article XII, each Participant may elect to have. the Company contribute a percentage of his Compensation to the Trust Fund, in an amount up to seven percent (7%) of his Compensation; provided, however, that Basic Contributions pursuant to Section 12.01, Supplemental Contributions pursuant to 12.02 plus After-Tax
          Contributions pursuant to this Section 12.03 in the aggregate may not exceed ten percent (10%) of such Participant's Compensation.
          After-Tax Contributions pursuant to this Section 12.03 shall not be matched by Company Contributions as provided in Section 12.06.

          12.04  Rules for Contributions.

               (A)  Effective  as of  any January  1,  April 1,  July 1  or
                    October  1 (or  such other  dates as  permitted by  the
                    Committee in  its sole  discretion), a Participant  may
                    elect   to   increase,   decrease   or  suspend   Basic
                    Contributions, Supplemental Contributions  and/or After
                    Tax  Contributions; provided  that  he must  notify the
                    Committee in writing at least thirty (30) days prior to
                    the effective date of such election.

          12.05 Additional Rules. The Committee may promulgate such other rules as it deems necessary regarding:


                                          59







               (A)  The   commencement    or   recommencement    of   Basic
                    Contributions    and/or    Supplemental   Contributions
                    consistent with the Company's regular payroll periods.

               (B)  Elections  by  Participants  to  increase, decrease  or
                    suspend  the   percentages  of  Compensation   used  to
                    determine     Basic     Contributions,     Supplemental
                    Contributions and/or After-Tax Contributions.

               (C) Procedures for payroll deductions and remittances of contributions to the Trust Fund.

               (D)  Procedures to reduce the amount of Basic Contributions,
                    Supplemental     Contributions     and/or     After-Tax
                    Contributions, if the Committee determines such  action
                    is  necessary (i) to ensure that a Participant's Annual
                    Additions will  not exceed  the limitations  of Section
                    415  of   the  Code,  or   (ii)  to  ensure   that  the
                    discrimination tests  of Sections 401(k) and  401(m) of
                    the Code are met for such year.

          12.06    Company  Matching  Contributions.    The  Company  shall
          contribute to the Trust Fund  for the Company Matching Account of
          Participants  fifty percent  (50%)  of  each Participant's  Basic
          Contributions.  Such Company Matching Contributions shall be made at such intervals as determined  by the Company to be reasonable,
          but not  less than annually.   Forfeitures arising  under Section
          16.02 shall be treated as  Company contributions and shall reduce the amount that  the Company  would otherwise  contribute to  the
          Plan pursuant to this Section.

          12.07  Conditions Applicable to Contributions by the Company.  In
          no event shall Company contributions for any Plan Year exceed the amount deductible  for  such Plan  Year  for Federal  income  tax purposes as a contribution to a qualified Trust under  applicable
          provisions of  the Code.   Company contributions with  respect to
          any Plan Year shall be made within the time prescribed by law for the deduction of such contributions for purposes of the Company's
          Federal income tax as determined by applicable provisions  of the
          Code.

          Except  as  otherwise provided  in  Section  12.11, any  and  all contributions made by the Company shall be  irrevocable and shall be transferred  to the  Trustee and held  as provided  in Section
          15.02  to be  used to  provide  benefits in  accordance with  the
          provisions  of this  Plan.   Neither such  contributions nor  any
          income  therefrom  shall be  used for,  or diverted  to, purposes other  than for  the  exclusive  benefit of,  or  on account  of,
          Participants or their Beneficiaries.

          12.08 Transfer Contribution. Upon direction of the Committee, the Trustee may accept a direct transfer to the Plan of all or a

                                          60






          portion of  assets or all or a portion of a Participant's account balances  under another  qualified plan  or  trust maintained  by another employer.  The Trustees shall accept a direct transfer to the Plan  of  common  shares  of  Northeast  Utilities  from  the
          Northeast Utilities  TRAESOP/PAYSOP, and of the  account balances from  the Northeast Utilities  Savings Plan for  Participants who
          were active participants  in such plans as  of June 30,  1989 and become  active employees of  Yankee Gas Services,  Inc. effective
          July 1, 1989.   The Trustee may  rely upon any representation  by
          the Committee or the Company  that the acceptance of any Transfer
          Contribution  under this Section 12.08, will not adversely impact the qualified  status of the Plan, and the Trustee shall be under no obligation to make any independent investigation thereof.

          12.09 Rollover Contribution. Upon direction of the Committee, the Trustee may accept a Rollover Contribution from a Covered
          Employee who  has received  a "Qualifying  Rollover Distribution"
          (within the meaning of Section 402(a)(5) of the Code) from another qualified plan and such Rollover Contribution may be a rollover directly from such other qualified plan or through the conduit of an Individual Retirement Account established under
          Section 408 of the Code, subject to applicable laws and regulations governing such tax-free rollovers. For purposes of the rollover of all or any part of a Qualifying Rollover
          Distribution, the amount, date of authorization, type of funds accepted, and other conditions, shall be in accordance with the provisions of Section 402(a)(5) of the Code, and other applicable laws and regulations, and the Committee may require whatever evidence or information from the Covered Employee as it may deem necessary to comply with said laws or regulations.

          A Covered Employee need not be a Participant in order to make a Rollover Contribution to the Plan and any Covered Employee who makes a Rollover Contribution prior to the date on which he meets the eligibility requirements for participation in the Plan shall, subject to Section 11.03, become a Participant as of the date the Rollover Contribution is accepted but his benefits under the Plan prior to the date on which he elects to participate after having met the eligibility requirements for participation in the Plan shall be limited to the amounts credited to his Rollover
          Contribution Account.

          The Trustee may rely upon any representation by the Committee or the Company that the acceptance of any Rollover Contribution under this Section 12.09, will not adversely impact the qualified status of the Plan. and the Trustee shall be under no obligation to make any independent investigation thereof.

          12.10  Transfer of Accounts.

               (A) In the event the Company sells a business unit, or any portion of a business unit, which results in the

                                          61




                    termination of employment of Participants and immediate
                    employment  of  such  Participants  by  the  succeeding
                    employer,  the  Company  may   direct  the  trustee  to
                    transfer a Participant's  Total Account to a  thrift or
                    profit  sharing  plan   of  such  successor   employer,
                    provided such plan is qualified under the Code.

               (B) In the event the Company acquires a business unit, or any portion of a business unit, from another employer resulting in the immediate employment by the Company of employees of such other employer, the Plan may accept a transfer of any account balances which such employees may have credited under a thrift or profit sharing plan of such other employer, provided such Plan is qualified under the Code.

               (C)  Any   transfer  of  assets  shall  be  subject  to  (i)
                    approval,  when  necessary  by  the  Internal   Revenue
                    Service, and (ii) enabling  language to accomplish such
                    transfer in the plan  of the other employer,  and (iii)
                    approval by the Committee.

          12.11  Return of Contributions Under Certain Circumstances.

               (A)  The  assets of  the Trust  Fund shall  be held  for the exclusive purpose of providing benefits to Participants
                    and  their   Beneficiaries  and   defraying  reasonable
                    expenses of administering the Plan  pursuant to Section
                    19.09  and  shall  not  inure  to the  benefit  of  the
                    Company, except that contributions made by  the Company
                    may  be  returned  to  the  Company  in  the  following
                    circumstances:

                    (i)  Mistake   -  If  and   to  the  extent   that  any
                         contribution  was  made by  mistake  of  fact, the
                         Committee  may direct  the Trustee  to  return the
                         contribution at any time within one (1) year after
                         the payment of such  contribution, pursuant to the
                         conditions set forth in Section 12.11(B) below;

                    (ii) Failure   to  Obtain   Internal  Revenue   Service
                         Approval- If the Internal Revenue Service does not
                         determine  that  the   Plan  and  Trust  initially
                         qualify under Sections  401(a), 401(k) and  501(a)
                         of the Code,  the Plan shall be deemed  to be null
                         and void and any and all contributions made by the
                         Company  to   the  Trustee,   subsequent  to   the
                         effective date, shall  be returned to  the Company
                         as soon as practicable;

                   (iii) Non-Deductibility  - If and to the extent that the
                         Internal   Revenue  Service   determines  that   a

                                          62







                         contribution is  not deductible under  Section 404
                         of  the Code, the Committee may direct the Trustee
                         to  return the  contribution within  one (1)  year
                         after the date  of disallowance, and to  make such
                         other  adjustments   as  may   be  equitable   and
                         practical.   Such return shall be made pursuant to
                         the  conditions  set  forth  in  Section  12.11(B)
                         below.

               (B) The return of a contribution to the Company pursuant to Subparagraph (i) or Subparagraph (iii) of Section
                    12.11(A) above must satisfy each of the following conditions:

                    (i) the amount of such contribution which may be so returned shall not be greater than the excess of
                         (a) the amount contributed over (b) the amount that would have been contributed had there been no mistake in determining the deduction or had there been no mistake of fact, as the case may be; and

                    (ii) the  amount of such  contribution which may  be so
                         returned  shall  not  be   increased  by  earnings
                         attributable to the investment or reinvestment  of
                         such  contribution  in  the  Trust,  but  shall be
                         reduced by losses  attributable to the  investment
                         or reinvestment of such contribution in the Trust.

               (C) In no event may a refund be due which would cause the Total Account of any Participant to be reduced to less than what the Participant's Total Account would have been had the mistaken amount, or the amount determined to be nondeductible, not been contributed.

          12.12 Prior Account Balances as of June 30, 1989. Participant's account balances as of June 30, 1989 under the Northeast
          Utilities Savings Plan and the Northeast Utilities TRAESOP/PAYSOP transferred to the Plan shall become fully vested on July 1, 1989. Withdrawal of prior accounts from the Northeast Utilities
          TRAESOP/PAYSOP shall be subject to Article XVII. However, common shares of Northeast Utilities may be sold and the proceeds reinvested under another Investment Fund under Article XV.
          Withdrawals of  prior accounts  from Northeast Utilities  Savings
          Plan shall be subject to the same withdrawal rules as provided for amounts under this Plan as provided in Article XVII.








                                          63








                                     ARTICLE XIII

                                       VESTING


          13.01   Vesting Schedule.   A Participant shall  at all times  be
          fully  vested  in  the  balance  of  his Basic  Contribution  and
          Supplemental  Contribution  Account  and  After-Tax  Contribution
          Account.  The Company Matching Contribution Account shall vest in accordance with the following schedule:

          Years of Service                        Nonforfeitable Percentage
          Less than 1                                         0%
          1                                                  20%
          2                                                  40%
          3                                                  60%
          4                                                  80%
          5  or more                                        100%

          Notwithstanding the foregoing, a Participant shall be fully vested in his Company Matching Contribution Account upon attaining age sixty-five (65), or in the event of his death or Total Disability.

                                     ARTICLE XIV

                            RESTRICTIONS ON CONTRIBUTIONS


          14.01 Return of Basic Contributions and Supplemental Contributions Above Limit. If the Committee determines that during any Plan Year the total Basic Contributions and/or Supplemental Contributions for a Participant exceed the dollar limitation in Section 12.01, such excess amount (adjusted by any gain or loss determined under the method set forth in Section 14.05) shall be returned to the Participant by April 15 of the next Plan Year by first returning Supplemental Contributions. The Participant shall be responsible for notifying the Committee in writing by March 1 of the Plan Year following the Plan Year in which any excess in the Basic Contributions and/or Supplemental Contributions made to the Plan (and any other plan to which the Employee makes salary deferral contributions pursuant to Code Sections 401(k), 403(b), or 408(k)) arose and the amount of such excess (together with the income allocable thereto or adjusted for any losses thereon as set forth in Section 14.05) to be returned to the Participant from this Plan by the April 15 following such notification. Such distributions shall be made notwithstanding the requirement of Section 16.01 that the Participant consent to certain distributions.

          14.02  Deferral Percentage Test

               (A) Subject to the aggregate limitation in Section 14.06, in order to satisfy the discrimination requirements of Code Section 401(k)(3), the Actual Deferral Percentage for any Plan Year for Eligible Employees who are Highly Compensated Employees may not exceed either (i) or (ii) (but not both) as follows:

                    (i) The Actual Deferral Percentage of the Eligible Employees who are not Highly Compensated Employees ("Other Employees"), times 1.25, or

                    (ii) The  Actual  Deferral  Percentage  for  the  Other
                         Employees times 2.0; provided, however, that the Actual Deferral Percentage for the Highly Compensated Employees may not exceed the Actual Deferral Percentage for the Other Employees by more than two (2) percentage points.

               (B) If the Actual Deferral Percentage for Highly Compensated Employees is more than the amount permitted under Section 14.02(A), then the Committee, at its sole discretion, shall take such action as may be permitted by regulations under Section 401(k) of the Code to prevent such discrimination, including (i) first reducing or limiting the Supplemental Contributions in respect of Highly Compensated Employees to the extent necessary to satisfy the deferral percentage test; or
                    (ii) reducing or limiting the Basic Contributions in respect of Highly Compensated Employees to the extent necessary to satisfy the deferral percentage test; or
                    (iii) taking such other action as may be necessary to satisfy such test.

          14.03 Reduction of Supplemental Contributions and/or Basic Contributions. In the event the Committee decides pursuant to
          Section 14.02(B) to distribute to the Highly Compensated Employee the amount of any excess Supplemental Contributions and/or Basic Contributions due to the reduction in Section 14.02, the
          Committee shall first reduce the Supplemental Contributions and then the Basic Contributions made for Highly Compensated Employees whose Deferral Percentage exceeds the maximum Actual Deferral Percentage for Highly Compensated Employees. Such adjustment or reduction shall be performed by reducing the Deferral Percentage of Highly Compensated Employees in descending order beginning with the Highly Compensated Employee(s) with the highest Deferral Percentage until such limitation has been satisfied. In performing the reduction or adjustment, the reduced Deferral Percentage of any affected Highly Compensated Employee shall in no event be lower than the Deferral Percentage of any Highly Compensated Employee with the next highest Deferral Percentage.

          14.04 Return of Excess Supplemental Contributions and/or Basic Contributions. The Committee shall distribute to each affected Highly Compensated Employee the amount of any excess Supplemental Contributions and/or Basic Contribution (together with the income allocable thereto as determined in Section 14.05) within two and one-half (2%) months after the end of the Plan Year, but in no event later than twelve months after the end of the Plan Year (or the Plan's termination date, if applicable). The excess Supplemental Contributions and/or Basic Contribution shall be equal to the amount determined by reducing (a) by (b) where:

               (a) is the Highly Compensated Employee's total Supplemental Contributions and/or Basic Contribution before the application of Section 14.02; and

               (b) is the amount determined by multiplying the Highly Compensated Employee's Compensation by the Deferral Percentage after the reduction in Section 14.02.

          The distribution of excess Supplemental Contributions and/or Basic Contributions shall not require the consent of the affected Highly Compensated Employee.

          14.05     Determination   of   Income   on  Excess   Supplemental

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
          Contributions and/or Basic Contributions. The excess amount distributed under Section 14.04 shall include a proportionate share of gain (or loss) for the Plan Year and the date of distribution. Income allocable to excess Supplemental Contributions and/or Basic Contributions for the Plan Year shall be determined by multiplying the income on all Supplemental Contributions and/or Basic Contributions by a fraction where:

               (a) the numerator is the amount of the excess Supplemental Contributions and/or Basic Contributions; and

               (b) the denominator is the value of the Basic Contribution and Supplemental Contribution Account as of the end of the Plan Year, reduced by the gain and increased by the loss allocable to such amounts for the Plan Year.

          Income allocable to excess Supplemental Contributions and/or Basic Contributions for the period from the end of the Plan Year to the date of distribution shall be determined by multiplying the amount of income on excess Supplemental Contributions and/or Basic Contributions as determined for the Plan Year by the product of ten percent (10%) times the number of months between the Plan Year end and the date of distribution (with 15 days being treated as a full month for the month in which the distribution occurs).

          For purposes of this Section 14.05 income shall be determined by including dividends, interest, realized gains and appreciation (whether or not realized). The income allocable to Supplemental Contributions and/or Basic Contributions shall be the net amount from all gains and losses to the Supplemental Contributions and/or Basic Contributions.

          14.06   Special  Rule for  Family Members.   Notwithstanding  the
          foregoing, the Deferral Percentage for a Highly Compensated Employee who is a 5% Owner or one of the top ten highest paid Employees shall be determined by including the Basic Contributions, Supplemental Contributions and/or Compensation of any Employee who is a Family Member and such Family Members who are Non-Highly Compensated Employees shall thereafter not be treated as separate Employees. The Deferral Percentage for the aggregated group of Family Members shall be equal to the greater of:

               (1) the Deferral Percentage calculated for the Highly Compensated Employees who are Family Members; or

               (2) the Deferral Percentage calculated for the entire group of Family Members.

          The resulting Deferral Percentage for the Family Members shall then be included in the calculation of the Actual Deferral

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

          Percentage as provided in Section 14.02 and any excess Supplemental Contributions and/or Basic Contributions for the group of Family Members shall be determined and returned in accordance with Sections 14.03 and 14.04 except that with respect to the Employees comprising the Family Members the following ordering procedures shall apply:

               (i) if the Deferral Percentage for the Family Members was determined under (1) above, then the excess shall be allocated among Family Members who are Highly Compensated Employees in proportion to their respective Deferral Contributions; or

               (ii) if the Deferral  Percentage for the Family  Members was
                    determined under (2) above, then any excess contributions shall first be determined by reducing the Deferral Percentage for Family Members who are Highly Compensated Employees to no lower than the Deferral Percentage that would exist if determined just for Non-Highly Compensated Employees who are Family Members, and then, if necessary to comply with the Deferral Percentage limitations in Section 14.02, a second reduction for all Family Members in proportion to their respective Deferral Contributions.

          14.07 Company Matching and After-Tax Contribution Percentage Test. Subject to the aggregate limitation in Section 14.09, the Company Matching and After-Tax Contribution Percentage Limitation for Highly Compensated Employees for any Plan Year shall be limited by applying the same percentage limitations as in Section 14.02(A).
          The Company may elect to take into account Basic Contributions and or Supplemental Contributions in determining Company Matching and After-Tax Contribution Percentages to the extent permitted and in accordance with applicable law and regulations. If the Company Matching and After-Tax Contribution Percentage Limitation is exceeded, then the Committee. at its sole discretion, shall take such action as may be permitted by regulations under Section 401(m) of the Code to prevent such discrimination, including but not limited to the return of such excess contributions to the Participant. In the event excess Company Matching Contributions and/or After-Tax Contributions (adjusted by any gain or loss determined in accordance with the method set forth in Section
          14.04 for the allocation of gain or loss on excess amounts) are to be returned, such excess contributions shall be distributed in accordance with the procedures in Section 14.03, 14.04 and 14.05 (but substituting excess Company Matching Contributions and After-Tax Contributions for Supplemental Contribution and Basic Contribution in such Sections). Excess Company Matching Contributions shall be distributed in stock or cash.

          14.08  Limits to Contributions.

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
               (A) Notwithstanding anything herein to the contrary, the maximum Annual Addition, for any Participant for any Limitation Year, shall be the lesser of the amount established under Section 415 of the Code, currently $30,000, or, if greater, one-fourth of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, (as increased by the Secretary of the Treasury or his delegate under Code Section 415(d)), or twenty-five percent (25%) of the Participant's Compensation (as defined in Section 415 of the Code) from the Company. For purposes of this Section 14.08, "Limitation Year" means the Plan Year.

               B) Prior to the end of each Limitation Year, the Committee shall notify any Participant for whom it determines that the limitations of this Section 14.08 will prohibit a full Annual Addition for such Limitation Year on his behalf. Any reduction in contributions which becomes necessary due to the requirements of this
                    Section 14.08 shall be returned to the Participant or to the Company or handled in some other manner, as the Committee shall decide and as permitted under the Code and regulations thereunder.

               (C) In any case where a Participant also participates in a defined benefit plan (as defined in Section 414(j) of the Code) of the Company in addition to being a Participant in this Plan, the sum of his defined benefit plan fraction and the defined contribution plan fraction (both as defined hereafter) for any year may not exceed 1.0.

               (D) The defined benefit plan fraction for any year is a fraction, the numerator of which is the projected annual benefit of the Participant under such plan (determined as of the close of the year), and the denominator of which is the lesser of:

                    (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, or

                    (ii) the product of  1.4 multiplied by the  amount that
                         may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant under the Plan for such year.

               (E) The defined contribution plan fraction for any year is a fraction the numerator of which is the sum of the Annual Additions as of the close of the year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each

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
                    prior year of service with the Company:

                    (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or

                    (ii) the  product of 1.4 multiplied by the amount which
                         may be taken into account under Section 415(c)(1)(B) of the Code with respect to the Participant under the Plan for such year.

               (F) In the event that the sum of such fractions exceeds 1.0, the benefit otherwise payable to the Participant or to his Beneficiary under the defined benefit plan shall be reduced so that neither the defined benefit plan nor this Plan will be disqualified. If for any other reason the Annual Addition for any Participant would otherwise exceed the limits imposed by this
                    Section 14.08, a Participant's benefits shall be limited so as not to exceed the limits set forth in this Section 14.08.

               (G) This Section 14.08 is intended to be interpreted consistently with Section 415 of the Code and the regulations issued thereunder, and in no event should this Section 14.08 be interpreted as more restrictive than Section 415 of the Code and the regulations' issued thereunder.

          14.09 Aggregate Limit for Deferral and Company Matching and After-Tax Contribution Percentage Limitations. In addition to the separate limitations in Sections 14.02 and 14.07, if the Actual Deferral Percentage of Highly Compensated Employees exceeds 125 percent of the Actual Deferral Percentage of Other Employees and the Company Matching and After-Tax Contribution Percentage of Highly Compensated Employees exceeds 125 percent of the Company Matching and After-Tax Contribution Percentage of Other Employees, then the Actual Deferral Percentage and Company Matching and After-Tax Contribution Percentage for Highly Compensated Employees, when combined, shall not exceed the sum of:

               (a) 1.25 times the greater of (1) the Actual Deferral Percentage for Non-Highly Compensated Employees or (2) the Company Matching and After-Tax Contribution Percentage for Non-Highly Compensated Employees; and

               (b) 2 plus the lesser of (1) or (2) above, but not in excess of 2 times (1) or (2) above.

          If the aggregate limit determined above is exceeded after first determining any excess Supplemental Contributions and Basic

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
          Contributions or Company Matching and After-Tax Contributions (as provided in Sections 14.02 and 14.04, respectively), then an additional excess Supplemental Contribution and/or Basic Contribution and/or an additional excess Company Matching and After-Tax Contribution shall be determined in accordance with the procedures in Section 14.03 and/or Section 14.07, whichever applies, until the above aggregate limit is satisfied. Company Matching Contributions shall be returned on a pro-rata basis along with Supplemental Contributions and/or Basic Contributions and/or After-Tax Contributions. The amount of any such additional excess contributions shall be distributed (together with any allocable income) along with and in the manner provided for excess contributions under Sections 14.03, 14.04, 14.05 and
          14.06. Notwithstanding the foregoing, application of the aggregate limitation in this Section 14.09 shall be consistent with the requirements of Treasury Regulation Section 1.401(m)-2.







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

                                      ARTICLE XV

                                  ACCOUNTS AND FUNDS


          15.01 Accounts. The Committee shall establish and maintain (or cause to be established and maintained) the following accounts for each Participant:

               (A) A Basic Contribution and Supplemental Contribution Account, which will reflect the Participant's interest in the funds credited to him under the Plan as a result of his Basic Contributions and Supplemental Contributions in accordance with the provisions of Sections 12.01 and
                    12.02.

               (B) An After-Tax Contribution Account, which will reflect the Participant's interest in the funds credited to him under the Plan as a result of his After-Tax Contributions in accordance with the provisions of
                    Section 12.03.

               (C) A Company Matching Contribution Account, which will reflect the Participant's interest in the funds credited to him as a result of Company Matching Contributions in accordance with the provisions of
                    Section 12.06.

               (D) The Committee shall also establish and maintain (or cause to be established and maintained) for each applicable Participant, the Rollover Contribution Account described in Section 12.09 hereof on behalf of those Participants for whom a Rollover Contribution is accepted.

               (E)  A Transfer  Contribution Account, described  in Section
                    12.08 on behalf of each Participant for whom a Transfer Contribution is accepted.

               (F) A Northeast Utilities Transfer Contribution Account, described in Section 12.08 on behalf of each Participant for whom the common shares of Northeast Utilities are transferred.

               (G) In addition to the accounts described in Sections 15.01(A), (B), (C), (D), (E) and (F) the Committee may also arrange for the establishment of any other accounts which may be necessary or desirable for the proper functioning of the Plan.

               (H)  Each account  maintained on behalf of  each Participant

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

                    shall be credited or debited to the extent required by the provisions of the Plan. All entries on such individual accounts shall be conclusive and binding upon all parties unless patently erroneous. Monies derived from these accounts shall be held, administered, invested and disbursed in accordance with the Plan and Trust Agreement.

               (I) The maintenance of individual accounts is only for accounting and recordkeeping purposes, and an actual segregation of the assets of the Trust Fund to each account shall not be required.

          15.02 Investment Funds. The Trust Fund shall consist of the following four (4) Investment Funds and such other funds as the Committee shall establish in the future: Fund A - the Guaranteed Investment Contract, Fund B - the Diversified Common Stock Fund, Fund C - the Company Stock Fund, and Fund D - the Northeast Utilities Stock Fund. However, the Trustee shall have the right to invest in a short term cash fund on an interim short term basis.

               Fund A - Guaranteed Investment Contract
               Fund A means the subfund forming part of the Trust Fund consisting of the monies which the Committee shall direct the Trustee to place with an insurance company, or insurance companies for investment in Guaranteed Investment Contracts issued by such insurance company or companies.

               Fund B - Diversified Common Stock Fund
               Fund B means the subfund forming part of the Trust Fund consisting of the monies which the Committee shall direct the Trustee to place in such fund which shall be a commingled fund and such common or capital stocks issued by corporations and such bonds, debentures, or preferred stocks issued by corporations which are convertible into common stocks as shall be selected by the Trustee in its sole discretion, together with all income and accretions thereon, and such amounts of cash as the Trustee shall deem necessary or advisable to maintain as a part of such fund, all within the limitations specified in the Trust Agreement.

               Fund C - Company Stock Fund
               Reserved

               Fund D - Northeast Utilities Stock Fund
               Fund D means the subfund forming part of the Trust Fund consisting of common shares of Northeast Utilities transferred from the Northeast Utilities TRAESOP/PAYSOP or the Northeast Utilities Savings Plan. No Basic Contributions, Supplemental Contributions, After-Tax Contributions, Rollover Contributions and Transfer

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

               Contributions (except as provided above) may be invested in this Fund.

               Dividends issued on the shares in this Fund shall be used to purchase additional shares of Northeast Utilities.

          15.03 Investment Direction. The Committee may adopt rules under which Participants may elect to have their accounts invested in the Investment Funds described in Section 15.02. Any rules adopted by the Committee shall be established and operated in a nondiscriminatory manner and shall provide that:

               (A) Participants may direct the investment of the Basic Contributions, Supplemental Contributions, After-Tax Contributions, and Rollover Contributions made by the Participants or on their behalf in increments of ten percent (10%) between Fund A and Fund B;

               (B) A Participants Company Matching Contributions Account shall be invested in the same proportion as the Participant has elected with respect to Basic Contributions and Supplemental Contributions.

               (C) Participants may elect to change the investment direction in Section 15.03(A) once in each Plan Year following thirty days written notice to the Committee (or such other dates as permitted by the Committee in its sole discretion); and

               (D) Participants may direct the investment of proceeds from the sale of any common shares of Northeast Utilities held in the Northeast Utilities Transfer Contribution Account in increments of 10% between Fund A and Fund B.

               (E) Elections by Participants to transfer amounts from one Investment Fund to another may be made once in each Plan Year following thirty days written notice to the Committee (or such other dates as permitted by the Committee in its sole discretion).

          If a Participant fails to elect an investment option, the Participant's Total Accounts except for the Northeast Utilities Transfer Contribution Account will be invested in the Guaranteed Investment Contract. If a Participant separates from the employment to the Company and does not receive a distribution of his Total Account, such terminated Participant may continue to make elections with respect to changes in the investment of past accumulations and earnings thereon.

           15.04  Participant's Responsibility.

               (A)  Each   Participant  is   solely  responsible   for  the

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
                    selection of his investments in the Trust Funds. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any subfund impose any liability on the Company, its directors, officers or employees, the Trustee, or the Committee.

               (B) Each Participant assumes all risk connected with any decrease in the market value of any Plan assets held on his behalf by the Trustee. Neither the Trustee, the Committee, nor the Company in any way guarantees the Trust Fund against loss, depreciation or the payment of any amount which may be or become due to any person from the Trust Fund nor shall the Trustee, the Committee or the Company incur any liability therefor except to the extent required by law.

          15.05  Valuation of Accounts.
               (A) As of each Valuation Date, the accounts of each Participant shall be adjusted to reflect any appreciation or depreciation in the fair market value and income earned by each subfund in which the Participant's accounts are invested pursuant to Section
                    14.02. The fair market value shall be the aggregate fair market value of all securities or other property held for each subfund, plus cash and accrued earnings, less accrued expenses and proper charges against each subfund, all as of the Valuation Date. Participant accounts shall be adjusted in proportion to the balance in each Participant's account on each Valuation Date, adjusted for distributions, provided, however, that the Committee may elect to partially or totally reflect additions and/or withdrawals made to the accounts of Participants since such Valuation Date.

               (B) When determining the value of Participant accounts, any deposits due which have not been deposited in the Trust Fund on behalf of the Participant shall be added to his accounts. Similarly, adjustments of accounts for appreciation or depreciation of the subfund shall be deemed to have been made as of the Valuation Date to which the adjustment relates, even though they are actually made as of a later date.

               (C) The Committee, with consent of the Trustee may make additional rules, or modifications to the rules contained in Sections 15.05(A) and 15.05(B) for the valuation of Participant accounts, provided such rules are administered in a nondiscriminatory manner.

          15.06    Participant  Statements.    The  Committee shall,  on  a

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
          quarterly basis, furnish or cause to be furnished to each Participant, a statement of his Total Account and the value of each account referred to in Section 15.01.

          15.07 Trust Agreement. The Trust Agreement shall contain such provisions as shall render it impossible for any part of the corpus of the Trust Fund to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries and administrative expenses of the Plan, except as provided in Section 12.11 and 14.08.






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

                                     ARTICLE XVI

                                BENEFIT DISTRIBUTIONS


          16.01 Distribution Account of Termination of Employment. If a Participant terminates his employment other than by reason of death, retirement or total disability, the Total Account of such Participant (calculated as of the Valuation Date next preceding the date of the distribution) that is vested as provided in
          Section 13.01 hereof shall be paid to the Participant in a lump sum. The lump sum distribution shall be paid no later than the close of the Plan Year following the Plan Year in which termination of employment occurs, except as provided in the following sentence. Unless the Participant is fully vested in his Company Matching Contribution Account, if the amount of the distribution derived from the Participant's Company Matching Contribution Account exceeds $3,500 (or such greater amount that may be established by Treasury Regulations under Section 411(a)(7)(B) of the Code), the payment of the distribution shall be delayed until the Participant incurs five consecutive One-Year Breaks in Service following his termination of employment, unless the Participant elects in writing to receive an earlier payment of benefits.

          16.02 Forfeitures. A Participant who terminates employment other than by reason of death, retirement or total disability and who receives a distribution of the vested portion of his Company Matching Contribution Account pursuant to Section 13.01 hereof shall forfeit the non-vested portion of his Account. This forfeited amount shall be restored to his Total Account if he returns to work with the Company before incurring five consecutive One-Year Breaks in Service and repays the entire amount of the distribution within two years after his resumption of employment. The amount restored shall be the exact amount forfeited without adjustment for gains or losses incurred subsequent to the distribution.

          16.03 Distribution at Retirement. Any Participant shall be eligible to terminate his employment by retiring at any time in accordance with the provisions of the Yankee Energy System, Inc. Retirement Plan. In the event of such retirement, the Total Account of the Participant (calculated as of the Valuation Date next preceding the date of the distribution) shall be paid to such former Participant in a lump sum.

          16.04 Distribution upon Death. In the event of the death of a Participant prior to retirement, the Total Account of the Participant (calculated as of the Valuation Date next preceding the date of the distribution) shall be paid to his Beneficiary in a lump sum not later than five (5) years after the date of his death.

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
          16.05 Designation of Beneficiary. In the event of the death of a Participant or former Participant, any benefits payable hereunder shall be paid to the Participant's surviving spouse, if any, or to any other Beneficiary who may be designated by the Participant as hereinafter provided if such surviving spouse consents thereto or if there is no surviving spouse. For purposes of entitlement to receive benefits pursuant to the foregoing sentence, only a spouse who has been married to the Participant for the One-Year period ending on the date of the Participant's death shall be considered a surviving spouse unless otherwise specifically provided by a qualified domestic relations order pursuant to Section 414(P)(5) of the Code.

          The consent of a surviving spouse to the designation of any other Beneficiary shall be made in writing on a form provided by the Committee, which form shall contain the surviving spouse's acknowledgement of the effect of such consent and shall be witnessed by a Plan Representative Administrator or notary public.
          Notwithstanding the foregoing, such written consent shall not be required if it is established to the satisfaction of the Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may be regulations prescribe.

          Subject to the foregoing paragraphs of this Section, each Participant and former Participant shall have the right at any time to designate a Beneficiary to receive any benefits payable hereunder on the death of the Participant, and from time to time to change any such designation. Any designation or change made pursuant to the first sentence of this paragraph shall take effect as of the date of execution of such written instrument, whether or not the Participant is living at the time of such filing, but without prejudice to the Trust Fund on account of any payments made before receipt of such written instrument by the Committee.

          16.06 Distribution upon Total Disability. In the event of a Participant's total Disability, the Total Account (calculated as of the Valuation Date next preceding the date of the distribution) shall be paid to such former Participant in a lump sum.

          16.07 Manner of Payment. Except as hereinafter provided to the contrary, all payments of benefits under the Plan shall be paid in cash and, to the extent of a Participant's interest in Fund C and Fund D, in full shares of Common Shares or common shares of Northeast Utilities as the case may be, with any balance representing fractional shares being paid in cash. A Participant may request that his entire interest in the Common Shares Fund be paid in cash. All withdrawals pursuant to Section 16.01 hereof

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
          shall be paid in cash.

          16.08 Commencement of Benefit Payments. A Participant who terminates service by reason of retirement shall have the right to elect to defer the benefit commencement date for as long as five (5) years after his date of termination of service. Notwithstanding the foregoing, unless a Participant elects a later date by submitting a signed election form to the Administrator setting forth the date on which the payment of benefits shall be made, the payment of benefits under the Plan shall be made not later than the sixtieth (60th) day after the close of the Plan Year in which the later of the following events occurs: (1) the Participant attains age 65; or (2) the Participant terminates his service with the Employer.

               (B)  Notwithstanding the above,

                    i) the payment of benefits to a Participant shall begin not later than the April 1 immediately following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

                    (ii) Special  Rule  for Distributions  to  Five-Percent
                         Owners. If a Participant who was a Five-Percent Owner during any Plan Year beginning after
                         December 31, 1979 attained age 70-1/2 before January 1, 1988, the vested Account balance must be distributed, or commence to be distributed, on the first day of April on the later of:

                         (a) the calendar year in which the Participant attains age 70-1/2, or

                         (b) the earlier of the calendar year with or within which ends the Plan Year which the Participant becomes a Five-Percent Owner, or the calendar year in which the Participant retires.

          Once distributions have begun to a Five-Percent Owner under this section, the distributions must continue even if the Participant ceases to be a Five-Percent Owner in a subsequent year.

                  (iii) General Rule for Distributions to Non-Five-Percent Owners. The Participant's required beginning date shall be the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                    (iv) Special Rule for Distributions to Non-Five-Percent
                         Owners. If a Participant attained age 70-1/2 before January 1, 1988, the Participant's required beginning date is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.





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
                                     ARTICLE XVII

                                     WITHDRAWALS


          17.01 Permitted Withdrawals. A Participant may, while still employed by the Company or Participating Company, make withdrawals but not more than once in any Plan Year, of the following amounts:

               (A) from that part of his After-Tax Contribution Account equal to the aggregate amount of his After-Tax Contributions;

               (B) from that part of his After-Tax Contribution Account equal to the earnings on the amounts described in (A);

               (C) from that part of his Company Matching Contribution Account equal to the aggregate amount of his vested Company Matching Contributions, including earnings thereon; provided, however, that if the Employee has not participated in the Plan for at least five (5) complete Plan Years, Company Matching Contributions may not be withdrawn unless the Participant has suffered a total Disability or is able to demonstrate hardship pursuant to Section 17.03; and

               (D) from that part of his Basic Contribution Account equal to the aggregate amount of his Basic Contributions, excluding earnings after January 1, 1989 thereon; provided, however, that no withdrawal of such amount shall be permitted unless the Participant has suffered a total Disability or is able to demonstrate hardship pursuant to Section 17.03.

               (E)  No   part   of   the   Northeast   Utilities   Transfer
                    Contribution  Account   may  be  withdrawn   except  as
                    provided in Article
                    xvi.

          17.02  Hardship  A Participant may make a  withdrawal pursuant to
          Section 17.02 on account of the Participant's "qualifying financial hardship." A "qualifying financial hardship" exists if both: (a) an immediate and heavy financial need exists, as described in Section 17.04 and (b) the distribution is necessary to satisfy such financial need, as described in Section 17.05. Whether the qualifying conditions in (a) and (b) exist will be determined in accordance with uniform and nondiscriminatory procedures established by the Committee and after consideration of all relevant facts and circumstances.

          17.03   An immediate and heavy  financial need will be  deemed to

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

          exist  without  further inquiry  only  if  the withdrawal  is  on account of:
               (a) unreimbursed medical expenses incurred by the Participant, a spouse, or any dependent of the Participant;

               (b) the purchase (excluding mortgage payments) of the Participant's principal residence;

               (c) the payment of tuition for the next semester or quarter of post-secondary education for the Participant, a spouse, a child or other dependent;

               (d) payments necessary to prevent a mortgage foreclosure on or eviction from the Participant's principal residence; or

               (e)  such other  specific events which  the Internal Revenue
                    Service  determines  to  be   an  immediate  and  heavy
                    financial need.

          A financial need shall not fail to qualify merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

          17.04 A distribution is necessary to satisfy an immediate and heavy financial need as determined under Section 17.04 if the distribution is not in excess of the amount required to meet the financial need and the financial need cannot be satisfied from other resources that are reasonably available to the Participant. A distribution will be treated as necessary to satisfy an immediate and heavy financial need if the Participant submits to the Committee a representation that the financial need cannot be satisfied:

               (a)  through reimbursement or compensation by insurance;

               (b)  by  cessation  of   Basic  Contributions,  Supplemental
                    Contributions and After-Tax Contributions;

               (c) by distributions, withdrawals or nontaxable loans from the Plan or any other plan maintained by the Company or any other employer;

               (d) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself create an immediate and heavy financial need. A Participant's assets shall be deemed to include the assets of a spouse or minor child, except that assets held in an irrevocable trust or under the Uniform Gifts to Minors Act for such minor child shall not be included; and


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

               (e) by obtaining a commercial loan on reasonable terms and conditions.

          17.05   Withdrawal  Procedures.   The  Committee shall  establish
          rules and procedures for withdrawals, including but not limited to the following:

               (A)  Procedures   for   application  by   Participants   for
                    withdrawals.

               (B)  Rules regarding minimum amounts of withdrawals.

               (C)  Rules regarding the permitted frequency of withdrawals.

               (D) Procedures for determining the order in which withdrawals will be made from the Participant's accounts and the manner in which subfunds will be debited in the event of a withdrawal.

          Part III, Article XVIII through XXI shall apply to all Employees of the Company or Participating Company.






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

                                    ARTICLE XVIII

                                    TOP-HEAVY PLAN


          18.01 Applicability. The provisions of this Article XVIII shall apply to any Plan Year if, as of the applicable Determination Date, the Plan constitutes a Top-Heavy Plan.

          18.02   Definitions.   The  following definitions  apply to  this
          Article XVIII and unless otherwise specifically stated in another section hereof do not apply to any other section of this Plan.

               (A) Affiliated Company. Any corporation or other business entity which is required to be aggregated with the Company by reason of Section 414(b), 414(c), or 414(m) of the Code.

               (B) Determination Date. In the case of the first Plan Year, the Determination Date shall be the final day of such Plan Year and with respect to each Plan Year thereafter, the Determination Date shall be the final day of the immediately preceding Plan Year.

               (C) Key Employee. "Key Employee" shall mean any individual currently or formerly employed by the Company or any Affiliated Company who, at any time during the Plan Year containing the Determination Date for the Plan Year in question, or any of the four (4) preceding Plan Years, is (in accordance with Code Section 416(i) and the regulations promulgated thereunder):

                    (i) An officer of the Company or any Affiliated Company with total annual compensation (within the meaning of Section 415(c) of the Code) from the Company or any Affiliated Company greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends, provided that in no event shall more than the lesser of fifty (50) employees or ten percent (10%) of all employees be considered officers hereunder (but in no event less than three (3) employees).

                    (ii) One of  the ten (10)  employees of the  Company or
                         any Affiliated Company owning or considered as owning (within the meaning of Section 318 of the
                         Code) both more than a one-half percent (1/2%) ownership interest in the value and the largest
                         percentage  ownership   of  the  Company   or  any
                         Affiliated   Company,   excluding,   however,  any

                         Employee who earns an amount equal to or less than the maximum dollar limitation under Section 415(c)(1)(A) as in effect for the calendar year in which such Plan Year ends, but treated as owning the greater interest, any such employee who, among others with the same interest, has the greatest annual compensation (within the meaning of Section 415(c) of the Code) from the Company or any Affiliated Company for the Plan Year during which any part of that ownership interest existed;

                  (iii) An employee of the Company or any Affiliated Company who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5 percent (5%) of the outstanding stock of the Company or of stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company; or

                    (iv) An employee of  the Company or  Affiliated Company
                         who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Company or more than one percent (1%) of the total combined voting power of all stock of the Company, and who receives annual compensation (within the meaning of Section 415(c) of the Code) from the Company or any Affiliated Company in excess of One Hundred Fifty Thousand Dollars ($150,000).

                    (v) For the purpose of applying Section 318 of the Code under subparagraphs (ii), (iii) and (iv) of this Section 18.02(C), the phrase "50 percent" in
                         Section 318(a)(2) of the Code shall be replaced with the phrase "5 percent".

               (D) Non-Key Employee. Any individual currently or formerly employed by the Company or any Affiliated Company who is not a Key Employee, and has never been a Key Employee.

               (E) Aggregated Plans. "Aggregated Plans" shall mean all plans of the Company and any Affiliated Company that
                    (i) are qualified under Code Section 401(a) and are required to be aggregated pursuant to Code Section 416(g)(2), and (ii) which may be taken into account under the permissive aggregation rules of Code Section 416(g)(2)(A)(ii) if such permissive aggregation thereby eliminates the status as a Top-Heavy Plan of the plans required to be aggregated pursuant to (i) above and such inclusion will not result in the Aggregated Plans ceasing to meet the requirements of Code Sections

                    401(a)(4) and 410. Notwithstanding the foregoing, the Committee may elect to exclude any Plan that is permitted, but not required, to be aggregated if such plan is a collectively bargained plan and the necessary information as to participants and benefits is not available.

               (F) Top-Heavy Plan. The Plan shall constitute a "Top-Heavy Plan" for any Plan Year if, as of the Determination Date, the present value of the cumulative accrued benefits and aggregate accounts of Key Employees under any Aggregated Plan exceeds sixty percent (60%) of the present value of the cumulative accrued benefits and aggregate accounts of all Key Employees and Non-Key Employees under any Aggregated Plan. The above determinations shall be made in accordance with Code
                    Section 416(g).

                    Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is a Top-Heavy Plan, the accrued benefit of an employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies, or
                    (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Internal Revenue Code.

               (G) Super Top-Heavy Plan. The Plan shall constitute a "Super Top-Heavy Plan" for any Plan Year if, as of the applicable Determination Date, the present value of the cumulative accrued benefits and aggregate accounts of Key Employees under any Aggregated Plan exceeds ninety percent (90%) of the present value of the cumulative accrued benefits and aggregate accounts of all Key Employees and Non-Key Employees under the Aggregated Plan. The above determination shall be made in accordance with Code Section 416(g).

               (H) Non-Compensated Participants. For purposes of the tests in subparagraphs (F) and (G) of this Section, the cumulative accrued benefits and aggregate accounts shall exclude such benefits and accounts for all Participants who have not performed any service for the Company at any time during the five-year period ending on the applicable Determination Date.

               (I) Top-Heavy Compensation. "Top-Heavy Compensation" shall mean compensation of the Participant from the Company within the meaning of Section 415 of the Code.

          18.03 Minimum Contribution. Each Participant and each Eligible Employee who is not a Participant, other than a Key Employee (regardless of whether such Participant or Eligible Employee has completed a year of Service in such Plan Year and regardless of such Participant's or Eligible Employee's level of compensation), who has not terminated his employment as of the last day of such Plan Year, shall be credited with, in each Plan Year in which the Plan is a Top-Heavy Plan, an additional Company contribution to the extent required to assure that such Participant has credited from this Plan and all other defined contribution plans of the Company for such Plan Year in which the Plan is a Top-Heavy Plan, a Company contribution not less than the lesser of:

               (A) Three percent (3%) of the Participant's or Eligible Employee's total compensation for the Plan Year; or

               (B) A percentage of the Participant's or Eligible Employee's Top-Heavy Compensation for the Plan Year which equals the total Company contribution stated as a percentage of Top-Heavy Compensation (including any Basic Contributions under the Plan) for the Key Employee for which such percentage is the highest.

          Notwithstanding the foregoing, if the Plan is determined to be top-heavy for a Plan Year for which it is part of an aggregation group which includes a qualified defined benefit plan which is also top-heavy, the requirements of Code Section 416(c) shall be satisfied for such Plan Year by providing the minimum benefit required by said Section under such defined benefit plan to each Participant or Eligible Employee who is also covered under the defined benefit plan in lieu of the minimum contribution under this Plan.

          18.04 Adjustment to Maximum Limitations. In the event that a Participant or an Eligible Employee of the Plan also participates in a defined benefit plan of the Company or any Affiliated Company during a Plan Year in which the Plan is a Top-Heavy Plan or a Super Top-Heavy Plan, the limitations under Article V and
          Article  XIV of the Plan  shall apply, except  that the factor of
          1.0 shall be substituted for the factor of 1.25 as set forth under such Article with regard to the defined benefit plan and defined contribution plan fractions. If the Top-Heavy Plan is not a Super Top-Heavy Plan, the preceding sentence shall apply only if:

               (a) the Participant's or Eligible Employee's minimum contribution under Section 18.03 of the Plan is not increased to four percent (4%) of his compensation or such lesser amount as may be permitted under applicable law; or

               (b)  the  Participant's   or  Eligible   Employee's  minimum
                    benefit under the defined benefit plan is not increased to equal the product of (i) and (ii) below:

                    (i)  the lesser of:

                         (A) three percent (3%) multiplied by his years of service (up to a maximum of 10 years); or

                         (B)  thirty percent (30%); multiplied by:

                    (ii) his highest average  compensation determined under
                         the top-heavy provisions of such plan.

          18.05 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one of more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article XVIII shall cease to apply to the Plan effective as of the day following the Determination Date on which it is determined to no longer be top-heavy.

          18.06 Employees Covered by a Collective Bargaining Agreement. The requirements of Section 18.03 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Company.

                                     ARTICLE XIX

                              ADMINISTRATION OF THE PLAN


          19.01 Committee. The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be Placed in an Administrative Committee (the Committee"), the members of which shall be appointed by the Board of Directors. The membership of the Committee may be changed by the Board of Directors at any time and from time to time hereafter; provided, however, that the Committee at all times shall consist of at least three (3) individuals and provided further, that any changes in the membership of the Committee shall be certified to the Trustee in writing by the Board of Directors. Any member of the Committee may resign at any time by delivery of a written notice of resignation to the chairman or secretary of the Board of Directors.

          19.02 Chairman, Secretary, Records. The members of the Committee shall elect a Chairman from among their members and a Secretary who may, but need not, be one of the members of the Committee. The Committee may also designate other positions within the membership of the Committee. The Secretary shall keep minutes of the Committee's proceedings and all dates, records and documents pertaining to the administration of the Plan.

          19.03 Majority Vote, Execution of Certificates. The action of the Committee shall be determined by the vote or by agreement in writing or by other affirmative expression of a majority of its members; provided, however, that the Committee may, by majority vote, designate one of its members to execute all documents for and on behalf of the Committee. Any certificate or other written direction on behalf of the Committee shall be signed by those individuals granted authority by the Committee to sign documents on its behalf.

          19.04  Powers.

               (A) The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may delegate to such agents any powers and duties, both ministerial and discretionary, as the said Committee may deem expedient or appropriate.

               (B) Except as to matters required by the terms of the Plan or of the Trust Agreement, the Committee shall have complete control of the administration of this Plan, with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the

                    Committee shall have power to construe this Plan and to determine all questions that may arise hereunder. It shall determine all questions relating to the eligibility of employees to participate in this Plan and the amount of benefit to which any person may become entitled hereunder.

               (C) To the extent not covered by any applicable insurance policy, the Company shall indemnify each member of the Committee against any and all claims, loss, damages, expense, and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

          19.05  Rules and Regulations.  Subject to the limitations of this
          Article XIX of the Plan, the Committee from time to time shall establish such supplemental rules and regulations for the administration of the Plan and the transaction of its business as it deems necessary.

          19.06  Other Fiduciary  Capacity.    Nothing  contained  in  this
          Article XIX of the Plan shall prevent a member of the Committee from serving the Plan in other fiduciary capacities.

          19.07 Employment of Professional Assistance. The Committee is empowered, on behalf of the Trust, to engage auditors, Investment Managers, accountants, actuaries, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Committee shall be limited to the specific services and duties for which they were engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan or Trust.

          19.08 Reliance. The Committee shall be entitled to rely conclusively upon all advice, counsel and opinions provided by accountants, actuaries, legal counsel and other professional assistants engaged pursuant to Section 19.07.

          19.09      Expenses of Administration.

               (A) Direct charges and expenses arising out of the purchase or sale of securities, and taxes levied on or measured by such transactions shall be charged against the Fund or subfund, for which the transactions took place.

               (B) The Company shall pay all other expenses reasonably incurred in administering the Plan, including expenses of the Committee and the Trustee, such compensation to the Trustee as from time to time may be agreed between the Committee and Trustee, fees for legal services, and

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
                    all taxes, if any, other than those charged to the Trust under Section 19.09(A), provided that, at the discretion of the Committee, such expenses may be paid from the Trust. Any members of the Committee who are employees shall not receive compensation with respect to their services for the Committee.

          19.10 Allocation of Fiduciary Responsibility. The Trustee shall be a "named fiduciary" of the Plan as defined in Section 402(a) of the Employee Retirement Income Security Act of 1974. The named fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given under the Plan or the Trust Agreement.

               (A) Committee. The general administration of the Plan, and the responsibility for carrying out the provisions hereof, shall be placed in the Committee which is authorized and required to take all action necessary to ensure that the Plan meets the requirements of the Employee Retirement Income Security Act of 1974 as now in effect and as it may hereafter be amended from time to time.

               (B) Company. The Company shall have the sole responsibility for making contributions required under the Plan. The Company shall have the sole authority to appoint and remove the Trustee and members of the Committee and shall be the "plan administrator" as defined under the Employee Retirement Income Security Act of 1974. Moreover, the Company shall have the sole authority to terminate or amend the Plan or to merge or consolidate the Plan with another employee benefit plan.

               (C) The Trustee and Investment Manager. The Trustee and the Investment Manager, if any, shall have the sole responsibility of administering the Trust Fund and of managing the assets held in the Trust Fund, all as specifically provided under the Plan, the Trust Agreement and any applicable agreement with the Investment Manager.

          19.11 No Joint Fiduciary Responsibilities. The Plan, the Trust Agreement and any applicable investment management agreement are intended to allocate to each named fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing shall be provided by a specific provision of the Plan, the Trust Agreement or any applicable investment management agreement. Whenever one named fiduciary is required by the Plan, the Trust Agreement or any applicable

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
          investment management agreement to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

          19.12  Claims Procedure.

               (A) The right of any Participant, Beneficiary or other person claiming a benefit shall be initially determined by the Committee or its appointed agent. Any denial by the Committee or agent of the claim for benefits under the Plan shall be stated in writing and delivered or mailed to the claimant. Such notice of denial shall set forth the reasons therefor, including specific reference to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the procedure for appeal of the denial.

               (B)  A claimant  or his  duly authorized  representative may
                    (i) request a review by written application to the Committee,(ii) review pertinent documents, and (iii) submit issues and comments in writing. Such request for review shall be filed with the Committee within sixty (60) days after receipt by the claimant of the notice of denial; and within sixty (60) days after receipt of such request, or, if special circumstances, such as the need to hold a hearing, require an extended period for processing, as soon thereafter as possible, but not later than one-hundred twenty (120) days after receipt of such request, the Committee shall render its decision in writing, setting forth the specific reasons therefor, including specific references to the pertinent provisions of the Plan on which the decision is based.

               (C) Any notice or decision by the Committee or its agent shall be written in a manner calculated to be understood by the claimant. Such decisions shall be final and binding upon the person claiming an interest in the Plan.




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

                                      ARTICLE XX

                              AMENDMENT AND TERMINATION


          20.01  Plan Amendment.

               (A) The Company, by action of its Board of Directors, shall have the power to amend this Plan from time to time in any respect; provided, however, that no such amendment shall operate, without the written consent of a Participant, to deprive him of a vested interest accrued at the effective date of such amendment, unless such amendment is one which is necessary to obtain or retain qualification of this Plan under the pertinent provisions of the Code.

               (B) No amendment shall divest any Participant or Beneficiary of his interest herein, except as may be required by the District Director of the Internal Revenue Service or other governmental authority, or give any Participant any assignable or exchangeable interest or any right or thing of exchangeable value in advance of the time distribution is to be made to such Participant or Beneficiary.

               (C)  No  amendment   permitted  under  this   Section  shall
                    increase  the  duties   of  the  Trustee  without   the
                    Trustee's consent.

          20.02  Termination of the Plan.

               (A) The Company contemplates that this Plan will constitute a profit-sharing plan for Participants and continue indefinitely in the future, but the Company, by action of its Board of Directors, shall have the right at any time to terminate the Plan.

               (B) If this Plan shall be at any time terminated, in whole or in part, or contributions by the Company completely discontinued and the Company determines that the Trust Fund shall be terminated, in whole or in part, the Participants' Total Accounts shall become fully vested and nonforfeitable, the Trust Fund and all accounts shall be revalued as if the termination date were a Valuation Date and the Total Accounts of the Participants shall be distributed in accordance with Articles VIII and XVI.

               (C) If this Plan shall be terminated in whole or in part or contributions by the Company completely discontinued, but the Company determines that the Trust Fund shall be continued pursuant to the terms of the Trust Agreement, Participants', Total Accounts shall become fully vested, but the Trust Fund shall be administered as though the Plan were otherwise in effect. Upon the subsequent termination of the Trust, in whole or in part, the provisions of Section 20.02(B) shall apply.

               (D) If this Plan shall be terminated, in whole or in part or contributions by the Company completely discontinued, the Company Shares in the Loan Suspense Account shall be sold for fair market value and used to reduce the Acquisition Loan. In the event the proceeds of such sale are insufficient to completely eliminate the Acquisition Loan, the Company shall make additional payments to eliminate the Acquisition Loan. The Company Shares released through such payments on the Acquisition Loan shall be allocated to the Participants covered in Part I of this Plan in the ratio that each Participant's Compensation bears to the total Compensation of such Participants.

          20.03 Merger or Consolidation with Another Corporation. Notwithstanding any other provision of this Plan, in the event of a merger or consolidation of the Company into or with another corporation, or the sale or other transfer of all or substantially all of the assets of the Company to another corporation, the surviving, resulting or transferee corporation may continue this Plan, by resolution of its board of directors, and by executing a proper supplemental agreement to the Trust Agreement. If within one-hundred eighty (180) days from the effective date of such consolidation or merger or sale or transfer of assets, such surviving, resulting or transferee corporation does  not adopt  this Plan,  as provided  herein, the
          Plan shall automatically be terminated insofar as it is applicable to the Company and the proportionate share of all assets in the Trust Fund attributable to the Company shall be distributed in conformity with Article VIII and XVI of the Plan.

          20.04 Rights of Participants upon Merger. At no time shall there occur any merger or consolidation of this Plan with, or transfer of the assets or liabilities of this Plan to, any other plan, unless, if such plan then terminated, each Participant and each Beneficiary would be entitled to a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit which such Participant or Beneficiary would have been entitled to receive immediately before the merger, consolidation or transfer, if this Plan had then terminated.

                                     ARTICLE XXI

                               MISCELLANEOUS PROVISIONS


          21.01  Benefits Payable From Trust  Fund.   All persons with  any
          interest in the Trust Fund shall look solely to the Trust Fund for any payments with respect to such interest.

          21.02 Internal Revenue Service Approval. This Plan is contingent upon, and subject to obtaining and maintaining, such approvals of the Internal Revenue Service as may be necessary to establish (i) that the Plan meets the requirements of Section 401(a) and other applicable provisions of the Code as amended, and regulations thereunder; and (ii), that any Trust established under the Plan is entitled to exemption from Federal Income Tax under Section 501(a) and other applicable provisions of the Code, as amended, and regulations thereunder; (iii) that the Plan meets the requirements of Section 4975(e) and other applicable provisions of the Code as amended, and regulations thereunder; and (iv) that Basic Contributions constitute an election under
          Section 401(k)(2)(A) of the Code. Any modification or amendment to the Plan may be made retroactively, if-necessary or appropriate to qualify or maintain the Plan and Trust as a plan and trust or trusts meeting the requirements of Sections 401, 404, 501 and 4975(e) or other applicable provisions of the Code and regulations thereunder, as now in effect or hereafter amended or adopted.

          21.03  Alienation and Assignment.

               (A) Except as provided in (B), below, no benefits nor any funds held under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefits or funds shall in any manner be liable for, or be subject to, the debts, contracts, liabilities, engagements or torts of any Participant or Beneficiary hereunder, nor shall they be subject to attachment or any legal process either legal or equitable, for, or against, such Participant or Beneficiary, except to such extent as may be required by law.

               (B) Notwithstanding the provisions of Section 21.03(A), payments from the Plan shall be made as required under a qualified domestic relations order, as defined in
                    Section 414(p) of the Code.

          21.04   No Rights-Of  Employment.  The  employment rights  of an

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

          employee of the Company shall not be enlarged or reduced by reason of this Plan and no such employee shall have any right or interest in the Trust Fund other than as herein provided.

          21.05 Satisfaction of Claims. Any payment to any Participant or Beneficiary or to the legal representative of any Participant or Beneficiary, in accordance with the provisions of this Plan, shall, to the extent hereof, be in full satisfaction of all claims hereunder against the Trustees, the Committee and the Company, any of whom may require such Participant, Beneficiary or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee or the Company, as the case may be.

          21.06 Headings. The headings to the articles and sections in this Plan are inserted for convenience of reference only, and shall not affect the meaning or construction of any of the provisions of the Plan.

          21.07 Effect of Invalidity of Provision. If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

               IN WITNESS WHEREOF, Yankee Energy System, Inc. has caused this instrument to be executed by its duly elected officer and its seal affixed hereto this day of July 1989.



          (Corporate Seal)
                                        YANKEE ENERGY SYSTEM, INC.


                                        By: /s/ Michael E. Bielonko
                                        Title: Vice President and Treasurer

                                   TRUST AGREEMENT

                                         FOR

                              YANKEE ENERGY SYSTEM, INC.

                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN

                                  TABLE OF CONTENTS

          Article                  Title                         Page

          ARTICLE  I     Establishment of Trust                    2

          ARTICLE  II    Associate Companies                       3

          ARTICLE  III   Duties of the Company and the
                              Associate Companies                  5

          ARTICLE  IV    Investment and Administration of
                              the Trust Fund                       7

          ARTICLE  V     Taxes, Expenses and Compensation
                              of Trustee                          15

          ARTICLE  VI    Accounts - Reports                       16

          ARTICLE  VII   Resignation, Removal and Replacement
                              of Trustee                          18

          ARTICLE  VIII  Termination of Trust                     19

          ARTICLE IX     Amendment                                20

          ARTICLE X      Miscellaneous                            21

          ARTICLE XI     Revocation of Trust                      23



                                  99





                                   TRUST AGREEMENT
                                         FOR
                              YANKEE ENERGY SYSTEM, INC.
                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN


               THIS TRUST AGREEMENT, effective the     day of          19
          is made by and between YANKEE ENERGY SYSTEM, INC., a corporation organized and existing under the laws of Connecticut (hereinafter the "Company"), and UNITED BANK & TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Connecticut (hereinafter the "Trustee").

                                 W I T N E S S E T H

               WHEREAS, the Company and the "Associate Companies" described in Article II hereof have adopted the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan (hereinafter the "Plan");

               WHEREAS, the Plan provides for contributions to a trustee or other funding agent, to be held for the exclusive benefit of participants in the Plan and their beneficiaries after payment of the reasonable expenses of administering the Plan;

               WHEREAS, the Company desires to establish a Trust to serve as a funding medium for the Plan; and

               WHEREAS, the Company desires the Trustee to, and the Trustee desires to, act as the trustee of said Trust pursuant to the terms hereof;

               NOW, THEREFORE, in consideration of the premises and mutual and dependent promises herein, the parties hereto covenant and agree as follows:

                                      ARTICLE I

                                Establishment of Trust


               Section 1.1 The Trustee shall receive and hold, in trust (hereinafter the "Trust"), any contributions, in cash or other property acceptable to it, received from the Company, an Associate Company, any participant in the Plan, or any trust qualified under Section 401 of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"), pursuant to the terms of the Plan, which contributions, together with the income and gains therefrom, less any payments or other distributions therefrom, shall constitute the Trust Fund.


               Section 1.2 The Trustee shall hold, manage, invest, and otherwise administer the Trust Fund pursuant to the terms of this Trust Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder. The Trustee shall have no duty or authority to ascertain whether any contributions should be made to it pursuant to the Plan or to bring any action or proceeding to enforce any obligation to make any such contribution.




                                          2
                                                     101

                                      ARTICLE II

                                 Associate Companies


               Section 2.1 With the consent of the Company and the Trustee, any other employer that has adopted the Plan, pursuant to a resolution of the Board of Directors thereof, may join in this Trust Agreement as an "Associate Company" by delivery to the Company and the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in form reasonably satisfactory to the Company and the Trustee. Any contributions made by, or on behalf of, an Associate Company, or the employees of an Associate Company, together with the income and gains therefrom, shall be held by the Trustee as part of the Trust Fund unless segregated in a separate trust as provided in
          Section 2.3 hereof.


               Section 2.2 Each Associate Company appoints the Board of Directors of the Company as its agent to exercise on its behalf all the powers and authority conferred upon the Company by this Agreement, including without limitation the power to amend this Trust Agreement or to terminate the Trust. Each Associate Company shall be bound by the decisions, instructions, actions, and directions of the Company under this Trust Agreement and the Trustee shall be fully protected by the Company and such Associate Company in relying upon such decisions, instructions, actions, and directions of the Company. The Trustee shall not be required to give notice to or obtain the consent of any such Associate Company with respect to any action which is taken by the Trustee pursuant to this Trust Agreement, and the Company shall have the sole authority to endorse this Trust Agreement on behalf of any such Associate Company. The authority of the Board of Directors of the Company to act as agent for any Associate Company shall terminate only if the part of the Trust Fund held for the benefit of the employees of such Associate Company shall be segregated in a separate trust as provided in Section 2.3 hereof.


               Section 2.3 The Company may at any time direct the Trustee in writing to segregate from the Trust Fund such part thereof as the Company shall determine to be held for the benefit of the employees of an Associate Company. The Company shall give a copy of such direction to all Associate Companies. Such direction shall specify both the amount and particular assets of the Trust Fund to be segregated. Such direction shall conclusively establish that the amount and particular assets specified therein represent the part of the Trust Fund held for the benefit of the employees of such Associate Company.


                                          3

               The Trustee shall follow the Company's direction. Any part of the Trust Fund segregated pursuant to such direction shall thereafter be held under a separate trust identical in terms to the Trust hereby established, except that with respect to such separate trust this Trust Agreement shall be construed as if such Associate Company had been named as the Company, and all powers and authority conferred upon the Company or its Board of Directors shall devolve upon such Associate Company and its Board of Directors, respectively.












                                          5
                                                        103

                                     ARTICLE III

                  Duties of the Company and the Associate  Companies


               Section 3.1  The Company  shall provide  the Trustee  with a certified copy of the Plan and all amendments thereto and of the resolutions of the Board of Directors of the Company or an Associate Company approving the Plan and all amendments thereto, promptly upon their adoption. The Trustee may rely on any certification, notice or direction of the Company or an Associate Company that the Trustee believes to have been signed by a duly authorized officer or agent of the Company or an Associate Company. The Company and the Associate Companies shall be responsible for keeping accurate books and records with respect to their respective employees, the compensation of such employees, and the rights and interests of such employees in the Trust Fund.

               Except as the Trustee may otherwise agree in writing, the Trustee shall not be required to maintain any separate records or accounts with respect to any participant of the Plan, and any records or accounts required to be maintained pursuant to the terms of the Plan or to comply with ERISA or the Code shall be the responsibility of the Company.


               Section 3.2 The Company and the Associate Companies shall appropriate corporate action, and shall deliver to the Trust other contributions received by them as soon as practicable after the receipt thereof by the Company or an Associate Company.


               Section 3.3 From time to time as any changes therein are made, the Company shall communicate to the Trustee in writing the current funding policy, and the method that has been established to achieve the objectives, of the Plan. After the execution of this Trust Agreement, the Company shall, within thirty (30) days of the receipt of a written request from the Trustee, file with the Trustee a certified list of the names of each person who is a "party in interest" with respect to the Plan, as that term is defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended from time to time (hereinafter "ERISA"). The Company shall, upon receipt of a written request from the Trustee, promptly notify the Trustee of the addition or deletion of any person's name to or from such list.


               Section 3.4 The Company and the Associate Companies shall indemnify and hold harmless the Trustee for any liability or expenses, including without limitation reasonable attorneys' fees, incurred by the Trustee with respect to holding, managing,

                                          6
          investing or otherwise administering the Trust Fund, other than by its negligence or willful misconduct. Nevertheless, neither the Company nor any Associate Company shall be obligated to indemnify the Trustee for any matter with respect to which the Trustee shall not have acted in accordance with the provisions of the Trust Agreement.





                                          7

                                      ARTICLE IV

                   Investment and Administration of the Trust Fund

               Section 4.1

               (a) The investment policy of the portion of the Plan and Trust defined in Section 2.16 in the Plan as the Company Matching Contributions Account shall be primarily to invest in and hold shares of common stock of the Company which are "qualifying employer securities" ("Shares") within the meaning of Section 409(1) and 4975(e)(8) of the Code, or any successor sections, for the exclusive benefit of the Participants and their Beneficiaries. The Trustee shall invest the Company Matching Contributions Account of the Trust Fund primarily in Shares, and shall pay any indebtedness arising from Acquisition Loans (as defined in Section 7.01 of the Plan) out of assets of the Trust Fund in accordance with the documents governing such Acquisition Loans and as instructed from time to time in writing by the Company. In connection with the acquisition of Shares, the Trustee may purchase newly issued or outstanding Shares from the Company or any other holders of Shares, including Participants and Beneficiaries. Investments in Shares shall be made only at the direction of the Company and the Trustee shall not be liable for following any such direction. Pursuant to Section 7.01 of the Plan, the Trustee, at the direction of the Company, may incur Acquisition Loans and the Trustee shall not be liable for following any such direction.

               (b) All purchases and sales of Shares shall be made by the Trustee at fair market value. Such purchases may be made with assets of the Trust Fund, with funds borrowed for this purpose (with or without guarantees of repayment to the lender), by installment payment contracts, or by any combination of the foregoing.

               (c) All Shares shall be voted by the Trustee, and the Trustee shall act with respect to an opportunity to respond to a tender or exchange offer for Shares, as provided in Section 6.06 and 6.07 of the Plan.

               Section 4.2 Except as provided in Sections 4.1 and 4.3 hereof, the Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee

                                          8
                                                          106
          shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Trust Fund, if it acts in good faith and in accordance with the terms of this Trust Agreement and any applicable Federal or state laws, rules or regulations. Under any and all circumstances, if the Trustee in good faith determines that an action or inaction required by the terms of the Plan or this Trust Agreement would be contrary to the standards set forth in ERISA or other requirements of law, the Trustee shall not follow such terms and shall not be required to be inactive, but shall act in a manner which it in good faith determines to be in accordance with the standards set forth in ERISA and other applicable provisions of law.


               Section 4.3 Except as provided in Sections 4.1 and 4.4 hereof, the Trustee shall, subject to the Terms of the Plan with respect to the requirements of any of the specific funds or accounts making up the Trust Fund, have the power in investing and reinvesting the Trust Fund, and any separate funds or accounts into which directed, in its sole discretion:

               (a) To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but, except as directed by an insurance company or Investment Manager not affiliated with the Trustee, not including any stock or security of the Trustee, or any affiliate thereof, leaseholds, mortgages, certificates of deposit or demand or time deposits (including any such deposits with the Trustee or an affiliate of the Trustee which bear a reasonable rate of interest), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interests or rights, without being limited to the classes of property in which Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust Fund; provided, however, that the Trust Fund, except for the funds or accounts holding primarily shares of stock of Northeast Utilities or Yankee Energy System, Inc., shall be diversified so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so, in the sole discretion of the Trustee;

               (b) To invest and reinvest all or any portion of the Trust Fund collectively with the funds of other trusts

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

                    qualifying under Section 401 of the Code through the medium of any common, collective or commingled trust fund that may be established and maintained by the Trustee or any of its affiliates, or any state or national bank or banking association, the instrument or instruments establishing such trust fund or funds, as amended, being made a part of this Trust Agreement so long as any portion of the Trust Fund shall be invested through the medium thereof; provided further that any such common, collective or commingled trust fund may be specifically designated for investment in guaranteed investment contracts (a "GIC Fund");

               (c) To retain any property at any time received by the Trustee;

               (d) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

               (e) To participate in any plan or reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

               (f) To deposit any property held by it with any protective,reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

               (g) To extend the time of payment of any obligation held by it;

               (h) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;

               (i) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise; provided, however that shares of stock of the Company defined as Shares in
                    Section 4.1 hereof shall be voted by the Trustee, and the Trustee shall act with respect to an opportunity to respond to a tender or exchange offer for such Shares,

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
                    as provided therein; and shares of stock of the Company not specifically defined as Shares in Section 4.1 hereof shall be voted by the Trustee, and the Trustee shall act with respect to an opportunity to respond to a tender or exchange offer with respect thereto, as provided in the Plan;

               (j) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

               (k) To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation, either alone or by joining with others, using other Trust assets for any such purposes, to modify, extend, renew, waive or otherwise adjust any provision of any such mortgage or lease and to make provision for amortization of the investment in or depreciation of the value of such property;

               (l) To employ suitable agents and counsel, who may be counsel to the Company, and to pay their reasonable expenses and compensation;

               (m) To cause any property held by it to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

               (n) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company and the Associate Companies to its reasonable satisfaction against liability or expenses it might incur therefrom;

               (o) To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and


                                          11

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

               (p) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust Fund.


               Section 4.4 If (i) a registered investment adviser under the Investment Advisers Act of 1940, (ii) a bank, as defined in that Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state is duly appointed by the Company an "Investment Manager" as the term is defined in Section 3(38) of ERISA, with respect to the Plan with the power to direct the investment and reinvestment of all or part of the Trust Fund, the Investment Manager shall, unless its appointment provides otherwise, have the power to direct the_ Trustee in the exercise of the powers described in Paragraphs (a) through (k) inclusive of Section 4.3 hereof with respect to all or part of the Trust Fund, as the case may be, and the Trustee shall, upon receipt of a copy of the Investment Manager's appointment and written acknowledgement of such appointment, satisfactory in form to the Trustee, exercise such powers as directed in writing by the Investment Manager, unless it knows that such direction is a breach of the Investment Manager's duty to act with care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. If more than one Investment Manager is appointed, each shall have the right to direct the Trustee, in accordance with the provisions of the preceding sentence, as to such part of the Trust Fund as the Company shall specify. The Trustee shall not be liable for any diminution in the value of the Trust Fund as a result of following any such direction of an Investment Manager or as a result of not exercising any such powers in the absence of any such direction.

               The Trustee shall have full authority to invest and reinvest any part of the Trust Fund with respect to which no such bank, insurance company, or registered investment adviser has been appointed, and shall not be required to follow the directions of any other person, including without limitation the Company, as to such part of the Trust Fund notwithstanding any provision in the Plans to the contrary. Nevertheless, the Trustee shall invest the funds covered by Section 4.1 hereof as provided therein.

               For efficiency or convenience of investment or administration, the Trust Fund may be divided into such one or more sub-funds as may be provided in the Plan or as the Company or the Trustee may deem advisable. In the event that the Trust Fund is so divided, and while the Plan grants to Participants the opportunity to direct that all or a portion of their accounts shall be invested in one or more of such sub-funds, the Trustee shall accept the direction so to invest among the sub-funds

                                          12
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
          (however such direction is communicated to the Trustee by the Company) and the Trustee shall be fully protected in following any such direction.

               A portion of the Trust Fund may be invested in shares of stock of Northeast Utilities, as provided in Sections 6.02 and
          15.02 of the Plan or elsewhere in the Plan. The Trustee shall not be liable for any diminution in the value of the Trust Fund as a result of any such investment.


               Section 4.5 No person dealing with the Trustee shall be under any obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.


               Section 4.6 The Trustee shall distribute cash or property (and shall stop such distributions) from the Trust Fund at such time or times, to such person or persons, including a paying agent or agents designated by the Company, and for such purposes as the Company shall direct in writing. Any cash or property so distributed to any paying agent shall be held in trust by such payee until disbursed in accordance with the Plan. Upon written direction by the Company, the Trustee shall distribute that part of the Trust Fund specified in such direction to any other trust established for the purpose of funding benefits under the Plan. In the event that any portion of the Trust Fund is invested in a fund of guaranteed investment contracts ("GIC Fund"), and the total withdrawals requested or required from the GIC Fund (including withdrawals due to disqualification of participating trusts) ever exceed the uncommitted cash and the liquid investments of the GIC Fund on a valuation date, withdrawals due to disqualification of a participating trust will be given first priority to the extent of the assets of the GIC Fund available for such withdrawals. Requests to pay benefits from the GIC Fund from participating trusts, or to accommodate requests by plan participants under a participating trust to transfer all or a portion of their account balances from such GIC Fund in accordance with the terms of the participating trust, will be given second priority to the extent of the assets of the GIC Fund available for such withdrawals. The remaining requests for withdrawals from the GIC Fund will be fulfilled on a pro-rata basis on each succeeding valuation date until all such requests for withdrawals are satisfied but will be completed on or before the last day of the twelfth month following the date of the withdrawal request.

               The Trustee shall  charge any distribution pursuant  to this
          Section 4.6 against such portion of the Trust Fund as the Company may direct.


                                          13

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

               In directing the Trustee to make any such distribution (or to stop any such distribution), the Company shall follow the provisions of the Plan and, except as provided in Section 11.1 hereof, shall not direct that any payment be made, either during the existence or upon the discontinuance of the Plan, that would cause any part of the equitable share of such Plan in the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the participants in the Plan and their beneficiaries after defraying reasonable expenses of administering the Plan, pursuant to the provisions of the Plan. The preceding sentence shall not prohibit the return to the Company or an Associate Company of (1) a contribution to the Plan that is made by the Company or Associate Company under a mistake of fact, within one year after the payment of the contribution, or (2) a contribution to the Plan by the Company or an Associate Company which is conditioned upon the deductibility of the contribution under Section 404 of the Code, to the extent that such deduction if disallowed, within one year after the disallowance of the deduction. Any written direction of the Company shall constitute a certification that the distribution so directed is one that the Company is authorized to direct, and the Trustee need not make any further investigation.

               The Trustee may make any distribution required hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Company, or (if so directed by the Company) by crediting the account of such person or by transferring funds to such person's account by bank or wire transfer.


               Section 4.7 Anything in this Trust Agreement to the contrary notwithstanding, the Trustee may condition its delivery, transfer or distribution of any cash or other property from the Trust Fund upon the Trustee's receiving assurances satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notice and other procedures required by applicable law have been complied with.


               Section 4.8 Anything in this Trust Agreement to the contrary notwithstanding, upon the direction of the Company, the Trustee shall transfer the specified portion of the Trust Fund, or, as the case may be, the specified portion of any commingled fund described in Section 4.3, to such insurance company as the Company shall designate for the purchase of one or more group annuity insurance contracts; provided further, that upon the direction of the Company, the Trustee is authorized to enter into such insurance policies or contracts with such insurance company

                                          14

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
          as the Company may from time to time designate. Any such contract may be purchased for the purpose of providing the Plan and the Trust Fund with an additional funding medium or investment vehicle or for providing for the payment of benefits under the Plan. The Trustee shall not be responsible for the form, terms or choice of issuer of any such contract.





                                          15

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

               The Trustee as contract holder shall perform such functions as the contract may specify and as are acceptable to the Trustee, provided that should any function specified to be performed by the Trustee as contract holder be unacceptable in whole or in part to it, the Company shall be responsible for performing such functions and the Trustee shall be relieved of all responsibility with respect to the performance of the same. The Trustee shall include in its accounts under Article VI hereof a statement of the value of any such contract as certified by the issuer.


               Section 4.9 The Trustee may consult with any legal counsel, who may be counsel to the Company, with respect to the meaning or construction of this Trust Agreement, its obligations or duties hereunder, or any act which it should take or omit hereunder, or any action or proceeding or any question of law, and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to such advice.






                                          16


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


                                      ARTICLE V

                     Taxes, Expenses and Compensation of Trustee


               Section 5.1 The Trustee shall pay out of the Trust Fund any Federal, state or local taxes on the Trust Fund, or any part thereof, or the income therefrom, or which the Trustee is required to pay with respect to the interest of any person therein.


               Section 5.2 The Trustee shall be paid its reasonable expenses for the management and administration of the Trust Fund, including without limitation reasonable expenses of counsel and other agents employed by the Trustee hereunder, and reasonable compensation for its services as Trustee hereunder, the amount of which shall be agreed upon by the Company and the Trustee in writing; provided, however, that if the Trustee forwards an amended fee schedule to the Company requesting its agreement thereto and the Company fails to object thereto within thirty
          (30) days of its receipt, the amended fee schedule shall be deemed to be agreed upon by the Company and the Trustee. Such expenses and compensation shall be paid by the Company and the Associate Companies, but if they are not so paid, they shall be paid by the Trustee from the Trust Fund.







                                      17

                                      ARTICLE VI

                                  Accounts - Reports


               Section 6.1 The Trustee shall keep books of account that show all its receipts and disbursements hereunder. The books of account of the Trustee with respect to the Trust Fund shall be open to inspection by the Company, or its representatives, at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once each fiscal year by an independent certified public accountant engaged by the Company.


               Section 6.2 Within a reasonable time after the close of each fiscal year of the Company or of any termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Company an account of its acts and transactions as Trustee during such fiscal year or during such period from the close of the last fiscal year to the termination of the Trustee's duties, respectively, including a statement of the then current value of the Trust Fund. Any such account shall be deemed accepted and approved by the Company, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within sixty (60) days of receipt thereof by the Company.

               The Trustee or the Company shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Company (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall, to the extent permitted by law, be conclusive.


               Section 6.3 Anything in this Trust Agreement to the contrary notwithstanding, with respect to any assets of the Trust Fund as to which, an Investment Manager has been appointed pursuant to
          Section 4.4 hereof, and as to any other assets which are under the control of any person or entity other than the Trustee, the Trustee may rely for all purposes of this Trust Agreement, including for the purpose of determining the value of such assets as of any valuation date, on any certified appraisal or other form of valuation submitted to it by the Investment Manager or by the person or entity controlling such assets.


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
               In addition, for the convenience of the Company and without imposing any obligation on the Trustee, the Company may request the Trustee to include in its annual account under Section 6.2, assets which do not constitute part of the Trust Fund. With respect to assets included at the request of the Company as hereinabove provided, the Trustee may rely for all purposes of this Agreement on the latest valuation and transaction information submitted to it by the person responsible for the investment of such assets even if such information predates any valuation date used by the Trustee. The Company will cause such person to provide the Trustee with all information needed by the Trustee to discharge its obligations to value such assets and to account under this Agreement.









                                          19

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
                                     ARTICLE VII

                   Resignation, Removal and Replacement of Trustee


               Section 7.1 The Trustee may resign at any time by delivering written notice thereof to the Company; provided, however, that no such resignation shall take effect until the earlier of (i) sixty
          (60) days from the date of delivery of such notice to the Company or (ii) the appointment of a successor trustee.


               Section 7.2 The Trustee may be removed at any time by the Company, pursuant to a resolution of the Board of Directors of the Company, or by action of any officer or committee of the Company to whom plan administration duties have been allocated pursuant to the Plan and sixty (60) days written notice, unless such notice period is waived in whole or in part by the Trustee, of (i) such removal and (ii) the appointment of a successor trustee.


               Section 7.3 Upon the resignation or removal of the Trustee, a successor trustee shall be appointed by the Company. Such appointment shall take effect upon the delivery to the Trustee of
          (a) a written appointment of such successor trustee duly executed by the Company, and (b) a written acceptance by such successor trustee, duly executed thereby. Any successor trustee shall have all the rights, powers, and duties granted the Trustee hereunder.


               Section 7.4 If, within sixty (60) days of the delivery of a Trustee's written notice of resignation, a successor trustee shall not have been appointed, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.


               Section 7.5 Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Trust Fund to such successor.






                                          20

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

                                     ARTICLE VIII

                                 Termination of Trust


               Section 8.1 The Trust may be terminated at any time by the Company, pursuant to a resolution of the Board of Directors thereof, upon delivery to the Trustee of a certified copy of such resolution and a written instrument of termination duly executed and acknowledged in the same form as this Trust Agreement.


               Section 8.2 Upon the termination of the Trust, the Trustee shall, after the acceptance and approval of its account by the Company, distribute the Trust Fund as directed by the Company pursuant to Section 4.6 hereof, or in the absence of such direction as directed by any court of competent jurisdiction. Upon completing such distribution, the Trustee shall be relieved and discharged. The powers of the Trustee shall continue as long as any part of the Trust Fund remains in its possession.






                                          21


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

                                      ARTICLE IX

                                      Amendment


               Section 9.1 This Trust Agreement may be amended, in whole or in part, at any time and from time to time, by the Company, pursuant to a resolution of the Board of Directors thereof or by action of any officer or committee of the Company to whom plan administration duties have been allocated pursuant to the Plan, by delivery to the Trustee of a certified copy of such resolution, if appropriate, and a written instrument duly executed and acknowledged in the same form as this Trust Agreement, except that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent; provided, however, that no such amendment shall divert any part of the Trust Fund to purposes other than the exclusive benefit of the participants in the respective Plans and their beneficiaries and defraying reasonable expenses of administering the Plan.






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

                                      ARTICLE X

                                    Miscellaneous


               Section 10.1 This Trust Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of Connecticut insofar as such laws do not contravene any applicable Federal laws, rules or regulations.


               Section 10.2 The Titles to the Articles in this Trust Agreement are included for convenience of reference only and are not to be used in interpreting this Trust Agreement.


               Section 10.3 Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.


               Section 10.4  No right or  interest of any participant  in a
          Plan or his beneficiaries in the Trust Fund shall be transferable or assignable or shall be subject to alienation, anticipation or encumbrance, and no right or interest of any participant in a Plan or his beneficiaries in the Trust Fund shall be subject to any garnishment, attachment or execution. Notwithstanding the foregoing, payments from the Trust Fund shall be made as required under a qualified domestic relations order, as defined in Section 414(p) of the Code.


               Section 10.5 All persons at any time interested in the Plan shall be bound by the provisions in this Trust Agreement and, in the event of any conflict between this Trust Agreement and the provisions of the Plan or any other instrument or agreement forming part of the Plan, the provisions of this Trust Agreement shall control.


               Section 10.6 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Trust Agreement.


               Section 10.7 Communications to the Trustee shall be sent to the Trustee's principal offices or to such other address as the Trustee may specify in writing. No communication shall be binding upon the Trustee until it is received by the Trustee. Communications to the Company shall be sent to the Company's principal offices or to such other address as the Company may

                                          23
                                                           122
          specify in writing.


               Section 10.8 In the event that the Company or the Trustee is a party to any merger, consolidation or reorganization, the surviving corporation shall be the Company or Trustee, as applicable, hereunder.






                                          24

                                      ARTICLE XI

                                 Revocation of Trust


               Section 11.1 If the Trustee shall receive written notice from the Company that the Internal Revenue Service has issued a final ruling in writing to the effect that the initial determination by the Internal Revenue Service was that the Plan did not qualify under Section 401 of the Code, the Trust and Plan shall without further action be revoked, and the Trustee shall distribute the remainder of the Trust Fund allocable, after payment of the Trustee's proper expenses and compensation, as provided in the Plan.








                                          25

               IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed and their respective corporate seals to be hereto affixed this 7th day of July, 1989.

                                        YANKEE ENERGY SYSTEM, INC.

                                        By: /s/ Michael E. Bielonko
                                        Its: Vice President and Treasurer


                                        UNITED BANK & TRUST COMPANY

                                        By:_____________________________
                                        Its: Vice President


          STATE OF CONNECTICUT     )
                                   )    ss:  Hartford, July 7, 1989
          COUNTY OF HARTFORD       )

               Personally appeared Michael E. Bielonko, Vice President and Treasurer of YANKEE ENERGY SYSTEM, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President and Treasurer and the free act and deed of said Corporation, before me.

                                   /s/Charles B. Milliken
                                   Notary Public
                                   CHARLES B. MILLIKEN
                                   Notary Public
                                   My  Commission  Expires  March  31, 1992


          STATE OF CONNECTICUT     )
                                   )    ss:  Hartford, July 7, 1989
          COUNTY OF HARTFORD       )

               Personally appeared Edward J. Tedesco, Vice President of UNITED BANK & TRUST COMPANY, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President and the free act and deed of said Corporation, before me.

                                   /s/Charles B. Milliken
                                   Notary Public
                                   CHARLES B. MILLIKEN
                                   Notary Public
                                   My  Commission  Expires  March  31, 1992


                                          26

                                FIRST AMENDMENT TO THE
                              YANKEE ENERGY SYSTEM, INC.
                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN


          WHEREAS, Yankee Energy System, Inc. (the "Company") has established the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan (the "Plan") for its eligible employees, effective July 1, 1989; and

          WHEREAS, Section 20.01 of the Plan reserves to the Company the right to amend the Plan:

          NOW THEREFORE, the Plan is amended by this First Amendment, effective July 1, 1989.

          1.   Article III,  Participation, is hereby  amended by  changing
               Section 3.02(B) in its entirety to read as follows:

               3.02(B) Other Participants. Each Covered Employee shall become eligible for participation on any Enrollment Date coincident with or following the completion of six (6) months of Service.

          2.   Article III,  Participation, is  hereby amended  by deleting
               Section  3.02(C)in   its  entirety   and  substituting   the
               following Sections 3.02(C) and 3.02(D):

               3.02(C) Former Northeast Utilities Employees. Each former Covered Employee of the Company or Participating Company shall receive credit for service for eligibility to participate in the Plan for previous service with Northeast Utilities from June 1, 1989 to July 1, 1990. If such deemed Service is equal to or more than 6 months of Service, such Covered Employee shall be eligible to participate in the Plan on the Enrollment Date coincident with or following the date he becomes a Covered Employee. If such deemed Service is not sufficient to meet the participation requirement of 3.02(B), such Covered Employee shall be eligible to participate in the Plan on the Enrollment Date coincident with or following the date his deemed Service and Service after becoming a Covered Employee equals six months.

               3.02(D) Other Former Northeast Utilities Employees. Each former employee of Northeast Utilities who becomes a Covered Employee of the Company or Participating Company during July, 1989 and who had at least ten
                         (10) years of Service with Northeast Utilities prior to becoming a Covered Employee shall be immediately eligible to elect to participate in the plan on the Enrollment Date coincident with or next following his date of becoming a Covered Employee of the Company or Participating Company.

          IN WITNESS WHEREOF, the Company, by its duly authorized officer causes this First Amendment to be executed this Twenty-third day of April 1990.

                                        YANKEE ENERGY SYSTEM, INC.


                                        By: /s/ Leonard A. O'Connor
                                        Its: Vice President and Chief
                                             Financial Officer

                               SECOND AMENDMENT TO THE
                              YANKEE ENERGY SYSTEM, INC.
                         401(K) EMPLOYEE STOCK OWNERSHIP PLAN


          WHEREAS, Yankee Energy System, Inc. (the "Company") has established the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan (the "Plan") for its eligible employees, effective July 1, 1989; and

          WHEREAS, Section 20.01 of the Plan reserves to the Company by action of its Board of Directors the right to amend the Plan;

          NOW THEREFORE, the Plan is amended by this Second Amendment, effective August 1, 1991.

          1.   Article  IV, Contributions,  is hereby  amended by  changing
               Section 4.04(A) to read as follows, and by adding a new sentence before Section 4.06(A):

               4.04(A) Effective as of any January 1, April 1, July 1 or October 1 (or other such dates as permitted by the Committee in its sole discretion) , a Participant may elect to increase, decrease or suspend Basic Contributions, Supplemental Contributions and/or After-Tax Contributions, provided that he notify the committee in writing at least thirty (30) days prior to the effective date of such election. In the event of an increase, decrease or suspension of Basic Contributions, the Participant's Company Matching Contribution for the months affected by the change will be adjusted accordingly.

               4.06 Company Matching Contributions. The Company Matching Contributions will be accrued on a monthly basis and allocated to each Participant's Matching Contributions Account at year end.

          2. Article VI, Accounts and Funds, is hereby amended by changing Section 6.03(C) to read as follows:

               6.03(C) Elections by Participants to transfer amounts from one Investment Fund to another in increments of ten percent (10%) effective as of January 1, April 1, July 1 or October 1, following thirty (30) days written notice to the Committee (or such other dates as permitted by the Committee in its sole discretion) , provided that the Company Matching Contribution Account may not be transferred except as provided in Section 6.05.

          3.   Article  IX, Withdrawals,  is  hereby  amended  by  deleting section 9.05(b), relettering Sections 9.05(c), (d) and (e) to be 9.05(b), (c) and (d), and by adding Sections 9.05(e) and (f) as follows:

               9.05(e) The Participant's Basic Contributions, Supplemental Contributions and Company Matching Contributions will be suspended for a period of twelve (12) months after the date of the hardship withdrawal when the participant will automatically re-enter the plan and recommence Basic Contributions, Supplemental Contributions and Company Matching Contributions at the rate in effect prior to the suspension, subject to paragraph (f) below; and

                   (f) in the Plan Year next following the date of the hardship withdrawal, the Participant may contribute Basic Contributions and Supplemental Contributions no greater than an amount equal to the maximum amount specified in Section 4.01 minus the amount of Basic Contributions and Supplemental Contributions made on behalf of the Participant during the Plan Year in which the hardship withdrawal occurred.

          4.   Article  XII, Contributions,  is hereby amended  by changing
               Section 12.04(A) to read as follows:

               12.04(A) Rules for Contributions. Effective as of any January 1, April 1, July 1, or October 1 (or other such dates as permitted by the Committee in its sole discretion) , a Participant may elect to increase, decrease or suspend Basic Contributions, Supplemental Contributions and/or After-Tax Contributions; provided that he must notify the Committee in writing at least thirty (30) days prior to the effective date of such election. In the event of an increase, decrease or suspension of Basic Contributions, the Participant's Company Matching Contribution for the months affected by the change will be adjusted accordingly.

          5. Article XV, Accounts and Funds, is hereby amended by changing Section 15.03(E) to read as follows:

               15.03(E) Elections by Participants to transfer amounts from one Investment Fund to another in increments of ten percent (10%) may be made once in each Plan year following thirty (30) days written notice to the Committee (or other such number of days as permitted by the Committee in its sole discretion).

          6.   Article  XVII, Withdrawals,  is hereby  amended  by changing
               Section 17.01(D) to read as follows; by deleting Section 17.04(b), relettering Sections 17.04(c), (d) and (e) to be 17.04(b), (c) and (d), and by adding Sections 17.04(e) and
               (f) as follows:

               17.01(D) From that part of his Basic and Supplemental Contribution Account equal to the aggregate amount of his Basic and Supplemental Contributions, excluding earnings after January 1, 1989 thereon; provided, however, that no withdrawal of such amount shall be permitted unless the Participant has suffered a total Disability or is able to demonstrate hardship pursuant to Section 17.03.

               17.04 (e) The     Participant's     Basic     Contributions,
                         Supplemental Contributions and Company Matching Contributions will be suspended for a period of twelve (12) months after the date of the hardship withdrawal when the participant will automatically re-enter the plan and recommence Basic Contributions, Supplemental Contributions and Company Matching Contributions at the rate in effect prior to the suspension, subject to paragraph (f) below; and

                    (f) in the Plan Year next following the date of the hardship withdrawal, the Participant may contribute Basic Contributions and Supplemental Contributions no greater than an amount equal to the maximum amount specified in section 12.01 minus the amount of Basic Contributions and Supplemental Contributions made on behalf of the Participant during the Plan Year in which the hardship withdrawal occurred.

          IN WITNESS WHEREOF, the Company, by its duly authorized officer causes this Second Amendment to be executed this 1st day of August, 1991.

                                        YANKEE ENERGY SYSTEM, INC.


                                        By:/s/ Michael E. Bielonko
                                        Vice President and
                                        Chief Financial Officer




                                          32

                                THIRD AMENDMENT TO THE
                              YANKEE ENERGY SYSTEM, INC.
                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN


          The Yankee Energy System, Inc. (the "Company") established the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan (the "Plan") effective as of July 1, 1989; and

          Section 20.01, Plan Amendment, reserves to the Company the right to amend the Plan;

          The Company hereby amends the Plan as indicated, in accordance with the following provisions:

          1. Part I, Article VIII, Benefit Distributions. is hereby amended by renumbering of Section 8.04 as &05, 8.05 as 8.06 and the addition of Section 8.04 as follows:

               "8.04 Direct Rollovers. Effective on and after January 1, 1993, a Participant or Participant's spouse who is entitled to receive a distribution of benefits under Article VIII
               (XVI) or to make a withdrawal under Article IX (XVII) may elect to have the portion of such benefit distribution or withdrawal that qualifies as an eligible rollover distribution under Code Section 402(c)(4) paid directly to an 'eligible retirement plan" specified by such Participant or Participant's spouse. For a Participant's spouse who so elects, an "eligible retirement plan" means an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract). For a Participant who so elects an "eligible retirement plan" so means an individual retirement account described in Code
               Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or a defined contribution plan that is qualified under Code
               Section 401(a) the terms of which permit acceptance of direct rollover distributions. The Committee shall establish reasonable procedures in connection with such elections in accordance with any applicable Treasury Regulations promulgated."

          2. Part 1, Article IX Withdrawals, is hereby amended by revision of Section 9.04 in its entirety to read as follows:

               "9.04 An immediate and heavy financial need will be deemed to exist without further inquiry only if the withdrawal is on account of:

               (a) unreimbursed medical expenses previously incurred by the Participant, a spouse or any dependent of the Participant, or unreimbursed expenses necessary for such persons to obtain medical care;

               (b) the purchase (excluding mortgage payments) of the Participant's principal residence;

               (c) the payment of tuition and reasonable educational fees for the next twelve (12) months of post-secondary education for the Participant, a spouse, a child or other dependent;

               (d) payments necessary to prevent a mortgage foreclosure or eviction from the Participant's principal place of residence; or

               (e) such other specific events which the Internal Revenue Service constitutes to be an immediate and heavy financial need.

               A financial need shall not fail to qualify merely because such need was reasonably foreseeable or voluntarily incurred by the Participant."

          3. Part I, Article IX, Withdrawals, is hereby amended by the addition of the following sentence at the end of Section 9.06:

               "Any withdrawal which qualifies as an eligible rollover distribution under Code Section 402(c)(4) shall be eligible for a direct rollover in accordance with Section 8.03"

          4. Part 11, Article XII, Contributions, is hereby amended by revision of Section 12.01 in its entirety to read as follows:

               "Basic Contributions. Subject to the provisions of Article XIV, each Participant may elect, pursuant to Section 11.03, to have the Company contribute a percentage of his Compensation to the Trust Fund on behalf of such
               Participant, in an amount equal to any whole percentage not less than one percent (1%) nor more than five percent (5%) of his Compensation; provided that such contribution, along with the contribution provided for in
               Section 12.02, shall not in any calendar year exceed the limitation in Section 402(g) of the Code--$8,728 for 1992--as adjusted by the Secretary of Treasury or his delegate."

          5. Part II, Article XII, Contributions, is hereby amended by revision of Section 12.02, in its entirety to read as follows:

               "Supplemental  Contributions.  Subject  to the provisions of
               Article XIV, and after first electing to have the Company contribute the maximum Basic Contribution amount, each Participant may elect, pursuant to Section 11.03, to have the Company contribute a percentage of his Compensation to the Trust Fund on behalf of such Participant, in an additional amount equal to any whole percentage not less than one percent (1%) nor more than five percent (5%) of his Compensation; provided that such contribution, along with the contribution provided for in Section 12.01, shall not in any calendar year exceed the limitation in Section 402(g) of the Code -- $8,728 for 1992 -- as adjusted by the Secretary of Treasury or his delegate."

          6.   Part II, Article XV,  Accounts and Funds, is  hereby amended
               by   revision    of   Section    15.03(C) given  the  Second
               Amendment to the Plan, in its entirety to read as follows:

               "(C) Participants  may   elect  to  change   the  investment
                    direction in Section 15.03(A) effective as of the first January 1, April 1, July 1 or October 1, following thirty days written notice to the Committee (or such other dates as permitted by the Committee in its sole discretion); and"

          7. Part II, Article XV, Accounts and Funds (as amended by the Second Amendment to the Plan), is hereby amended by revision of Section 15.03(E) in its entirety to read as follows:

               "(E) Participants  may elect  to transfer  amounts from  one
                    Investment Fund to another, effective as of the first January 1, April 1, July 1 or October 1, following thirty days written notice to the Committee (or such other dates as permitted by the Committee in its sole discretion)."

          8. Part 11, Article XVI, Benefit Distributions, is hereby amended by renumbering of Section 16.08 as 16.09 and the addition of Section 16.08 as follows:

               "16.08 Direct Rollovers. Effective on and after January 1, 1993, a Participant or Participant's spouse who is entitled to receive a distribution of benefits under Article VIII
               (XVI) or to make a withdrawal under Article IX (XVII) may elect to have the portion of such benefit distribution or withdrawal that qualifies as an eligible rollover distribution under Code Section 402(c)(4) paid directly to an "eligible retirement plan" specified by such Participant or Participant's spouse. For a Participant's spouse who so elects, an "eligible retirement plan' means an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract). For a Participant who so elects an "eligible retirement plan" so means an individual retirement account described in Code
               Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or a defined contribution plan that is qualified under Code
               Section 401(a) the terms of which permit acceptance of direct rollover distributions. The Committee shall establish reasonable procedures in connection with such elections in accordance with any applicable Treasury Regulations promulgated."

          9. Part II, Article XVII, Withdrawals, is hereby amended by revision of Section 17.03 in its entirety to read as follows:

               "17.03 An immediate and heavy financial need will be deemed to exist without further inquiry only if the withdrawal is on account of:

               (a) unreimbursed medical expenses previously incurred by the Participant, a spouse or any dependent of the Participant, or unreimbursed expenses necessary for such persons to obtain medical care;

               (b) the purchase (excluding mortgage payments) of the Participant's principal residence;

               (c) the payment of tuition and reasonable educational fees for the next twelve (12) months of post-secondary education for the Participant, a spouse, a child or other dependent;

               (d) payments necessary to prevent a mortgage foreclosure or eviction from the Participant's principal place of residence; or

               (e) such other specific events which the Internal Revenue Service constitutes to be an immediate and heavy financial need.

               A financial need shall not fail to qualify merely because such need was reasonably foreseeable or voluntarily incurred by the Participant."

          10. Part II, Article XVII, Withdrawals, is hereby amended by the addition of the following sentence at the end of Section 17.05:

               "Any withdrawal which qualifies as an eligible rollover distribution under Code Section 402(c)(4) shall be eligible for a direct rollover in accordance with Section 16.08."

          IN WITNESS WHEREOF, the Company, its duly authorized officer, causes this Third Amendment to be executed this. 29th day of January, 1993.

                                        YANKEE ENERGY SYSTEM, INC.



                                        By:/s/ Michael E. Bielonko
                                        Vice President, Treasurer
                                        and Chief Financial Officer

                               FOURTH AMENDMENT TO THE
                              YANKEE ENERGY SYSTEM, INC.
                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN


          WHEREAS, Yankee Energy System, Inc. (the "Company") established the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan (the "Plan") effective as of July 1, 1989; and

          WHEREAS, Section 20.01 of the Plan reserves to the Company the right to the amend the Plan;

          NOW, THEREFORE, the Company hereby amends the Plan as follows:

          1.   Part I,  Article IX,  Withdrawals, is  amended by  restating section 9.04 in its entirety to read as follows:

               "9.04 The existence of an immediate and heavy financial need shall be determined by Committee based on all relevant facts and circumstances presented by the Participant. For this purpose, an immediate and heavy financial need may include, but is not limited to, the need to make the following types of payments:

               (a) unreimbursed medical expenses previously incurred by the Participant, a spouse, or any dependent of the Participant, or unreimbursed expenses necessary for such persons to obtain medical care;

               (b) the purchase (excluding mortgage payments) of the Participant's principal residence;

               (c) the payment of tuition and related educational fees for the next twelve (12) months of post secondary education for the Participant, a spouse, a child or other dependent;

               (d) payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or

               (e) payments on account of such other specific events which the Internal Revenue Service constitutes an immediate and heavy financial need.

          2.   Part  II, Article XVII, Withdrawals, is amended by restating
               Section 17.03 in its entirety to read as follows:

               "17.03 The existence of an immediate and heavy financial need shall be determined by Committee based on all relevant facts and circumstances presented by the Participant. For this purpose, an immediate and heavy financial need may include,, but is not limited to, the need to make the following types of payments:

               (a) unreimbursed medical expenses previously incurred by the Participant, a spouse, or any dependent of the Participant, or unreimbursed expenses necessary for such persons to obtain medical care;

               (b) the purchase (excluding mortgage payments) of the Participant's principal residence;

               (c) the payment of tuition and related educational fees for the next twelve (12) months of postsecondary education for the Participant, a spouse, a child or other dependent;

               (d) payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or

               (e) payments on account of such other specific events which the Internal Revenue Service constitutes an immediate and heavy financial need.

          IN WITNESS WHEREOF, the Company, its duly authorized officer, causes this Fourth Amendment to be executed this 16th day of July, 1993.

                                        YANKEE ENERGY SYSTEM, INC.


                                        By:/s/ Michael E. Bielonko
                                        Vice President and
                                        Chief Financial Officer

                                FIFTH AMENDMENT TO THE
                              YANKEE ENERGY SYSTEM, INC.
                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN


           WHEREAS, Yankee Energy System, Inc. (the "Company") established the Yankee Energy System, 401(k) Employee Stock Ownership Plan (the "Plan") effective as of July 1, 1989; and

          WHEREAS, Section 20. 01 of the Plan reserves to the Company the right to the amend the Plan;

          NOW, THEREFORE, BE IT

          RESOLVED, that the Company hereby amends the Plan by adding the following new Section 8.08 to the end of Article VIII thereof:

               "8.08 Distributions to Alternate Payees. In the event that a "qualified domestic relations order," within the meaning of Code Section 414(p)(1)(A), provides that all or a portion of a Participant's vested Total Account is payable to a "alternate payee," within the meaning of Code Section 414(p)(8), such alternate payee shall receive a distribution of the applicable portion of the Participant's vested Total Account in one lump sum payment as soon as practicable after the Plan Administrator determines that such order meets the requirements for a qualified domestic relations order under Code Section 414(p)(1)(A)."

               Notwithstanding the foregoing, if the order specifies an alternative time or form of distribution, such specifications will be complied with to the extent they are consistent with the requirements for a qualified domestic relations order under Code Section 414(p)(1)(A)."

          IN WITNESS WHEREOF, the Company, its duly authorized officer, causes this Fifth Amendment to be executed this 26th day of August, 1993.


                                        YANKEE ENERGY SYSTEM, INC.



                                        By: /s/ Michael E. Bielonko
                                        Vice President, Treasurer, and
                                        Chief Financial Officer

                                SIXTH AMENDMENT TO THE
                              YANKEE ENERGY SYSTEM, INC.
                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN


          WHEREAS, Yankee Energy System, Inc. (the "Company") established the Yankee Energy System, 401(k) Employee Stock ownership Plan (the "Plan") effective as of July 1, 1989; and

          WHEREAS, Section 20. 01 of the Plan reserves to the Company the right to the amend the Plan;

          NOW, THEREFORE, the Company hereby amends the Plan effective as of August 26, 1993, by amending and restating paragraph (A) of
          Section 20.01 in its entirety to read as follows (the remaining paragraphs of such section will remain unchanged):

               "(A) The Board or its designee may amend or modify the Plan from time to time in any respect; provided, however that no such action shall retroactively decrease the accrued benefit of a Participant under the Plan, eliminate an optional form of benefit with respect to benefits attributable to service prior to the amendment, or otherwise violate Code Section 411(d)(6)."

          IN WITNESS WHEREOF, the Company, its duly authorized officer, causes this Fifth Amendment to be executed this 26th day of August, 1993.


                                        YANKEE ENERGY SYSTEM, INC.



                                        By:/s/ Michael E. Bielonko
                                        Vice President, Treasurer, and
                                        Chief Financial Officer

                               SEVENTH AMENDMENT TO THE
                              YANKEE ENERGY SYSTEM, INC.
                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN


          WHEREAS, Yankee Energy System, Inc. (the "Company") has established the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan (the "Plan") for its eligible employees, effective July 1, 1989; and

          WHEREAS, Section 20.01 of the Plan reserves to the Company the right to amend the Plan:

          NOW THEREFORE, the Plan is amended by this Seventh Amendment, effective as of January 3, 1994:

          1.Section 8.03 of the Plan is hereby amended by restating paragraphs (B) and (C) thereof in their entirety to read as follows:

               "(B) A Participant who is entitled to receive a distribution in excess of $3,500 in accordance with this Article VIII must consent to any distribution prior to attainment of age 70-1/2. If a Participant does not consent to such distribution, he shall remain a
                    Participant in the Plan until he actually receives a distribution, except no further contributions shall be made by him or on his behalf unless reemployed by the Company.

               (C) A Participant who is entitled to receive a distribution may elect to receive the portion of his Total Account which is invested in the Yankee Energy Share (Company Matching) Fund or the Yankee Energy Share (Voluntary)
                    Fund in the form of Company Stock or the Northeast Utilities Stock Fund in the form of common shares of Northeast Utilities."

          2. Article XVI of the Plan is hereby restated in its entirety to read as follows:

                                     "ARTICLE XVI

                                BENEFIT DISTRIBUTIONS

          16.01  Termination  of  Employment.    Upon  the  Termination  of
          Employment of a Participant, the Participant's vested Total Account shall be distributed as provided in Section 16.03.

          16.02 Death.

               (A) In the event of the death of a Participant prior to distribution of benefits described in Section 16.01, his Beneficiary shall be paid an amount equal to the

                    Total Account of the Participant, distributed in the manner provided in Section 16.03.

               (B) On the application form referred to in Section 11.03, a Participant may designate a Beneficiary or Beneficiaries for purposes of the Plan and may change such designation from time to time by filing a written designation with the Committee on a form prescribed by the Committee; provided that the Committee may in its discretion limit the number of Beneficiaries who may be designated by a Participant.

               (C) Notwithstanding any other provisions of this Section 16.02, the Beneficiary of a married Participant shall be such Participant's spouse, unless the designation of a Beneficiary other than the Participant's spouse has been made in writing and consented to by such spouse. Further, the consent of such spouse must be witnessed by a Plan representative or notary public. Notwithstanding this consent requirement, a Participant's Beneficiary designation shall be deemed valid if the Participant establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is no spouse or the spouse cannot be located.

               (D) If no Beneficiary has been designated or no Beneficiary survives the Participant, then the benefit payable in accordance with Section 16.02(A) shall be distributed to his surviving spouse or, if none, to his surviving issue per stirpes or, if none, to the estate of such deceased Participant.

          16.03  Payment of Benefits.

               (A)  Except  as   otherwise  provided  below,   all  amounts
                    distributed to a Participant or his Beneficiary pursuant to this Article XVI shall be made in a single lump sum payment as soon as administratively possible.

               (B) A Participant who is entitled to receive a distribution in excess of $3,500 in accordance with this Article XVI must consent to any distribution prior to attainment of age 70-1/2. If a Participant does not consent to such distribution, he shall remain a Participant in the Plan until he actually receives a distribution, except no further contributions shall be made by him or on his behalf unless reemployed by the Company.

               (C) A Participant who is entitled to receive a distribution may elect to receive the portion of his Total Account which is invested in the Yankee Energy Share

                    (Voluntary) Fund in the form of Company Stock or the Northeast Utilities Stock Fund in the form of common shares of Northeast Utilities.

               (D) If any Participant or his Beneficiary is, in the judgment of the Committee, legally, physically or mentally incapable or incompetent, payment may be made to the guardian or other legal representative of such Participant or Beneficiary or, if there is none, to such other person or institution who, or which in the opinion of the Committee, is then maintaining or has custody of such Participant or Beneficiary. Such payments shall constitute a full discharge with respect thereto.

          16.04 Offer to Purchase. The Trustee may, but shall not be required to, offer to purchase any shares of Company Stock from Participants who have received a distribution under Section 16.03 at the then fair market value. The terms of payment for any such purchase of Company Stock may be either in a lump sum or in installments over a period not exceeding five (5) years, with interest payable at a reasonable rate on any unpaid installment balance (as determined by the Trustee).

          16.05  Date of Distribution.  Notwithstanding the foregoing:

               (A) Unless a Participant elects otherwise, the payment of the Total Account shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of:

                    (i)  the date on which the Participant attains age 65;

                   (ii) the 10th anniversary of the date on which the Participant commenced participation in the Plan; or
                  (iii)  the Participant's Termination of Employment.

               (B) Notwithstanding Section 16.05(A), the payment of benefits to a Participant shall begin not later than the April 1 of the calendar year immediately following the calendar year in which the Participant attains age 70-1/2. If the Participant attained age 70-1/2 before January 1, 1988, the Participant's required beginning date shall be April 1 of the calendar year immediately following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

          16.06 Valuation Date for Distributions. If a Participant or Beneficiary becomes entitled to a benefit pursuant to this
          Article XVI, the value of the account balances to be distributed shall be determined as of the Valuation Date that immediately follows the event giving rise to the distribution, unless the valuation of the account balances as of the date of distribution is available.

          16.07 Distributions to Alternate Payees. In the event that a "qualified domestic relations order," within the meaning of Code
          Section 414(p)(1)(A), provides that all or a portion of a Participant's vested Total Account is payable to an "alternate payee," within the meaning of Code Section 414(p)(8), such alternate payee shall receive a distribution of the applicable portion of the Participant's vested Total Account in one lump sum payment as soon as practicable after the Plan Administrator determines that such order meets the requirements for qualified
          domestic  relations   order  under  Code   Section  414(p)(1)(A).
          Notwithstanding the foregoing, if the order specifies an alternative time or form of distribution, such specifications will be complied with to the extent they are consistent with the requirements for a qualified domestic relations order under Code
          Section 414(p)(1)(A).

          16.08 Direct Rollovers. Effective on and after January 1, 1993, a Participant or a Participant's spouse who is entitled to receive a distribution of benefits under Article XVI or to make a withdrawal under Article XVII may elect to have the portion of such benefit distribution or withdrawal that qualifies as an eligible rollover distribution under Code Section 402(c)(4) paid directly to an "eligible retirement plan" specified by such Participant's spouse or Participant. For a Participant's spouse who so elects, an "eligible retirement plan" means an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract). For a Participant who so elects, an "eligible retirement plan" means an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or a defined contribution plan that is qualified under Code Section 401(a), the terms of which permit acceptance of direct rollover distributions. The Committee shall establish reasonable procedures in connection with such elections in accordance with any applicable Treasury Regulations promulgated."

          IN WITNESS WHEREOF, the Company, by its duly authorized officer, causes this Seventh Amendment to be executed as of the 3rd day of January, 1994.

                                        YANKEE ENERGY SYSTEM, INC.




                                        By: /s/ Michael E. Bielonko
                                        Vice President, Treasurer and
                                        Chief Financial Officer

                               EIGHTH AMENDMENT TO THE
                              YANKEE ENERGY SYSTEM, INC.
                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN


          WHEREAS, Yankee Energy System, Inc. (the "Company") has established the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan (the "Plan") for its eligible employees, effective July 1, 1989; and

          WHEREAS, Section 20.01 of the Plan reserves to the Company the right to amend the Plan:

          NOW THEREFORE, the Plan is amended by this Eighth Amendment, effective as of January 3, 1994:

          1. Article VI of the Plan is hereby amended by restating Sections 6.02 through 6.06 in their entirety as follows:

               "6.02 Investment Funds. The Trust Fund shall consist of such Investment Funds as shall be selected from time to time by the Committee for the investment of assets held in the Trust Fund, including the three Investment Funds described below in this Section 6.02. In addition, the Trustee shall have the right to invest in a short-term cash fund on an interim short-term basis.

                    Yankee Energy Share (Company Matching) Fund-- the subfund of the Trust Fund consisting of allocated shares of Company Stock attributable to Company Matching Contributions.

                    Yankee Energy Share (Voluntary) Fund-- the subfund of the Trust Fund consisting of allocated shares of Company Stock attributable to Participant investment elections with respect to Basic Contributions, Supplemental Contributions, After-Tax Contributions, Rollover Contributions and Transfer Contributions.

                    Northeast Utilities Stock Fund-- the subfund of the Trust Fund consisting of common shares of Northeast
                    Utilities transferred from the Northeast Utilities TRAESOP/PAYSOP or the Northeast Utilities Savings Plan. No Basic Contributions, Supplemental Contributions,
                    After-Tax Contributions, Rollover Contributions or Transfer Contributions (except as provided above) may be invested in this Fund.

                    Dividends  issued on the  shares in this  Fund shall be
                    used  to  purchase   additional  shares  of   Northeast
                    Utilities.

               6.03 Investment Direction. The Committee may adopt rules under which Participants may elect to have their accounts invested in the Investment Funds. Any rules adopted by the Committee shall be established and operated in a nondiscriminatory manner and shall provide that:

                    (A) Participants may direct the investment of Basic Contributions, Supplemental Contributions, After-Tax Contributions, Rollover Contributions and Transfer Contributions made by the Participants or on their behalf in increments of ten percent (10%) among any of the Investment Funds in effect at the time such contributions are made except the Yankee Energy Share (Company Matching) Fund and the Northeast Utilities Stock Fund.

                    (B) Participants may elect to change the investment direction in Section 6.03(A) for future contributions effective as of the first day of the month following fifteen days written notice to the Committee (or such shorter notice period as may be permitted by the Committee in its sole discretion), provided that no more than one such change shall be permitted for any one calendar quarter.

                    (C) Elections by Participants to transfer amounts from one Investment Fund to another shall be effective as of the first day of the month following fifteen days written notice to the Committee (or such shorter notice period as may be permitted by the Committee in its sole discretion), provided that no more than one such change shall be permitted for any one calendar quarter, and provided further that amounts may not be transferred from the Yankee Energy Share (Company Matching) Fund except as provided in Section 6.05.

                    (D) Participants may direct the investment of proceeds from the sale of any common shares of Northeast Utilities held in the Northeast Utilities Transfer Contribution Account in increments of ten percent (10%) among any of the Investment Funds. If a Participant does not so direct, said Account shall be invested in the Northeast Utilities Stock Fund.

                    (E) If a Participant fails to elect an investment option, contributions that otherwise would be made on his behalf shall not be processed until such time as he elects an investment option.

                    (F) If a Participant separates from the employment of the Company and does not receive a distribution of his Total Account, such terminated Participant may continue to make elections with respect to changes in the investment of past accumulations and earnings thereon.

               6.04  Dividends on Company Stock.

                    (A) Any cash dividends on shares of Company Stock allocated to Company Matching Accounts will be used to repay the Acquisition Loan in accordance with Section 7.01, provided that additional shares of Company Stock, which have a fair market value equal to the cash dividends, are allocated from the Loan Suspense Account to such Company Matching Account.

                    (B) Any cash dividends received on unallocated shares of Company Stock (including Company Stock in the Loan Suspense Account) shall be used toward the repayment of the Acquisition Loan in accordance with Section 7.01.

                    (C) Any cash dividends on shares of Company Stock allocated to Basic Contribution Accounts, Supplemental Contribution Accounts, After-Tax Contribution Accounts, Rollover Contribution Accounts, Transfer Contribution Accounts and, after the date the Acquisition Loan is repaid in full, Company Matching Contribution Accounts shall be reinvested in additional shares of Company Stock.

               6.05 Diversification. A Participant who has attained age fifty-five (55) and has completed ten (10) years of participation in the Plan may elect within ninety (90) days after the close of each Plan Year in the six (6) Plan Year period beginning with the Plan Year he attains age fifty-five (55) (or he completes ten (10) years of participation in the Plan, if later) to either

                    (A) Receive a distribution of twenty-five percent (25%) of his Company Matching Account in the Plan, or

                    (B) Transfer twenty-five percent (25%) of his Company Matching Account in the Plan from the Yankee Energy Share (Company Matching) Fund to any of the other Investment Funds established pursuant to
                         Section 6.02, other than the Yankee Energy Share (Voluntary) Fund and the Northeast Utilities Stock Fund,

               provided that such distribution or transfer election shall be available only to the extent such portion of the Participant's Company Matching Account exceeds the amount of any prior distribution or transfer under this Section. For the last Plan Year such election is available to the Participant, the percentage specified in clauses (A) and (B) above shall be increased to fifty percent (50%). Any distribution or transfer elected by a Participant under this Section shall be made within ninety (90) days after the period during which such election may be made.

               6.06 Voting of Company Stock (Other than Shares in Loan Suspense Account). Each Participant (or in the event of his death, his Beneficiary) shall have the right and shall be afforded the opportunity to instruct the Trustee how to vote at any meeting of the Company shareholders those shares of Company Stock allocated to such Participant's Company Matching Contribution Account, Basic Contribution Account, Supplemental Contribution Account, After-Tax Contribution Account, Rollover Contribution Account and Transfer Contribution Account. Unless otherwise required by any provision of ERISA, the Trustee shall vote said shares in accordance with each Participant's (or Beneficiary's) instructions.

               Instructions by a Participant (or Beneficiary) to the Trustee shall be in such form and pursuant to such regulations as the Committee may prescribe and any such instructions shall remain in the strict confidence of the Trustee. If the Trustee does not receive instructions from a Participant (or Beneficiary) regarding his shares, the Trustee shall have the authority to vote such shares in the same proportion as the shares voted by instruction of the other Participants (or Beneficiaries). The Company shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) all proxy materials pertaining to any vote that the Participant (or Beneficiary) is eligible to make.

               Each Participant (or in the event of his death, his Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for any or all shares of Company Stock credited to such Participant's Company Matching Contribution Account, Basic Contribution Account, Supplemental Contribution Account, After-Tax Contribution Account, Rollover Contribution Account and Transfer Contribution Account. The Company shall notify each Participant (or Beneficiary) and utilize its best efforts to timely distribute or cause to be distributed to him such information as will be distributed to shareholders of the
               Company in connection with any such tender or exchange offer. Upon its receipt of such instructions, the Trustee shall tender such shares of Company Stock as and to the extent so instructed.

               If   the  Trustee  does  not  receive  instructions  from  a

               Participant (or Beneficiary) regarding any such tender or exchange offer for Company Stock, the Trustee shall treat such non-action as a decision by the Participant not to tender or exchange such shares credited to such Participant's Company Matching Contribution Account, Basic Contribution Account, Supplemental Contribution Account, After-Tax Contribution Account, Rollover Contribution Account and Transfer Contribution Account."

          2. Article XV of the Plan is hereby amended by restating Sections 15.02 and 15.03 in their entirety as follows:

               "15.02 Investment Funds. The Trust Fund shall consist of such Investment Funds as shall be selected from time to time by the Committee for the investment of assets held in the Trust Fund, including the two Investment Funds described below in this Section 15.02. In addition, the Trustee shall have the right to invest in a short-term cash fund on an interim short-term basis.

                    Yankee Energy Share (Voluntary) Fund-- the subfund of the Trust Fund consisting of allocated shares of Company Stock attributable to Participant investment elections with respect to Company Matching Contributions, Basic Contributions, Supplemental Contributions, After-Tax Contributions, Rollover Contributions and Transfer Contributions.

                    Dividends issued on shares in this Fund shall be used to purchase additional shares of Company Stock.

                    Northeast Utilities Stock Fund-- the subfund of the Trust Fund consisting of common shares of Northeast
                    Utilities transferred from the Northeast Utilities TRAESOP/PAYSOP or the Northeast Utilities Savings Plan. No Company Matching Contributions, Basic Contributions, Supplemental Contributions, After-Tax Contributions, Rollover Contributions or Transfer Contributions (except as provided above) may be invested in this Fund.

                    Dividends issued  on the shares  in this Fund  shall be
                    used  to   purchase  additional  shares   of  Northeast
                    Utilities.

               15.03  Investment Direction.   The Committee may adopt rules
               under which Participants may elect to have their accounts invested in the Investment Funds. Any rules adopted by the Committee shall be established and operated in a nondiscriminatory manner and shall provide that:

                    (A) Participants may direct the investment of Company Matching Contributions, Basic Contributions,
                         Supplemental        Contributions,       After-Tax

                         Contributions, Rollover Contributions and Transfer Contributions made by the Participants or on their behalf in increments of ten percent (10%) among any of the Investment Funds in effect at the time such contributions are made except the Northeast Utilities Stock Fund

                    (B) Participants may elect to change the investment direction in Section 15.03(A) for future contributions effective as of the first day of the month following fifteen days written notice to the Committee (or such shorter notice period as may be permitted by the Committee in its sole discretion), provided that no more than one such change shall be permitted for any one calendar quarter.

                    (C) Elections by Participants to transfer amounts from one Investment Fund to another shall be effective as of the first day of the month following fifteen days written notice to the Committee (or such shorter notice period as may be permitted by the Committee in its sole discretion), provided that no more than one such change shall be permitted for any one calendar quarter.

                    (D) Participants may direct the investment of proceeds from the sale of any common shares of Northeast Utilities held in the Northeast Utilities Transfer Contribution Account in increments of ten percent (10%) among any of the Investment Funds. If a Participant does not so direct, said Account shall be invested in the Northeast Utilities Stock Fund.

                    (E) If a Participant fails to elect an investment option, contributions that otherwise would be made on his behalf shall not be processed until such time as he elects an investment option.

                    (F) If a Participant separates from the employment of the Company and does not receive a distribution of his Total Account, such terminated Participant may continue to make elections with respect to changes in the investment of past accumulations and earnings thereon."

          3. Article XV of the Plan is further amended by renumbering Sections 15.04 through 15.07 as Sections 15.05 through 15.08, respectively (and changing all corresponding cross-references to such sections accordingly), and by adding the following new
          Section 15.04:

               "15.04   Voting of Company  Stock.  Each Participant  (or in
               the event  of his  death, his  Beneficiary)  shall have  the




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
               right and shall be afforded the opportunity to instruct the Trustee how to vote at any meeting of the Company shareholders those shares of Company Stock allocated to his Company Matching Contribution Account, Basic Contribution Account, Supplemental Contribution Account, After-Tax Contribution Account, Rollover Contribution Account and Transfer Contribution Account. Unless otherwise required by any provision of ERISA, the Trustee shall vote said shares in accordance with each Participant's (or Beneficiary's) instructions.

               Instructions by a Participant (or Beneficiary) to the Trustee shall be in such form and pursuant to such regulations as the Committee may prescribe and any such instructions shall remain in the strict confidence of the Trustee. If the Trustee does not receive instructions from a Participant (or Beneficiary) regarding his shares, the Trustee shall have the authority to vote such shares in the same proportion as the shares voted by instruction of the other Participants (or Beneficiaries). The Company shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) all proxy materials pertaining to any vote that the Participant (or Beneficiary) is eligible to make.

               Each Participant (or in the event of his death, his Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for any or all shares of Company Stock credited to such Participant's Company Matching Contribution
               Account,    Basic    Contribution    Account,   Supplemental
               Contribution   Account,   After-Tax   Contribution  Account,
               Rollover  Contribution  Account  and  Transfer  Contribution
               Account.   The  Company shall  notify  each Participant  (or
               Beneficiary)  a nd  utilize   its  best  efforts  to   timely
               distribute   or  cause  to   be  distributed  to   him  such
               information  as will be  distributed to shareholders  of the
               Company  in  connection  with any  such  tender  or exchange
               offer.   Upon its receipt of  such instructions, the Trustee
               shall tender such shares of Company Stock as and to the extent so instructed.

               If the Trustee does not receive instructions from a Participant (or Beneficiary) regarding any such tender or exchange offer for Company Stock, the Trustee shall treat such non-action as a decision by the Participant not to tender or exchange such shares credited to such Participant's Company Matching Contribution Account, Basic Contribution Account, Supplemental Contribution Account, After-Tax Contribution Account, Rollover Contribution Account and Transfer Contribution Account."

          IN WITNESS WHEREOF, the Company, by its duly authorized officer, causes this Eighth Amendment to be executed as of the 3rd day of January, 1994.

                                        YANKEE ENERGY SYSTEM, INC.




                                        By: /s/ Michael E. Bielonko
                                        Vice President, Treasurer and
                                        Chief Financial Officer




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